UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

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AVERY DENNISON CORPORATION
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Notice of 2017 Annual Meeting of Stockholders

To Our Stockholders:

        You are cordially invited to attend our 2017 Annual Meeting of Stockholders at the Embassy Suites, 800 North Central Avenue, Glendale, California 91203 on Thursday, April 27, 2017, at 1:30 p.m. Pacific Time. At the meeting, stockholders will vote on the following items of business:

  1.
  Election of the 11 directors nominated by our Board to serve a one-year term;

  2.
  Approval, on an advisory basis, of our executive compensation;

  3.
  Determination, on an advisory basis, of the frequency (whether every one, two or three years) with which our stockholders will have an advisory vote to approve our executive compensation;

  4.
  Approval of our 2017 Incentive Award Plan;

  5.
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017; and

  6.
  Transaction of any other business properly brought before the meeting or any adjournment or postponement thereof.

        Our Board recommends that stockholders vote FOR each of the director nominees named in Item 1, FOR Items 2, 4 and 5, and FOR every ONE year in Item 3. After considering these items of business at the meeting, Dean Scarborough, our Executive Chairman, and Mitch Butier, our President and Chief Executive Officer, will review our 2016 performance and answer your questions.

        Stockholders of record as of February 27, 2017 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        We will be mailing our Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials on the Internet, on or before March 14, 2017. Stockholders who previously elected to receive a paper copy of our proxy materials will be mailed our 2017 proxy statement, 2016 annual report, which includes a letter to stockholders from our Executive Chairman and President/CEO, and a proxy card on about March 17, 2017.

        Even if you cannot attend the Annual Meeting, it is important that your shares be represented and voted. You may vote as follows:

        On behalf of the Board of Directors, management and employees of Avery Dennison, thank you for your continued support.

By Order of the Board of Directors
Susan C. Miller Corporate Secretary
March 10, 2017

Our Purpose

At Avery Dennison, we strive to create superior long-term, sustainable value for our customers, employees, and stockholders and improve the communities in which we operate through our strategies, values, leadership principles, and sustainability goals.

PROXY SUMMARY

        This section summarizes information described in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. Stockholders are urged to read the entire proxy statement before voting.

ANNUAL MEETING INFORMATION

TIME AND DATE	1:30 p.m. Pacific Time on Thursday, April 27, 2017
PLACE	Embassy Suites, 800 North Central Avenue, Glendale, California 91203
RECORD DATE	Stockholders as of the close of business on February 27, 2017 are entitled to notice of, and to vote at, the meeting
ATTENDING THE MEETING	Please follow the instructions contained in the Meeting and Voting Information section of this proxy statement

ITEMS BEING VOTED ON AT ANNUAL MEETING

        Stockholders are being asked to vote on the items of business shown in the chart below at the Annual Meeting. Our Board of Directors (our "Board") recommends that stockholders vote for all 11 director nominees, for holding the advisory vote to approve executive compensation every one year, and in favor of the three other items being brought before the stockholder vote.

ITEM		BOARD RECOMMENDATION	VOTE REQUIRED	DISCRETIONARY BROKER VOTING	PAGE REFERENCE
1.	Election of directors	FOR each nominee	Majority of votes cast	No	16
2.	Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No	26
3.	Advisory vote to determine the frequency with which stockholders will have an advisory vote to approve executive compensation	FOR every ONE year	Majority of shares represented and entitled to vote*	No	27
4.	Approval of 2017 Incentive Award Plan	FOR	Majority of shares represented and entitled to vote	No	74
5.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2017	FOR	Majority of shares represented and entitled to vote	Yes	84
*
We will consider the frequency receiving the highest number of votes to be the selection of our stockholders.

BUSINESS STRATEGY OVERVIEW

        We strive to create superior long-term, sustainable value for our customers, employees, and stockholders. To realize this vision, we are focused on the following four strategic priorities:

  •
  Driving outsized growth in high value product categories (organically and through acquisitions) to improve our portfolio mix over time;

  •
  Growing our base business profitably;

  •
  Continuing our relentless focus on productivity to further increase our competitiveness and expand margins; and

  •
  Deploying capital effectively in terms of both our investment decisions (in internal growth and through acquisitions) and stockholder distributions (dividends and share repurchases).

Avery Dennison Corporation  | 2017 Proxy Statement  | i

2016 FINANCIAL PERFORMANCE HIGHLIGHTS

        Fiscal year 2016 was another year of solid progress against our long-term financial targets, in which we substantially met or exceeded our financial goals for the year. In the past year, we accomplished the following:

  •
  Achieved net sales of approximately $6.1 billion, an increase of approximately 2% over the prior year.

  •
  Grew sales on an organic basis by approximately 4%.

  •
  Increased reported earnings per share (EPS) by 20% from $2.95 in 2015 to $3.54 in 2016 and adjusted EPS by approximately 17% from $3.44 to $4.02, exceeding the high end of the $3.65-$3.85 guidance range we provided to our stockholders in February 2016.

  •
  Expanded operating margin by 90 basis points.

  •
  Delivered net cash provided by operating activities of $585.3 million and free cash flow of $387.1 million.

  •
  Improved our return on capital. Notwithstanding our increased pace of investment spending (including through acquisitions), on net income from continuing operations of $320.7 million and improved capital efficiency, return on total capital (ROTC) increased to 17%.

  •
  Continued our disciplined approach to capital allocation. Invested $206.6 million in capital expenditures to support growth, $237.2 million in acquisitions and an equity investment, $142.5 million in dividends and $262.4 million in share repurchases.

        Organic sales growth, adjusted EPS, free cash flow, and ROTC are non-GAAP financial measures that we provide to investors to assist them in assessing our performance and operating trends and are defined in the Compensation Discussion and Analysis section of this proxy statement (beginning on page 29). These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures under generally accepted accounting principles in the United States of America (GAAP) and are reconciled to GAAP in Appendix A to this proxy statement.

        On Track to Deliver 2018 Financial Targets.    In May 2014, we announced long-term financial targets through 2018. We set our long-term organic sales growth target at 4% to 5%, reflecting confidence in the trajectory of our two largest businesses. We targeted double-digit adjusted EPS growth. For the first time, we communicated externally a target for ROTC, which has long been a key internal financial metric for our company. We believe that the combination of our growth and ROTC targets effectively captures our value creation objectives, which together are a proxy for economic value added (EVA), one of the performance objectives used in our long-term incentive (LTI) compensation program. As shown on the next page, based on our results for the first three years of this five-year period, we are on track to deliver our 2018 commitments to investors.

Avery Dennison Corporation  | 2017 Proxy Statement  | ii

	2014-2018 TARGETS*	2014-2016 RESULTS
Organic Sales Growth	4%-5%	4%
Adjusted EPS Growth	12%-15%+	14%
Return on Total Capital	16%+ in 2018	17% in 2016
ON TRACK TO DELIVER 2018 FINANCIAL TARGETS
* Percentages for organic sales and adjusted EPS growth reflect compound annual growth rates with 2013 as the base period.

        In March 2017, we announced new long-term goals for 2021, targeting continued solid organic sales growth and double-digit growth in adjusted EPS annually.

        Disciplined Capital Allocation.    Effectively deploying capital is one of our core strategies, and we have been consistently disciplined in executing this strategy with our investments in our business growth, restructuring initiatives, acquisitions, and share repurchases. In addition to these uses of capital, we have paid quarterly dividends for decades and more than doubled our annual dividend rate per share since 2010. As shown in the graph below, over the last five years, we have allocated approximately $2 billion to dividends and share repurchases. Net of dilution from our LTI program during this period, we have reduced our outstanding share count by 13.6 million shares, or 13%.

Substantial Capital Allocated to Dividends and Share Repurchases

        We have also allocated capital to investing in our businesses to support organic growth and pursuing targeted acquisitions that support our strategy of increasing our exposure to high value product categories. During 2016, we completed the acquisition of the European business of Mactac, as well as another small acquisition and an equity investment in another company. In 2017, we completed our acquisition of Hanita Coatings and announced our agreement to acquire Yongle Tape Company, Ltd.

        Three- and Five-Year Cumulative Total Stockholder Return Outperformance.    As shown on the following page, with total stockholder return (TSR) of nearly 15% in 2016, we delivered cumulative TSR for the 2014-2016 three-year period and the 2012-2016 five-year period that outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets (we are a member of the Materials subset, but also share many characteristics with members of the Industrials subset; investors have informed us that they look at both subsets in evaluating our relative performance, as we do internally). TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

Avery Dennison Corporation  | 2017 Proxy Statement  | iii

TOTAL STOCKHOLDER RETURN
	2012	2013	2014	2015	2016	3-Year TSR	5-Year TSR

AVY	26.2%	47.5%	6.2%	23.8%	14.6%	50.6%	180.2%

S&P 500	16.0%	32.4%	13.7%	1.4%	12.0%	29.0%	98.2%

S&P Indus. & Mats.* (median)	19.8%	41.0%	11.7%	(6.0)%	18.4%	27.1%	108.1%
*
Based on companies in subsets as of December 31, 2016.

SUSTAINABILITY

        Sustainability is rooted in our values and has long been part of our approach to doing business. Our aim is to improve the sustainability of our products and processes, while helping to create shared value for all of our stakeholders.

        We substantially achieved, and in some cases exceeded, the initial sustainability goals that we set in 2010 for achievement by 2015, as shown in the chart below. We have since set more ambitious sustainability goals to be achieved by 2025, which are described on page 4 of this proxy statement.

VISION	2015 GOAL	RESULTS
Industry Leadership in Sustainable Solutions	Create market-leading sustainable materials and solutions	Several sustainable solutions developed
Responsibly-sourced Materials	Ensure that our strategic suppliers achieve a preferred environmental performance rating	Achieved
Reduced Carbon Footprint	Reduce greenhouse gas emissions indexed to net sales by 15% from 2005 levels	Substantially achieved
Zero Waste to Landfill	Reduce manufacturing waste sent to landfill to 15% of total waste generated	Exceeded
Safe and Fair Labor Practices	Achieve a world-class safety incident rate of 0.40	Exceeded
	Report on social compliance performance of key suppliers	Achieved
Investment in our Global Communities	Triple our community investment in emerging markets	Achieved

Avery Dennison Corporation  | 2017 Proxy Statement  | iv

CORPORATE GOVERNANCE HIGHLIGHTS

        Our corporate governance policies and practices reflect our values, and allow our Board to effectively oversee our company with the goal of creating long-term stockholder value. The key elements of our program and their benefits to our stockholders are shown in the chart below.

OUR POLICY OR PRACTICE	DESCRIPTION AND BENEFIT TO OUR STOCKHOLDERS

STOCKHOLDER RIGHTS

Annual Election of Directors	Our directors are elected annually, allowing our stockholders to hold them accountable for the discharge of their duties.
Single Class of Outstanding Voting Stock	We have no class of preferred stock outstanding, meaning our common stockholders control our company, with equal voting rights. All common stockholders are entitled to vote for all director nominees.
Majority Voting for Director Elections	We have a majority vote standard for uncontested director elections, which increases our Board's accountability to our stockholders.
Mandatory Director Resignation Policy	Incumbent directors who are not elected by the majority of our stockholders must tender their resignation.
No Supermajority Voting Requirements	We have no supermajority provisions in our charter or bylaws; as a result, our stockholders may amend these documents or approve mergers and similar transactions by simple majority vote.
No Exclusive Forum or Fee Shifting Bylaws	Our bylaws neither require that certain stockholder disputes be brought in a particular forum nor that our stockholders pay our legal fees if they do not substantially prevail in any litigation brought against our company.
No Poison Pill	We do not have a stockholder rights plan (commonly referred to as a "poison pill").

BOARD STRUCTURE

Governance Guidelines	Our Corporate Governance Guidelines provide our stockholders with information regarding the best practice principles of our corporate governance program and Board framework.
Majority Independent	Nine of our 11 director nominees, or 82%, are independent, ensuring that our Board oversees our company without undue influence from management.
Robust Lead Independent Director Role	Our Lead Independent Director is selected annually by our independent directors to perform clearly delineated duties, including approving Board agendas and presiding at executive sessions of independent directors.
Committee Governance	Our Board Committees have written charters and are comprised exclusively of independent directors. Committee composition and charters are reviewed annually by our Board.
Mandatory Retirement Policy	We have adopted a mandatory director retirement age of 72, which helps ensure regular refreshment of our Board.
Board Refreshment Process	Our Board's Governance and Social Responsibility Committee annually reviews our Board composition, which helps ensure we have the right balance between continuity and fresh perspectives. We have appointed six new directors in the past six years (two of whom are no longer serving), including a new independent director who was recently appointed and will be voted on by stockholders at the Annual Meeting.
Annual Performance Evaluations	Our Board's Governance and Social Responsibility Committee oversees an annual performance evaluation of our Board and its Committees and leadership structure to ensure that they continue to serve the best interests of stockholders.
Access to Management and Experts	Our Board and Committees have complete access to all levels of management and can engage advisors at our expense, giving them access to employees with direct responsibility for managing our company and experts to help them fulfill their oversight responsibilities on behalf of our stockholders.
Succession Planning	Our Board's Compensation and Executive Personnel Committee and/or the full Board reviews senior executive successors at least annually to identify and develop our future leaders and ensure business continuity if any of these key employees were to leave our company.

EXECUTIVE COMPENSATION

Compensation Program Linked to Corporate Strategy	Realized compensation for executives is dependent on our company's achievement of its annual and long-term financial and value creation objectives.
Stringent Stock Ownership Guidelines	In 2016, we increased the required base salary multiple for our CEO from 5x to 6x, effective January 1, 2017. All of our directors and executive officers serving at the end of fiscal year 2016 met our stringent stock ownership guidelines (6x base salary for our CEO and 3x base salary for our other NEOs), helping to ensure their interests are aligned with those of our stockholders.
Strong Pay-for-Performance Alignment	84% of our CEO's 2016 target total direct compensation was performance-based.
Compensation Best Practices	Our executive compensation program reflects best practices, which are summarized at the end of this proxy summary and described in greater detail in the Compensation Discussion and Analysis section of our proxy statement.

Avery Dennison Corporation  | 2017 Proxy Statement  | v

2017 DIRECTOR NOMINEES (ITEM 1)

        Our Board has overseen a significant transformation of our company over the past five years, including the following:

  •
  Successful execution of our Board-aligned business strategies, which has driven our strong TSR performance over the last three and five years of approximately 51% and 180%, respectively, significantly outperforming the S&P 500;

  •
  Divestiture of two of our businesses in 2013 and one of our product lines in 2015, allowing us to focus on our industry-leading Label and Graphic Materials and Retail Branding and Information Solutions (RBIS) businesses, and accelerate growth of high value product categories across our portfolio;

  •
  Execution of a restructuring program that delivered over $100 million in annualized savings in two years, followed by additional restructuring and footprint actions across our businesses with particular focus on improving the competitiveness of our RBIS business;

  •
  Completion of two acquisitions and one equity investment, as well as the execution of agreements to acquire two additional companies, in 2016, demonstrating our disciplined approach to acquisitions through which we seek targets that will enhance our existing capabilities and help shift our portfolio mix towards high value product categories; and

  •
  Seamless execution of our Board's succession planning with the election of Mitch Butier as our Chief Executive Officer (CEO) as the successor to Dean Scarborough, effective May 1, 2016.

        Effective February 1, 2017 and upon the recommendation of our Governance and Social Responsibility Committee, our Board appointed Andres Lopez as an independent member of our Board. Mr. Lopez brings deep industry experience having served in senior leadership roles at the world's largest glass container manufacturer (as described in greater detail in his biography contained on page 20 of this proxy statement).

        Our directors are committed to diligently and effectively executing their fiduciary duties on behalf of our stockholders, and we recommend that our stockholders elect each of the nominees named in the chart below at the Annual Meeting.

NAME	AGE	DIRECTOR SINCE	CURRENT PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	GC
Bradley A. Alford	60	2010	Retired Chairman & CEO, Nestlé USA			M	M
Anthony K. Anderson	61	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP		M		M
Peter K. Barker	68	2003	Retired Chairman of California, JPMorgan Chase & Co.		M		C
Mitchell R. Butier	45	2016	President & CEO, Avery Dennison Corporation	No
Ken C. Hicks	64	2007	Retired Chairman, Foot Locker, Inc.		M	M
Andres A. Lopez	54	2017	President & CEO, Owens-Illinois, Inc.
David E. I. Pyott (LID)	63	1999	Retired Chairman & CEO, Allergan, Inc.			M	M
Dean A. Scarborough	61	2000	Executive Chairman, Avery Dennison Corporation	No
Patrick T. Siewert	61	2005	Managing Director & Partner, The Carlyle Group		C
Julia A. Stewart	61	2003	Former Chairman & CEO, DineEquity, Inc.			C	M
Martha N. Sullivan	60	2013	President & CEO, Sensata Technologies Holding N.V.		M	M

AC = Audit & Finance Committee    CC = Compensation & Executive Personnel Committee    GC = Governance & Social Responsibility Committee
M = Member    C = Chair    LID = Lead Independent Director

Avery Dennison Corporation  | 2017 Proxy Statement  | vi

APPROVAL OF EXECUTIVE COMPENSATION (ITEM 2)

COMPENSATION PHILOSOPHY AND STOCKHOLDER ENGAGEMENT

        Our Board's Compensation and Executive Personnel Committee (the "Compensation Committee") designs our executive compensation program to motivate our executives to execute our business strategies and deliver long-term stockholder value. The program delivers pay for performance, with realized compensation dependent on our company achieving annual and long-term financial performance and value creation objectives that advance the interests of our stockholders.

        We continued our long-standing practice of open dialogue with stockholders in 2016. In advance of the 2016 Annual Meeting, we proactively contacted over 40 of our institutional stockholders, representing almost 70% of our then-outstanding shares. Directors and management were available to answer questions or address concerns regarding our executive compensation and corporate governance programs and the items being brought to stockholder vote at the Annual Meeting. As a result of this effort, we received responses from stockholders representing nearly 30% of our then-outstanding shares, resulting in a few telephonic discussions. We engaged with every stockholder who accepted our invitation to engage.

        In the fall, we reached out to our 25 largest institutional stockholders, representing approximately 45% of our then outstanding shares to learn what issues are important to them without the time pressures associated with proxy season. As a result of these off-season efforts, we received responses from stockholders representing over 20% of our then-outstanding shares, speaking with stockholders representing approximately 17% of those shares.

        During our 2016 engagement, our stockholders expressed support for our executive compensation program and appreciated the more graphical and streamlined disclosure in our 2016 proxy statement. In addition, they commented favorably on our Board's execution of a seamless CEO transition and our robust investor relations efforts coupled with ongoing stockholder engagement. With regard to our annual and LTI programs, we generally discussed the performance objectives and weightings established by the Compensation Committee.

PERFORMANCE-BASED COMPENSATION TARGETED AT MARKET MEDIAN

        Target total direct compensation (TDC) to our executives is comprised of the following three components:

  •
  Base salary;

  •
  Performance-based cash incentive under our Annual Incentive Plan (AIP); and

  •
  Long-term incentives delivered in performance-based equity awards, consisting 50% of performance units (PUs) and 50% of market-leveraged stock units (MSUs).

Elements of Total Direct Compensation

Avery Dennison Corporation  | 2017 Proxy Statement  | vii

        The Compensation Committee targets the TDC of our Named Executive Officers (NEOs) and the components thereof at the market median, giving consideration to responsibilities, individual performance, tenure, retention, succession, and market factors. The majority of this compensation is performance-based, meaning that if we fail to achieve our financial objectives, our executives may ultimately not realize some or all of these components of compensation. In 2016, 84% and 71% of the TDC of our CEO and average of our other NEOs' (excluding Mr. Scarborough), respectively, was performance-based.

2016 Target Total Direct Compensation Mix

*	Excludes Mr. Scarborough in his role as Executive Chairman because his 2016 TDC was substantially different than our other NEOs, weighted more toward LTI compensation and less toward base salary. Mr. Scarborough's 2016 TDC was comprised of 20% base salary, 20% AIP, 30% MSUs and 30% PUs.

CEO TRANSITION

        In February 2016, after having discussed CEO transition matters extensively during 2015, our Board elected Mr. Butier, who was then our President and Chief Operating Officer (COO), as President and CEO effective May 1, 2016, succeeding Mr. Scarborough as CEO. Mr. Butier had served as our President and COO since November 2014 and as our Chief Financial Officer from June 2010 to March 2015. The independent directors of our Board elected Mr. Scarborough as Executive Chairman of our Board also effective May 1, 2016. The decisions of the Compensation Committee regarding the 2016 compensation of Messrs. Butier and Scarborough are described in the Compensation Discussion and Analysis section of this proxy statement.

PAY-FOR-PERFORMANCE

        Over the past five years, our cumulative TSR has increased over 180% while our CEO's compensation has decreased approximately 12%. In the graph on the following page, CEO pay for 2012 through 2015 reflects Mr. Scarborough's compensation and for 2016 reflects Mr. Butier's compensation. Mr. Butier had substantially lower accumulated benefits under our pension plans, a prorated award resulting in a lower full year AIP opportunity and a lower target LTI opportunity in 2016 than Mr. Scarborough did in his last full year as CEO. See the 2016 Summary Compensation Table in this proxy statement for more information.

Avery Dennison Corporation  | 2017 Proxy Statement  | viii

 Five-Year CEO Pay and Cumulative TSR

COMPENSATION BEST PRACTICES

        As summarized below and described in further detail in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program aligns with our goals and strategies and reflects best practices.

What We Do

  ✓
  Pay for performance — 84% of our CEO's 2016 target TDC was tied to company performance
  ✓
  Emphasize long-term performance — 64% of our CEO's 2016 target TDC was equity-based and tied to creating long-term stockholder value
  ✓
  Use double-trigger change of control vesting provisions — vesting of equity in such event requires qualifying termination of employment within 24 months
  ✓
  Manage share usage conservatively — our three-year average burn rate at the end of fiscal year 2016 of 0.6% was between the 25th and 50th percentiles of the companies in the S&P 500
  ✓
  Maintain rigorous stock ownership guidelines — 6x base salary for our CEO (an increase approved in 2016 from the previous 5x) and 3x base salary for our other NEOs (excluding our Executive Chairman)
  ✓
  Review tally sheets — Compensation Committee reviews in detail all executive compensation components
  ✓
  Maintain clawback policy consistent with market practices
  ✓
  Use an independent compensation consultant retained directly by, and serving at the direction of, the Compensation Committee
  ✓
  Periodically assess risks related to our compensation policies and practices
  ✓
  Following termination, obtain releases from liability from and impose restrictive covenants on our departing executives
  ✓
  Annually evaluate the Compensation Committee's performance and review its charter

What We Don't Do

  ✗
  Have employment agreements with our NEOs
  ✗
  Gross up change of control severance benefits for excise taxes
  ✗
  Provide above-market interest rates in our only deferred compensation plan currently open for deferrals
  ✗
  Gross-up payments to cover tax liabilities associated with executive perquisites
  ✗
  Permit directors or officers to hedge or pledge company stock
  ✗
  Grant stock options with an exercise price less than the fair market value on the date of grant
  ✗
  Re-price or exchange stock options without stockholder approval
  ✗
  Pay accrued dividend equivalents before any performance conditions are met and the underlying equity awards vest

Avery Dennison Corporation  | 2017 Proxy Statement  | ix

DETERMINATION OF FREQUENCY OF ADVISORY VOTE
TO APPROVE EXECUTIVE COMPENSATION (ITEM 3)

        The advisory vote on the frequency of the executive compensation vote is a non-binding vote as to whether the vote should occur every one, two or three years. Stockholders may also abstain from this vote. In determining to recommend that stockholders vote for a frequency of every one year, our Board considered how retaining the advisory vote at this frequency most closely aligns with our practice of engaging in ongoing dialogue with our stockholders on our executive compensation philosophy, policies and practices. Based on its review of market practices and upon the recommendation of the Compensation Committee, our Board determined that the advisory vote should continue to take place annually, which is reflected in its recommendation that stockholders vote for every one year. This advisory vote on the frequency of the advisory votes to approve executive compensation is not binding on our Board. However, our Board will take into account the result of the vote when determining the frequency of future advisory votes to approve executive compensation and will announce its decision regarding the frequency in a Form 8-K filed with the Securities and Exchange Commission on or before May 3, 2017.

APPROVAL OF 2017 INCENTIVE AWARD PLAN (ITEM 4)

        In February 2017, the Compensation Committee approved, and our Board ratified, the 2017 Incentive Award Plan in the form attached to this proxy statement as Appendix B (the "Equity Plan"). The Equity Plan will be effective as of the date it was adopted by our Board, subject to the approval of our stockholders at the Annual Meeting. The principal purpose of the Equity Plan is to provide incentives to our employees and non-employee directors in the form of equity and other incentive awards to motivate them to generate superior returns for our stockholders and induce them to remain in our service. If our stockholders approve the Equity Plan, we will cease granting awards under our Amended and Restated Stock Option and Incentive Plan (the "Existing Plan").

        Replacing the Existing Plan with the Equity Plan on a go-forward basis was approved by the Compensation Committee and ratified by our Board to enable us to continue offering incentives to our employees and non-employee directors to ensure their interests remain aligned with the interests of our stockholders. Approval of the Equity Plan will result in 5,400,000 shares being the aggregate number of shares available for issuance under our only active equity plan given that the 8,521,132 shares remaining available for issuance under the Existing Plan will not be used. Each share subject to future awards other than (i) stock options, (ii) stock appreciation rights (SARs), and (iii) any other awards for which the awardee pays the intrinsic value existing as of the grant date, which are referred to as "full value awards" and include PUs and MSUs, will be counted as 1.5 shares for purposes of the number of shares authorized for issuance.

        The following terms and conditions were included in the Equity Plan based on the Compensation Committee's ongoing commitment to incorporating best practices into our executive compensation program, as well as the recommendations of management, Willis Towers Watson, the Compensation Committee's independent compensation consultant, and our other advisors:

  •
  Conservative share counting, consistent with the Existing Plan and our current practice;

  •
  "Double trigger" requirement for the accelerated vesting of equity awards in the event of a change in control, consistent with the Existing Plan;

  •
  Minimum vesting period of at least one year (subject to certain limited exceptions);

  •
  Provision that all awards are subject to our clawback policy, consistent with the Existing Plan and the award agreements signed by awardees;

  •
  Prohibition on dividends and dividend equivalents being paid on unvested awards, consistent with our current practice; and

  •
  Prohibition on repricing options or SARs without stockholder approval, consistent with the Existing Plan.

RATIFICATION OF APPOINTMENT OF PwC (ITEM 5)

        Our Board's Audit and Finance Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2017, and our Board is seeking stockholder ratification of the appointment. PwC is well qualified to act as our independent registered public accounting firm and is knowledgeable about our operations and accounting practices. The Audit and Finance Committee considered the qualifications, performance, and independence of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided during 2016, and determined that the reappointment of PwC is in the best interest of our company and its stockholders.

Avery Dennison Corporation  | 2017 Proxy Statement  | x

TABLE OF CONTENTS FOR PROXY STATEMENT FOR
2017 ANNUAL MEETING OF STOCKHOLDERS

Avery Dennison Corporation |2017 Proxy Statement | Table of Contents

Avery Dennison Corporation |2017 Proxy Statement | Table of Contents

CORPORATE GOVERNANCE, SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY

        Our businesses include the production of pressure-sensitive materials and a variety of tickets, tags, labels and other converted products. Some pressure-sensitive materials are sold to printers and converters that convert the materials into labels and other products through embossing, printing, stamping and die-cutting. Some materials are sold by us in converted form as tapes and reflective sheeting. We also manufacture and sell a variety of other converted products and items not involving pressure-sensitive components, such as fasteners, tickets, tags, radio-frequency identification inlays and tags, and imprinting equipment and related services, which we market to retailers, apparel manufacturers, and brand owners.

CORPORATE GOVERNANCE

        Under the oversight of our Board of Directors (our "Board"), we have designed our corporate governance program to comply with applicable laws and regulations — including the rules of the Securities and Exchange Commission (SEC) and the listing standards of the New York Stock Exchange (NYSE) — and reflect best practices as informed by the practices of other large public companies, recommendations from our outside advisors, the voting guidelines of our stockholders and the policies of proxy advisory firms. The key features of our program and the related benefits to our stockholders are described in the Corporate Governance Highlights section of our Proxy Summary (see page v).

        We encourage stockholders to visit the Corporate Governance section of our website at www.averydennison.com/corporategovernance, where our following governance documents may be reviewed or downloaded:

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    Amended and Restated Certificate of Incorporation;

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    Amended and Restated Bylaws ("Bylaws");

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    Corporate Governance Guidelines (our "Governance Guidelines");

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    Charters for our Board's Audit and Finance Committee (the "Audit Committee"), Compensation and Executive Personnel Committee (the "Compensation Committee"), and Governance and Social Responsibility Committee (the "Governance Committee");

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    Code of Conduct;

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    Code of Ethics for the Chief Executive Officer (CEO) and Senior Financial Officers; and

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    Audit Committee Complaint Procedures for Accounting and Auditing Matters.

        You can access these documents on our website using the links contained in this proxy statement, but should note that information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can also receive copies of these documents, without charge, by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

CODE OF ETHICS

        We have adopted a Code of Ethics that requires our CEO, Chief Financial Officer (CFO) and Chief Accounting Officer to act professionally and ethically in fulfilling their responsibilities. These individuals are expected to avoid actual or apparent conflicts between their personal and professional relationships and disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest to the Governance Committee. In addition, they are expected to (i) ensure that the reports and documents we file with the SEC contain full, fair, accurate and understandable information; (ii) respect the confidentiality of information acquired in the course of the performance of their responsibilities; (iii) employ corporate assets and resources in a responsible manner; and (iv) report violations of our Code of Ethics to the Chair of either the Audit Committee or the Governance Committee. Supporting the principles reflected in our Code of Ethics, our controllership and internal audit functions ensure that we maintain a robust internal control environment, with the leaders of these functions regularly reporting to, and periodically meeting in executive session with, the Audit Committee.

        Our Code of Ethics is available on our website at www.averydennison.com/codeofethics. Only the Audit Committee or Governance Committee can amend or waive the provisions of the Code of Ethics, and any amendments or waivers must be posted promptly on our website or timely filed with the SEC on a Current Report on Form 8-K. Our Code of Ethics was first adopted in February 2004 and last amended in April 2014.

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CODE OF CONDUCT

        Our Code of Conduct — which is built on our core values of Integrity, Service, Teamwork, Innovation, Excellence and Community — applies to all of our directors, officers and employees. It has been translated into 30 languages and our leaders must affirm their commitment to comply with it when they first join our company and annually thereafter. We train employees on the Code of Conduct at least bi-annually, in addition to our online training program consisting of four courses per year covering risk areas from the Code of Conduct that designated computer-based employees are required to complete. To ensure that the policies and principles enshrined in our Code of Conduct reach all of our employees globally, we also develop and launch three "Talkabout" toolkits (also in 30 languages) each year, which managers are required to use to engage in meaningful discussion with their teams regarding topics from the Code of Conduct.

        In 2017, we are launching our updated Code of Conduct, which is available on our website at www.averydennison.com/codeofconduct and contains updated leadership messages, additional guidance on certain higher risk topics, and complex case studies to provide additional guidance on gray areas. We have created a pocket version for distribution to all employees and plan to introduce the updated Code of Conduct with manager and employee communications and our "Values in Action" campaign, giving employees the opportunity to demonstrate how they are living our values.

        The core ethical matters discussed in our Code of Conduct are shown below. Our global supplier standards extend our commitment to many of these principles to our third party service providers, establishing our expectation that they also do business in an ethical manner.

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        Our Business Conduct GuideLine is a hotline available at all hours for employees or third parties to report potential violations of our Code of Conduct, anonymously if they so choose, by (i) calling 888.567.4387 toll-free in the United States; 704.731.0166 collect from outside the United States; 10.800.711.0729 toll-free in North China; or 10.800.110.0672 toll-free in South China or (ii) visiting www.integrity-helpline.com/AveryDennison.jsp (www.financial-integrity.com/AveryDennison.jsp in Europe). The hotline is operated by an independent third party and accepts reports in any language to accommodate the needs of our global workforce and customer/supplier base. All reports are investigated under the direction of our Chief Compliance Officer, in consultation with the law department and senior management and with oversight from the Governance Committee. We prohibit retaliation for good-faith reporting.

COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

        The Audit Committee is responsible for ensuring that complaints related to accounting, accounting standards, internal accounting controls and audit practices are handled appropriately and has adopted procedures for the confidential, anonymous submission of complaints regarding these matters. These procedures relate to complaints of (i) fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements or other financial reports; (ii) fraud or deliberate error in the recording or maintenance of our financial records; (iii) deficiencies in or noncompliance with our internal accounting controls; (iv) misrepresentation or false statement to or by a senior officer or accountant regarding any matter contained in our financial records, statements, or other reports; or (v) deviation from full and fair reporting of our financial condition. Any person, including third parties, may submit a good faith complaint regarding accounting and auditing matters and employees may do so without fear of dismissal or other retaliation. The Audit Committee oversees these procedures, which are available on our website at www.averydennison.com/auditprocedures. Investigations are conducted under the direction of our internal audit department in consultation with our Chief Compliance Officer, the law department and members of senior management to the extent appropriate under the circumstances.

        Stockholders and other interested parties interested in communicating regarding these matters may make a confidential, anonymous report by contacting the Business Conduct GuideLine as described above or writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

SUSTAINABILITY

        Sustainability is rooted in our values and has long been part of our approach to doing business, driving us to work collaboratively across our entire value chain to address the environmental and social impacts of our products. Our aim is to improve the sustainability of our products and processes to create shared value for all of our stakeholders. Management leads the execution of our sustainability promise through our Sustainability Council, which is chaired by Mitch Butier, our President and CEO, and comprised of other corporate and business leaders, with Board oversight through the Governance Committee.

        We substantially met, and in some cases exceeded, our initial sustainability goals that we set in 2010 for achievement by 2015 (see page iv of the proxy summary). In the year-and-a-half since we published our last biennial sustainability report, we've made significant further progress on our sustainability journey. Key to this progress has been integrating sustainability into our underlying business strategy. Details of our accomplishments may be found in the 2012-2014 Sustainability Report, which is available on our website at www.averydennison.com/sustainability, where we also provide information regarding our 2025 goals.

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        While we are proud of our achievements against our 2015 sustainability goals, we set more ambitious goals to be achieved by 2025 to help further transform not only our company, but also the industries and customers we serve.

2025 SUSTAINABILITY GOALS

FOCUS AREA	GOAL(S)
Greenhouse Gas Emissions	Achieve at least 3% absolute reduction year-over-year.
Paper	Source 100% certified paper, of which at least 70% will be Forest Stewardship Council®-certified.
Films	Ensure that 70% of the films we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
Chemicals	Ensure that 70% of the chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
Products and Solutions
Through innovation, deliver above-average growth in sales from sustainability-driven products and services.

Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles.
Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled. Eliminate 70% of the matrix and liner waste from our value chain.
Transparency	Commit to goals publicly and be transparent in reporting our progress against them.
People
Continue to cultivate a diverse (40%+ female at the level of manager and above), engaged, safe (recordable injury rate of <0.25), productive and healthy workforce.

Continue to invest in our employees and the communities in which we work.

        Based on our progress through the end of 2016, we are on track to achieve these goals. We expect to issue and post our 2015-2016 Sustainability Report in the fall of 2017.

CORPORATE SOCIAL RESPONSIBILITY

        With oversight from the Governance Committee, our employees globally partner with charitable organizations and schools, volunteering their time with organizations that provide needed services. Projects undertaken during 2016 included the following:

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    Employees in 23 of our U.S. facilities volunteered with local non-profit organizations to support homeless shelters, food banks and schools;

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    Employees in the Dominican Republic supported Mercy Wings in rescuing abused children;

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    Employees in Sri Lanka provided funding and support to victims of Tropic Storm Roanu;

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    Employees in 16 European countries volunteered with local non-profit organizations during the holiday season; and

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    Employees in China continued to support a rural school that they rebuilt, for which they received the Best Responsibility Brand Award at the 2017 Charity Festival.

        The Avery Dennison Foundation is our company's charitable foundation, built on our values and leadership principle of modeling integrity and social responsibility. The foundation's mission is to advance education, sustainability and women's empowerment in the communities in which our employees live, learn and work. In this past year, the foundation provided funding for 22 scholarships for high school seniors entering U.S. colleges and universities, supported life skill development in Bangladesh, increased sustainable forest management in the Appalachian woodlands and supported women's environmental leadership in developing regions. Over the past five years, the foundation has supported 140 non-profit organizations, including schools, orphanages, gardens and scholarship programs. This work in over 25 countries measurably improves the lives of students and families in communities in which we have a significant employee presence and reflects the spirit of invention and innovation on which our company was founded.

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OUR BOARD OF DIRECTORS

OVERVIEW

        Our Board is responsible for overseeing, counseling and directing management to serve the long-term interests of our company and stockholders, with the goal of maximizing the performance of our businesses to create long-term value. Our Board's primary responsibilities include (i) establishing an effective corporate governance program, with a Board and Committee structure that ensures independent oversight; (ii) overseeing our businesses, strategies and risks; (iii) maintaining the integrity of our financial statements; (iv) evaluating the performance of our senior executives and determining their compensation; (v) undertaking succession planning for our CEO and other senior executives; and (vi) approving our annual operating plan and significant strategic and operational actions, including acquisitions and divestitures.

BOARD COMPOSITION

        Our Bylaws provide that our Board be comprised of between eight and 12 directors, with the exact number fixed from time to time by Board resolution. Our Board currently has fixed the number of directors at 11. The nominees for election at the Annual Meeting — and the year of their initial appointment or election, current or most recent principal occupation, independence status, and committee memberships (if applicable) as of the end of fiscal year 2016 — are as follows:

NAME	DIRECTOR SINCE	CURRENT PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	GC
Bradley A. Alford	2010	Retired Chairman & CEO, Nestlé USA			M	M
Anthony K. Anderson	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP		M		M
Peter K. Barker	2003	Retired Chairman of California, JPMorgan Chase & Co.		M		C
Mitchell R. Butier	2016	President & CEO, Avery Dennison Corporation	No
Ken C. Hicks	2007	Retired Chairman, Foot Locker, Inc.		M	M
Andres A. Lopez	2017	President & CEO, Owens-Illinois, Inc.
David E. I. Pyott (LID)	1999	Retired Chairman & CEO, Allergan, Inc.			M	M
Dean A. Scarborough	2000	Executive Chairman, Avery Dennison Corporation	No
Patrick T. Siewert	2005	Managing Director & Partner, The Carlyle Group		C
Julia A. Stewart	2003	Former Chairman & CEO, DineEquity, Inc.			C	M
Martha N. Sullivan	2013	President & CEO, Sensata Technologies Holding N.V.		M	M

AC = Audit & Finance Committee    CC = Compensation & Executive Personnel Committee    GC = Governance & Social  Responsibility Committee
M = Member    C = Chair    LID = Lead Independent Director

        The ages of our director nominees range from 45 to 68, with an average age of 59. Their lengths of service range from zero to 17 years, with an average tenure on our Board of nine years. None of our directors serves on more than two other boards of SEC-reporting companies, except for Messrs. Alford, Anderson and Pyott, each of whom is retired and serves on three such other boards.

2017 APPOINTMENT OF NEW INDEPENDENT DIRECTOR

        During the second half of 2016, the Governance Committee oversaw our Board's search for a new independent director. The Committee engaged the executive search firm Korn Ferry to assist with the search. Korn Ferry identified a number of potential candidates (including Andres Lopez) who were initially vetted by the Governance Committee and our Executive Chairman, with input from other Board members and senior management. The Governance Committee, other directors and certain members of senior management interviewed Mr. Lopez, unanimously supporting his candidacy based on the experience and insight he could bring to our Board. Upon the recommendation of the Governance Committee, our Board appointed Mr. Lopez to our Board effective February 1, 2017, noting that he has demonstrated senior leadership experience at the helm of the world's largest glass container manufacturer (which had 2016 revenues of $6.7 billion), with global exposure, background in an industry we serve and public company board experience, as described further in his biography under 2017 Director Nominees.

BOARD MEETINGS AND ATTENDANCE

        Our Board met five times and acted once by unanimous written consent during 2016. There were 23 Committee meetings during the year. Each of our then-serving directors attended at least 93% of the aggregate number of meetings of our Board

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and the Committees of which he or she was a member held during 2016; the average attendance of all directors was 99%. Directors are strongly encouraged to attend our annual stockholder meetings under our Governance Guidelines and all of the then-serving directors attended the 2016 Annual Meeting.

CORPORATE GOVERNANCE GUIDELINES

        Our Governance Guidelines provide the corporate governance framework for our company and reflect the values of our Board with respect to the matters described below. They are reviewed at least annually and amended from time to time to reflect changes in regulatory requirements, evolving market practices, recommendations from our advisors and feedback from our stockholders. Our Governance Guidelines were most recently amended in February 2017.

MATTER	DESCRIPTION AND CURRENT STATUS
Board Composition	Reasonable Size. Our Board should consist of between eight and 12 directors. Our Board currently consists of 11 directors.

No Over-Boarded Directors. Our directors should sit on four or fewer other public company boards. All of our directors are in compliance with this restriction.

Mandatory Retirement. Directors should retire on the date of our annual stockholder meeting occurring after they reach age 72, with no established term limits on service.
Director Independence
Majority Independent. A majority of our directors should satisfy NYSE's independence standards. Nine of 11, or 82%, of our current directors are independent.

Regular Executive Sessions. Our independent directors should meet in executive session at each regular Board meeting. Executive sessions of independent directors are scheduled for each regular Board meeting.
Board Leadership Structure
Frequent Review. The Governance Committee should periodically consider the appropriateness of our Board leadership structure, with the independent directors on our Board retaining the authority to separate or combine the positions of Chairman and CEO. Our Board, upon the recommendation of the Governance Committee, has determined that we should currently have a non-independent Executive Chairman and a separate CEO.

Robust Lead Independent Director Role. Since our Chairman is currently our employee, our independent directors should annually select amongst themselves a Lead Independent Director. David Pyott currently serves in this capacity.
Board Committees
Independence. Board Committees should be comprised only of independent directors. All of our Committees currently consist solely of independent directors.

Governance. Board Committees should act under charters setting forth their purposes and responsibilities.

Attendance. Directors should attend all meetings of our Board and its Committees on which they serve, and are strongly encouraged to attend all annual stockholder meetings.
Board Duties
Management and Expert Access. Directors should exercise their reasonable business judgment and are entitled to rely on our senior executives, to whom they have full access, and any independent legal, financial or other advisors they deem necessary or appropriate, which they may engage at our expense.

Strategic and Risk Oversight. Our Board should regularly review our long-term strategic plans, including the major risks facing our company. Management met with our Board to discuss company strategies in August 2016, with business leaders presenting updates at other Board meetings held during the year.

Succession Planning. Our Board should periodically conduct succession planning for our CEO and other executive officers through the Compensation Committee. The Compensation Committee and/or our full Board generally conducts succession planning at least annually, most recently in August 2016.
Continuous Board Improvement
New Director Orientation. All new directors should participate in an orientation program after joining our Board to familiarize themselves with our company and after joining a Board Committee to understand the Committee's duties and responsibilities. In 2016, we gave new committee member orientation to Ms. Sullivan and Messrs. Anderson and Hicks in connection with their initial appointment to the Audit, Governance and Compensation Committees, respectively. We began providing new director orientation for Mr. Lopez in the first quarter of 2017.

Continuing Education. Directors should continue their education through meetings with management, visits to our facilities and attendance at accredited director education programs and institutes.

Annual Performance Evaluations. The Governance Committee should oversee an annual evaluation process to ensure our Board, Committees, Chairman and Lead Independent Director are functioning effectively. This process most recently took place during the fourth quarter of 2016.
Director Qualifications
Diverse and Relevant Experience. The Governance Committee should review the skills and characteristics of our Board members, as well as the composition of the Board as a whole, and recommend director nominees. The Governance Committee recommended that Mr. Lopez be appointed to our Board and also that all 11 director nominees be elected by our stockholders.

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DIRECTOR INDEPENDENCE

        Our Governance Guidelines require that our Board be comprised of a majority of directors who satisfy the criteria for independence under NYSE listing standards. These standards also require that our audit, compensation and nominating committees be comprised entirely of independent directors. An independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a relationship.

        Each year, our directors complete a questionnaire designed to solicit information that may have a bearing on the annual independence determination, including all relevant relationships they have with our company, directly or indirectly through our company's sale or purchase of products or services to or from the companies or firms by which they are employed. The Governance Committee reviews with our Senior Vice President, General Counsel and Corporate Secretary any relevant disclosures made in the questionnaires, as well as any transactions our company has with director-affiliated entities. In February 2017, the Governance Committee reviewed the following relationships impacting the independence of our director nominees:

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  Mr. Butier.  Mr. Butier serves as our President and CEO.

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  Mr. Scarborough.  Mr. Scarborough serves as our Executive Chairman.

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  Mr. Lopez.  We sell products to Owens-Illinois, Inc., for which Mr. Lopez serves as President and CEO. The payments we received from Owens-Illinois, Inc. were on competitive terms, in the ordinary course of business, and under $1 million in each of the last three fiscal years, which is below the threshold set forth in the NYSE's independence standards.

        After review and discussion of the relevant facts and circumstances, the Governance Committee concluded that only Messrs. Butier and Scarborough had relationships that were disqualifying under NYSE listing standards, otherwise material or impairing of director independence. Upon recommendation of the Governance Committee, our Board affirmatively determined the following nine director nominees to be independent, representing 82% of our nominees.

        For a discussion of the potential impact of tenure on director independence, see Board Refreshment and Director Succession Planning on pages 18 and 19 of this proxy statement.

BOARD LEADERSHIP STRUCTURE

        We currently have an Executive Chairman, who is not independent, and a separate CEO, as well as a Lead Independent Director. Our Governance Guidelines give our Board — acting through its independent directors — the discretion to separate or combine the roles of Chairman and CEO as it deems appropriate based on the needs of our company at any given time; to facilitate this decision-making, the Governance Committee annually discusses our Board leadership structure, providing its recommendation on the appropriate structure for the following year to our independent directors. Our independent directors do not view any particular Board leadership structure as generally preferred; they make an informed annual determination taking into account our financial and operational strategies and any feedback received from our stockholders.

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        Our Lead Independent Director balances our Executive Chairman and CEO roles, exercising critical duties in the boardroom to ensure effective and independent Board decision-making. Our Governance Guidelines clearly delineate these responsibilities, which are summarized below. In addition to these responsibilities, the Lead Independent Director regularly consults with each of the Executive Chairman and CEO to help guide management's ongoing engagement with the Board on our strategies and related risks, including reviewing the businesses in our portfolio and assessing acquisition opportunities. Mr. Pyott currently serves as our Lead Independent Director.

Lead Independent Director	Primary Responsibilities

Current Selectee: David E. I. Pyott Executive Sessions Led in 2016: 4/5 Lead Independent Director is selected annually by our independent directors.

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Preside over executive sessions of independent directors and meetings of our Board at which the Executive Chairman is not present

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Serve as liaison between the Executive Chairman and our independent directors

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Approve meeting agendas and schedules and other information sent to our Board to ensure that appropriate items are discussed, with sufficient time for discussion of all items

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Call meetings of our independent directors when necessary or appropriate

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If requested by major stockholders, consult and directly communicate with our stockholders

        Supplementing our Lead Independent Director in providing independent Board leadership are our Committee Chairs, all of whom are independent. The Compensation Committee evaluated the performance of our CEO and our Executive Chairman in February 2017, and discussed its evaluation in executive session with our independent directors. In addition, the Governance Committee evaluated the performance of our Executive Chairman and Lead Independent Director during the Board evaluation process conducted in the fourth quarter of 2016. Based on these evaluations, we believe our current Board leadership structure provides effective independent oversight of our company. During our ongoing engagement with our stockholders on governance matters, none of them has expressed concerns with our current Board leadership structure, which we believe reflects their support of our robust and clearly delineated Lead Independent Director role.

        In February 2017, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Mr. Scarborough continue serving as Executive Chairman, noting that his mentorship to our CEO has helped management execute our Board-aligned strategies to drive long-term stockholder value and that he received positive feedback on his performance from our independent directors during the 2016 Board evaluation process. Upon the recommendation of the Governance Committee, our Board elected Mr. Scarborough (with him abstaining) to continue serving as our Executive Chairman, effective immediately after the Annual Meeting subject to his re-election. The Governance Committee also recommended that Mr. Pyott (with him abstaining) continue to serve as Lead Independent Director. Mr. Pyott has significantly contributed to our executive compensation and corporate governance programs through his strong, independent and strategic leadership of our Board. Upon the recommendation of the Governance Committee, our independent directors selected Mr. Pyott (with him abstaining) to continue serving as our Lead Independent Director, effective immediately after the Annual Meeting subject to his re-election.

BOARD COMMITTEES

        Each of our Board committees has a written charter that describes its purposes, membership and meeting structure, and responsibilities. These charters, which may be found on our website at www.averydennison.com/corporategovernance, are reviewed by the respective committee at least annually, with any recommended changes adopted upon approval by our Board. Amended charters are promptly posted on our website. The Charters for the Audit, Compensation and Governance Committees were last amended in February 2017, December 2015 and December 2016, respectively.

        Each of our Board committees has the ability to form and delegate authority to subcommittees and may obtain advice and assistance from internal or external consultants, legal counsel or other advisors at our expense. In addition, each committee annually evaluates its performance. The primary responsibilities, membership and meeting information for the three committees of our Board are summarized on the following pages. In April 2016, upon the recommendation of the Governance Committee, our Board reviewed and changed the membership and leadership of its committees; the Chairs and members as of the end of fiscal year 2016 are used in this proxy statement.

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Audit & Finance Committee	Primary Responsibilities

Current Independent Members:
    Patrick T. Siewert (Chair)
    Anthony K. Anderson
    Peter K. Barker
    Ken C. Hicks
    Martha N. Sullivan

Meetings in 2016: 9

Average Attendance in 2016: 98%

All members satisfy the enhanced independence standards required by the NYSE and have been determined by our Board to be financially literate.

Each of Messrs. Anderson, Barker and Siewert has been determined by our Board to be an "audit committee financial expert" under applicable SEC regulations.

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Oversee financial statement and disclosure matters, including our quarterly and annual financial results, earnings release documentation and SEC reports, internal controls and major financial risk exposures

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Appoint and oversee our independent registered public accounting firm, including its qualifications, performance and independence, and the scope, staffing and fees for its annual audit and any other audit, review or attestation services it provides

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Oversee our internal audit function, including appointing or dismissing the senior internal auditor, evaluating his performance, reviewing significant issues reported to management and management's response, and discussing the internal audit plan, budget and staffing

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Perform compliance oversight responsibilities, including overseeing the procedures established for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing significant correspondence with governmental agencies and legal matters that may have a material impact on our financial statements; and making determinations and recommending actions to our Board regarding any violations of our Code of Ethics related to information contained in our SEC filings and other public communications

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Conduct finance oversight responsibilities, including reviewing our capital structure and financing plans, capital allocation strategy, the funding status of our pension plans and significant tax matters

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Approve the Audit and Finance Committee Report included in our proxy statement

Compensation & Executive Personnel Committee	Primary Responsibilities

Current Independent Members:
    Julia A. Stewart (Chair)
    Bradley A. Alford
    Ken C. Hicks
    David E. I. Pyott
    Martha N. Sullivan

Meetings in 2016: 3

Average Attendance in 2016: 100%

All members satisfy the enhanced independence standards required by the NYSE.

All members qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Relies on expert advice of an independent compensation consultant that reports directly to the Committee.

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Review and approve corporate goals and individual objectives for our CEO's compensation and evaluate our company's and his individual performance to determine his annual compensation

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Review and approve the base salaries and incentive compensation of other senior executives, giving consideration to the recommendations of our CEO

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Make recommendations on our compensation strategy, incentive plans and benefit programs

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Discuss with management our Compensation Discussion and Analysis and recommend that it be included in our proxy statement, and approve the Compensation and Executive Personnel Committee Report included in our proxy statement

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Oversee our stockholders' approval of executive compensation matters, including advisory votes on executive compensation and the frequency of such votes

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Periodically evaluate the extent to which our compensation policies and programs may create incentives that encourage excessive risk-taking

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Recommend the compensation of our non-employee directors

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Conduct succession planning for our CEO and other senior executives

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Governance & Social Responsibility Committee	Primary Responsibilities

Current Independent Members: Peter K. Barker (Chair) Bradley A. Alford Anthony K. Anderson David E. I. Pyott Julia A. Stewart Meetings in 2015: 6 Average Attendance in 2015: 100%

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Identify potential Board members and recommend director nominees using the criteria set forth in our Governance Guidelines

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Periodically consider the appropriate Board leadership structure and recommend to our Board whether to separate or combine the positions of Chairman and CEO, as well as who should serve as Lead Independent Director

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Recommend the structure, chairmanship and membership of Board committees

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Recommend the directors who satisfy the independence requirements of the NYSE

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Review and approve any related person transactions

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Oversee and conduct an annual performance evaluation of our Board and its Committees

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Review our Governance Guidelines and recommend any changes to our Board

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Discuss our social responsibility initiatives and consider the impact of our business operations and practices on matters of sustainability and corporate social responsibility

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Oversee the effectiveness of our values and ethics program and Code of Conduct, evaluate significant conflicts of interest or questions related to our Code of Conduct and policy on legal and ethical conduct, and make determinations and recommend actions to the Board regarding violations of the Code of Ethics (except for violations over which the Audit Committee has such authority)

EXECUTIVE SESSIONS

        Our Board believes it is important to have executive sessions without our CEO, Executive Chairman or other members of management present, which are scheduled at every regular Board meeting. Our independent directors have robust and candid discussions at these executive sessions during which they critically evaluate the performance of our company, Executive Chairman, CEO and management. During 2016, Mr. Pyott presided as Lead Independent Director at four executive sessions of independent directors and Mr. Barker, as Chair of the Governance Committee, presided at the one such executive session that Mr. Pyott was unable to attend.

        In addition, executive sessions were scheduled for each regular meeting of the Audit, Compensation and Governance Committees held during 2016. All of these executive sessions excluded Mr. Scarborough, Mr. Butier and other members of management, unless the Committee requested the presence of a member of management for a portion of the session to provide information or perspective.

RISK OVERSIGHT

        Management is responsible for managing the day-to-day risks confronting our businesses, but our Board has responsibility for overseeing enterprise risk management (ERM). The teams leading our various businesses have incorporated ERM into their strategy development and execution, assessing the risks and mitigating strategies impacting their businesses on an ongoing basis. In addition, in consultation with our Chief Compliance Officer and executive management, these teams semiannually prepare a risk profile consisting of a heat map and a summary of their key risks and mitigating strategies, which are used to prepare a corporate risk profile based on identified business-specific risks as well as enterprise-wide risks. We also have robust global processes that support a strong internal control environment to promote the early identification and continued management of risks by our company's leadership. Our legal and compliance functions report into our General Counsel to provide independent evaluation of the challenges facing our businesses and our Vice President of Internal Audit reports to the Audit Committee in the conduct of his operational responsibilities, ensuring his independence from management.

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        Our Board as a whole oversees risks related to our corporate and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. In performing this oversight role, our Board is responsible for ensuring that the risk management processes designed and implemented by management are functioning, and that necessary steps are taken to foster a culture of risk-adjusted decision-making within our company. Each year, our Board receives reports on the ERM process and the strategic plans and risks facing each of our businesses and our company as a whole. These risks may include financial risks, political risks, legal and regulatory risks, supply chain risks, competitive risks, information technology risks, and other risks related to the manner in which we do business. Employees who lead various risk areas, such as information technology; environmental, health and safety; tax; sustainability; and corporate social responsibility, report periodically to Board Committees and occasionally to our full Board.

        Our Board has delegated to its Committees elements of its risk oversight function to better coordinate with management to serve the long-term interests of our stockholders. Our Board receives reports from Committee Chairs regarding topics discussed at every Committee meeting, which includes the areas of risk overseen primarily by the Committees.

Risk Oversight

        Supplementing these processes, the Audit Committee also periodically meets in executive session with each of our CEO, CFO, Chief Accounting Officer, General Counsel, Vice President of Internal Audit, and representatives of our independent registered public accounting firm. In addition, the Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually.

        During 2016, the following risk areas were of particular Board and Committee focus: the uncertain economic environment, including the impact of currency rates on our business; tax matters, including changes in tax laws; environmental, health and safety matters; defined benefit plan initiatives; information technology and cybersecurity, including the implementation of an enterprise resource planning system in our Materials Group North America business; and risks associated with our restructuring actions, acquisitions and integration activities.

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RISKS ASSOCIATED WITH COMPENSATION POLICIES AND PRACTICES

        As described in the Compensation Discussion and Analysis section of this proxy statement, we maintain best practices in compensation that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee periodically reviews our compensation program to ensure that it does not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas and intends to conduct its next periodic review during 2017.

        In consultation with its independent compensation consultant, Willis Towers Watson, the Compensation Committee has noted the following with respect to risks associated with our compensation policies and practices:

  •
  the program prioritizes incenting stockholder value creation, balanced by retention and other considerations;

  •
  the substantial majority of executive compensation is delivered in equity to motivate pursuit of strong long-term performance and sustainable growth;

  •
  the incentive mix consists of short- and long-term performance objectives that cover different time periods and are balanced among annual financial objectives and long-term economic and stockholder value creation, as well as between growth and efficient capital deployment;

  •
  our Annual Incentive Plan (AIP) and long-term incentive (LTI) awards incent profitable growth in the near term balanced with sustainable long-term financial success, using multiple performance objectives and providing realized compensation based primarily on our company's performance;

  •
  the Compensation Committee may exercise discretion to decrease AIP awards and LTI grants based on individual performance, including as a result of excessive risk-taking;

  •
  AIP awards are not guaranteed, with below-threshold performance resulting in zero payout and payments subject to an overall cap of 200%;

  •
  our equity award vehicles are performance-based, use multiple performance objectives, are subject to threshold and maximum payout opportunities, and have the following additional features to encourage appropriate performance focus but limit potential risk-taking:

  •
  our performance units (PUs) cliff vest at the end of three years with the payout for the relative TSR components capped at 100% of target for any three-year performance period in which absolute TSR is negative to prevent management from being unduly enriched when stockholders experience loss, while still incenting executives to deliver relatively strong performance during challenging economic periods;

  •
  our market-leveraged stock units (MSUs) vest over one-, two-, three- and four-year performance periods (with an average performance period of 2.5 years), with challenging performance objectives including a threshold performance level of absolute TSR of –15% and a target performance level of absolute TSR of 10%;

  •
  our clawback policy is consistent with market practices and serves as a deterrent to fraud or other misconduct in connection with our financial statements;

  •
  our change of control and general severance plans are reasonable and consistent with market practices, with change of control benefits provided on a double-trigger basis to mitigate the risk that such a transaction be pursued to advance personal interests rather than the best interests of our stockholders;

  •
  we recently amended our stock ownership guidelines to make them more rigorous and consistent with market best practices, with an ownership requirement of 6x base salary for our CEO and unvested PUs and vested stock options not counted towards measuring compliance; and

  •
  we prohibit our officers from hedging or pledging company stock.

        Based on these and other factors, as well as the advice of Willis Towers Watson, the Compensation Committee has concluded that our compensation policies and practices strike an appropriate compensation-risk balance, do not encourage excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on our company.

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SUCCESSION PLANNING

ONGOING ENGAGEMENT WITH MANAGEMENT LEADERSHIP

        Our Board is actively involved in talent management to identify and develop our future leaders. We maintain a robust annual performance review process and leadership development program for our employees. Management develops leadership at lower levels of our organization by identifying high potential talent and critical experts, cultivating the skills and capabilities to allow identified individuals to become our future leaders, assessing their development and identifying gaps and developmental needs in skills and experience. Through regular reports from management, our Board has the opportunity to meet business leaders and functional leaders in law, finance, information technology, compliance, and human resources. In addition, Board members have freedom of access to all employees, and are encouraged to visit our facilities to meet local management and attend company events.

        The Compensation Committee and/or our Board conducts executive succession planning at least annually, developing and refining succession plans for our CEO and key executive officers. Consistent with its general practice of annually reviewing executive succession beyond the role of CEO, in August 2016, our Board discussed leaders below the executive officer level, identifying the talent that is currently ready — or, with continued development on their current trajectory with mentorship and coaching from our current leaders, will be ready — to fill executive officer positions in the event of a vacancy.

CEO TRANSITION

        In February and October 2014, the Compensation Committee reviewed individuals identified as possible CEO succession candidates, including progress in current job position and career development in terms of strategy, leadership and execution. Based on these meetings and further one-on-one discussions between our then-CEO and each director, the Compensation Committee discussed the potential appointment of Mr. Butier — an experienced executive who has held leadership positions of increasing responsibility within our company — as President and COO, culminating in our Board electing him as such effective November 1, 2014.

        During executive sessions at Board meetings held throughout 2015, the Board continued discussing CEO transition matters, including Mr. Butier's ability to define, refine and execute our strategies in the years ahead and Mr. Scarborough's future role at our company. In February 2016, our Board elected Mr. Butier as President and CEO effective May 1, 2016, succeeding Mr. Scarborough as CEO. The independent directors on our Board also elected Mr. Scarborough as Executive Chairman of our Board effective May 1, 2016.

DIRECTOR EDUCATION

INITIAL ORIENTATION

        Our new director orientation generally covers (i) our strategies, performance and leadership; (ii) investor messaging; (iii) the strategies and risks of our businesses; (iv) finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance, and capital structure; (v) legal matters, including our corporate governance policies and procedures, values and ethics, compliance, and ERM; (vi) human resources matters, including executive compensation, succession planning, and non-employee director compensation; and (vii) information technology and cybersecurity.

        In connection with his initial appointment to our Board, we provided Mr. Lopez with information regarding our businesses, strategic plans, competitors, and director compensation policies. Our CEO then met with Mr. Lopez to discuss these matters in greater detail. We plan to conduct further orientation for Mr. Lopez in the spring of 2017.

        During 2016, we also conducted orientations for Ms. Sullivan and Messrs. Anderson and Hicks in connection with their initial appointment to the Audit, Governance and Compensation Committees, respectively. We also met with Ms. Stewart and Messrs. Barker and Siewert in connection with their becoming Chair of the Compensation, Governance and Audit Committees, respectively.

CONTINUING EDUCATION

        Our continuing director education program consists of periodic visits to our facilities and management presentations regarding our business operations, strategies, risks and values and ethics. We provide updates on relevant topics of interest to our Board at and between meetings throughout the year, and provide access to a boardroom news resource platform for them to keep informed of emerging best practices. We also reimburse directors who attend accredited director education programs for fees and related expenses.

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BOARD AND COMMITTEE EVALUATIONS

        The Governance Committee oversees and conducts an annual performance evaluation of our Board, Executive Chairman and Lead Independent Director, and Board Committees, including the Committee Chairs. Many of the improvements in our corporate governance practices and Board processes have resulted from the annual evaluation process. Our Board views the process as an integral way to assess its effectiveness and identify ways to improve in the pursuit of continued excellence.

        In response to feedback received in recent years during the evaluation process, our Board made the following enhancements to its processes:

  •
  Identified need for another independent director leading a company in the industries we serve, culminating in the recent appointment of Mr. Lopez to our Board;

  •
  Given our increased strategic focus on acquisitions, increased discussions regarding our M&A pipeline and targets actively under consideration;

  •
  Continued its focus on succession planning and leadership development;

  •
  Significantly expanded the time allotted at meetings for executive sessions with and without the CEO and/or Executive Chairman; and

  •
  Continued our Board and the Audit Committee's review and discussion of our cybersecurity preparedness.

STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS

GOVERNANCE ENGAGEMENT: A YEAR-ROUND PROCESS

        We value stockholder feedback on our corporate governance program, and we actively solicit input through our stockholder engagement program. Our engagement program begins in the first quarter of each year, with the filing of our proxy statement.

SPRING
After we file our proxy statement and supplementary proxy materials with the SEC, we contact our largest investors (generally representing 50-70% of our shares outstanding as of the record date), offering a meeting with members of management and/or our Board to discuss the items being brought before the Annual Meeting and our executive compensation and corporate governance programs.
SUMMER
We provide an analysis of the vote results, including feedback from investors and views of proxy advisory firms, to the appropriate Committees of our Board.
FALL
We reach out to our largest investors to discuss executive compensation and corporate governance matters, without the time pressures associated with proxy season, to learn about the issues that are important to them and get context regarding their proxy voting guidelines.
WINTER
As we prepare for the following proxy season, we review the feedback from our fall outreach effort with management and our Board and consider whether any changes to our executive compensation and corporate governance programs are advisable. We also keep investor feedback in mind as we draft our next year's proxy statement, enhancing or clarifying our disclosure as appropriate.
ANNUAL MEETING
On the day of the Annual Meeting, we discuss preliminary vote results with our Board.
ROBUST AND ONGOING STOCKHOLDER ENGAGEMENT

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STOCKHOLDER ENGAGEMENT ON GOVERNANCE MATTERS IN 2016

        We continued our long-standing practice of open dialogue with stockholders in 2016. In advance of the 2016 Annual Meeting, we proactively contacted over 40 of our institutional stockholders, representing almost 70% of our then-outstanding shares. Directors and management were available to answer questions or address concerns regarding our corporate governance programs and the items being brought to stockholder vote at the Annual Meeting. As a result of this effort, we received responses from stockholders representing nearly 30% of our then-outstanding shares, resulting in a few telephonic discussions. We engaged with every stockholder who accepted our invitation to engage. In the fall, we reached out to our 25 largest institutional stockholders, representing approximately 45% of our then outstanding shares to learn what issues are important to them without the time pressures associated with proxy season. As a result of these off-season efforts, we received responses from stockholders representing over 20% of our then-outstanding shares, speaking with stockholders representing approximately 17% of those shares.

        During 2016, our stockholders expressed their support for our Board, governance program and engagement efforts. In addition, they also commended our methodical succession planning and seamless CEO transition. With respect to our 2016 proxy statement, investors appreciated the robust disclosure on our Board's composition and refreshment and its oversight of specific risks. Investors also shared their views on stockholder rights matters, including proxy access and the right of stockholders to call a special meeting, as well as on the duties of our Lead Independent Director.

CONTACTING OUR BOARD

        We welcome ongoing feedback from all our stockholders. We review correspondence submitted by stockholders, discussing the feedback received with senior management and/or our Board to the extent appropriate.

        Stockholders and other interested parties may contact our Board, Chairman, Lead Independent Director, any Committee or Committee Chair, or any other individual director concerning business matters by writing to: Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

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ITEM 1 — ELECTION OF DIRECTORS

        Our Bylaws provide for a Board of between eight and 12 directors, with the exact number fixed by a resolution of our Board. Effective February 1, 2017, in conjunction with Mr. Lopez's appointment and upon the recommendation of the Governance Committee, our Board fixed the number of directors at 11. All nominees are standing for election at the Annual Meeting for a one-year term.

        Each of the 11 nominees is presently serving as director on our Board and all nominees have consented to being named in this proxy statement and serving if elected by our stockholders.

MAJORITY VOTING STANDARD

        Our Bylaws provide for the approval of a majority of votes cast for the election of directors in uncontested elections like this one and require that an incumbent director who is not re-elected tender his or her resignation from the Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation — taking into account the recommendation of the Governance Committee and any other factors it considers appropriate — and publicly disclose its decision regarding the tendered resignation, including its rationale for the decision, within 90 days from the date election results are certified. In a contested election, plurality voting is the standard for election of directors.

        In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

RECOMMENDATION OF BOARD OF DIRECTORS

        Our Board of Directors recommends that you vote FOR each of the director nominees.    The persons named as proxies will vote for the election of each of the 11 nominees, unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would decrease the size of our Board.

SELECTION OF DIRECTOR NOMINEES

        Director nominees are generally recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with their election by stockholders to follow at the next Annual Meeting. Our Board believes that the backgrounds and qualifications of our directors, considered as a group, provide a mix of complementary experience, knowledge and ability that allows them to effectively discharge their oversight responsibilities.

        In considering whether to recommend a candidate as a director nominee, the Governance Committee applies the criteria described in our Governance Guidelines, including (i) the potential nominee's ability to qualify as independent, to ensure that a majority of our Board remains independent; (ii) relevant business and leadership experience, considering factors such as size, industry, scope, complexity and global operations; (iii) experience as a board member of another public company; (iv) experience in finance and accounting and/or executive compensation; (v) time commitments, including other boards on which the nominee serves; (vi) potential conflicts of interest; (vii) ability to contribute to the oversight and governance of our company; and (viii) ability to represent the balanced interests of stockholders as a whole, rather than those of any special interest group. For incumbent directors, these criteria also include contributions to our Board and Committees, attendance record at Board and Committee meetings, compliance with our stock ownership guidelines, and mandatory retirement date to assist with Board succession planning. The Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all nominees.

        The Governance Committee reviews the qualifications of any candidate with those of current directors to determine whether the person has experience in relevant industries and functional areas, such as finance, manufacturing, and technology, to ensure that our Board is able to fulfill its oversight responsibilities. Sources for identifying potential nominees include existing Board members, our senior management, executive search firms, and our stockholders.

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STOCKHOLDER SUBMISSION OF DIRECTOR NOMINEES

        Stockholders may recommend director candidates by submitting the candidate's name, together with his or her biographical information, professional experience and written consent to nomination, to Governance and Social Responsibility Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        To be considered at the 2018 Annual Meeting, stockholder nominations must comply with the requirements referenced in the last section of this proxy statement under Submission of Stockholder Items for 2018 Annual Meeting. The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

DIRECTOR QUALIFICATIONS

        Our Board has identified the following qualifications for our directors to possess to provide oversight and stewardship of our company:

QUALIFICATION	DESCRIPTION	VALUE TO OUR BOARD AND STOCKHOLDERS	# (%) OF NOMINEES
Global Exposure	Seniority in a global enterprise or significant experience in international markets	Gives us insight into the geographic markets in which we operate, helping us remain competitive in mature markets and gain share in faster-growing emerging markets	11 (100%)
Senior Leadership Experience	Experience as president, chief executive officer or in similar senior executive positions	Provides us valuable perspectives from leaders with hands-on executive management experience to help us assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures	10 (91%)
Board Experience	Prior or concurrent service on other SEC-reporting company boards	Helps reinforce management accountability for maximizing long-term stockholder value and promote corporate governance and executive compensation best practices	10 (91%)
Industry Background	Experience in the retail, packaging or consumer goods industries	Allows us to better understand the needs of our customers in developing our business strategies, as well as evaluate acquisition opportunities	8 (73%)
Financial Sophistication	Expertise in accounting, auditing, tax, banking, insurance, or investments	Provides insights on managing our capital structure, optimizing stockholder distributions, undertaking significant transactions, and ensuring proper accounting, financial reporting and internal controls	4 (36%)

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BOARD REFRESHMENT AND DIRECTOR SUCCESSION PLANNING

        Our Governance Guidelines reflect our Board's belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being brought to the Board, our Board believes they are counter-balanced by the disadvantage of causing the loss of a director who over a period of time became well-versed in our strategies, operations and risks and is providing valuable contributions to Board deliberations. We believe that our decision not to establish term limits is consistent with the prevailing practice among companies in the S&P 500. We recognize that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity; however, we believe that arbitrarily removing knowledgeable directors and the oversight consistency they bring — particularly during periods of executive management change similar to our very recent CEO transition — weighs against restricting director tenure through term limits. Ultimately, it is our Board's responsibility to establish board refreshment policies, using its discretion in the best interest of our company and stockholders.

        We have adopted the policies described below to facilitate regular refreshment of our Board and ensure that it continues to independently challenge our management with continuously refreshed points of view.

POLICIES SUPPORTING BOARD REFRESHMENT
POLICY	DESCRIPTION	EVENTS OCCURRING AT OR SINCE 2016 ANNUAL MEETING
Mandatory Resignation Policy	Incumbent directors who are not elected by our stockholders must tender their resignation.	All incumbent directors were elected at the 2016 Annual Meeting.
Mandatory Retirement Policy	Directors must retire on the date of the annual meeting of stockholders that follows their reaching the age of 72. Since inception, this policy has never been waived.	No directors retired as a result of this policy on the date of the 2016 Annual Meeting.
Resignation Tendered Upon Change in Principal Employment	Directors who change the principal occupation, position or responsibility they held when they were elected to our Board must volunteer to resign from the Board.	Mr. Butier replaced Mr. Scarborough as our CEO, effective May 1, 2016. The independent directors on our Board determined that Mr. Scarborough should remain on the Board and elected him as Executive Chairman, effective May 1, 2016.
Prior Notice Requirement to Prevent Over-Boarding	Directors must give prior notice before accepting another public company directorship so that the director's ability to fulfill Board responsibilities may be appropriately evaluated if he or she serves on more than four other public company boards.	In September 2016, Mr. Anderson joined the board of Marsh & McLennan Companies, Inc. and resigned from one of the other boards on which he then served. While he does not serve on more than four other public company boards, the Governance Committee affirmatively determined that Mr. Anderson should continue to serve on our Board.

        Over the past six years, five directors retired from our Board as a result of our mandatory retirement policy and two of our directors resigned from our Board (not due to any disagreement with our company). Upon the recommendation of the Governance Committee, Mr. Lopez was appointed to our Board as an independent director, effective February 1, 2017. In connection with our CEO transition, Mr. Butier joined our Board as a non-independent director in May 2016. We believe that this recent experience — coming after four new independent directors were appointed to our Board between 2009 and 2013 — demonstrates our commitment to Board refreshment.

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        The average tenure of our director nominees is approximately nine years, which we believe is comparable to the average tenure for companies in the S&P 500 and within the six-to-ten year band in which the majority of these companies fall. The graph below shows the tenure of our director nominees, which we believe is balanced between new directors who bring new ideas and insights and longer-serving directors with deep institutional knowledge of our Board and company.

DIRECTOR DIVERSITY

        Although we do not have a formal policy regarding the consideration of diversity in selecting director nominees, the Governance Committee seeks to recommend individuals with a broad diversity of experience, profession, skill, geographic representation and background, which may include consideration of personal characteristics such as race, gender and national origin. While diversity is a consideration, nominees are not chosen or excluded solely or primarily on that basis; rather, the Governance Committee focuses on skills, expertise and background to complement the existing Board in light of the diverse and global nature of our businesses and operations.

        Our Board recognizes the benefits of racial, ethnic and gender diversity in the boardroom, including better reflecting our global customer base and the healthy debate that results from different viewpoints that may stem from diverse backgrounds. The three independent directors most recently appointed to our Board have increased the diversity of our Board. The racial, ethnic and gender diversity of our 2017 director nominees is shown in the chart below.

2017 DIRECTOR NOMINEES

        The following pages provide information on each director nominee for election at the Annual Meeting, including his or her age, current board leadership roles, and business experience during at least the past five years. We also indicate the name of any other public company board on which each nominee currently serves, or has served during the past five years; for these purposes, "public company" means one that is required to file reports with the SEC.

        In addition to the information presented regarding each nominee's experience and qualifications that led our Board to conclude that he or she should serve as a director — which includes senior leadership experience, global exposure, industry background, financial sophistication, and public company board experience — we believe that each of them has integrity and adheres to our high ethical standards. Each nominee also has demonstrated the ability to exercise sound judgment, as well as the commitment to serving the long-term interests of our stockholders.

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SELECT BUSINESS EXPERIENCE

Owens-Illinois, Inc., a glass container manufacturer and supplier to food and beverage brands

•

President & CEO since January 2016

•

Chief Operating Officer & President, Glass Containers from February 2015 to December 2015

•

President, O-I Americas from July 2014 to January 2015

•

President, O-I Latin America from April 2009 to July 2014

Andres A. Lopez Age 54 Director since February 2017 Independent Other Public Company Boards Current: Owens-Illinois, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Oversees a company with over $6.7 billion in 2016 revenues and more than 27,000 employees

Industry background

•

Leads a multi-national company in the beverage segment of the consumer goods industry into which we sell our pressure-sensitive materials

Global exposure

•

Led the Latin America and Americas divisions, after having worked in positions of increasing responsibility throughout the region

Public board experience

•

Concurrent service on one other public board

CURRENT BOARD LEADERSHIP ROLES

None

SELECT BUSINESS EXPERIENCE Ernst & Young LLP, an assurance, tax, transaction and advisory services firm • Vice Chair, Managing Partner and Member of the Executive Board from 2000 to March 2012

Anthony K. Anderson

Age 61

Director since December 2012

Independent

Other Public Company Boards

Current:

AAR Corporation

Exelon Corporation

Marsh & McLennan Companies, Inc.

Past Five Years:

First American Financial Corporation

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Served on the executive board of Ernst & Young for 12 years, and as the managing partner of the Midwest and Pacific Southwest regions

•

Director of The Chicago Council on Global Affairs, World Business Chicago and the Chicago Urban League (former Chairman)

Financial sophistication

•

35 years of financial statement and internal control expertise acquired through auditing global public companies

•

Substantial experience advising audit committees of large multinational corporations

•

Certified public accountant (now inactive)

Public board experience

•

Concurrent service on three other public boards and prior service on other public boards

CURRENT BOARD LEADERSHIP ROLE

Audit Committee Member

Governance Committee Member

SELECT BUSINESS EXPERIENCE

Nestlé USA, a nutrition, health and wellness company

•

Chairman & Chief Executive Officer from January 2006 to October 2012

Nestlé Brands Company, an operating unit of Nestlé USA

•

President & Chief Executive Officer from 2003 to December 2005

Bradley A. Alford Age 60 Director since April 2010 Independent Other Public Company Boards Current: ConAgra Foods, Inc. Perrigo Company plc Unified Grocers, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Led a company then with $12+ billion in annual revenues and 26,000+ employees

Industry background

•

30+ years in the consumer goods industry

•

Knowledge of the food and beverage segments into which we sell our pressure-sensitive materials

Global exposure

•

International management assignments

•

Significant mergers and acquisitions and integration experience

CURRENT BOARD LEADERSHIP ROLES

Compensation Committee Member

Governance Committee Member

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SELECT BUSINESS EXPERIENCE

Allergan, Inc., a global health care company

•

Chairman & Chief Executive Officer from June 2013 to March 2015 and February 2006 to April 2011

•

Chairman, President & Chief Executive Officer from April 2011 to June 2013 and April 2001 to January 2006

•

President & Chief Executive Officer from January 1998 to March 2001

David E.I. Pyott

Age 63

Director since November 1999

Independent

Other Public Company Boards

Current:

Alnylam Pharmaceuticals Inc.

BioMarin Pharmaceutical Inc.

Koninklijke Philips N.V.

Past Five Years:

Allergan, Inc.

Edwards Lifesciences Corporation

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Led a company with over $7 billion in 2014 revenues and over 11,000 employees

Global exposure

•

30+ years of strategic, operational, research and development and marketing experience in the health care industry into which we sell our pressure-sensitive materials and medical solutions

Public board experience

•

Concurrent service on three other public boards; prior service on other public boards

CURRENT BOARD LEADERSHIP ROLES

Lead Independent Director

Compensation Committee Member

Governance Committee Member

SELECT BUSINESS EXPERIENCE

Avery Dennison Corporation

•

Executive Chairman since May 2016

•

Chairman & Chief Executive Officer from November 2014 to April 2016

•

Chairman, President & Chief Executive Officer from April 2010 to October 2014

•

President & Chief Executive Officer from May 2005 to April 2010

•

President & Chief Operating Officer from May 2000 to April 2005

Dean A. Scarborough Age 61 Director since May 2000 Not Independent Other Public Company Boards Current: Mattel, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Seven years leading our company as Chairman, 11 years as Chief Executive Officer and 15 years as President

Global exposure and industry background

•

30+ years managing or overseeing our global pressure-sensitive materials operations

Public board experience

•

Concurrent service on one other public board

CURRENT BOARD LEADERSHIP ROLE

Executive Chairman

SELECT BUSINESS EXPERIENCE

DineEquity, Inc., owner, operator and franchisor of IHOP and Applebee's restaurants

•

Chairman & Chief Executive Officer from June 2008 to March 2017

IHOP Corporation, DineEquity's predecessor entity

•

Chairman & Chief Executive Officer from May 2006 to May 2008

•

President, Chief Executive Officer & Chief Operating Officer from May 2002 to April 2006

•

President & Chief Operating Officer from December 2001 to May 2002

Julia A. Stewart Age 61 Director since January 2003 Independent Other Public Company Boards Current: None Past Five Years: DineEquity, Inc.

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Led the world's largest full-service restaurant company

Global exposure

•

Substantial operational and marketing experience in the dining industry

•

Expertise in brand positioning, risk assessment, financial reporting and corporate governance

Public board experience

•

Prior service on other public boards

CURRENT BOARD LEADERSHIP ROLES

Compensation Committee Chair

Governance Committee Member

Avery Dennison Corporation  | 2017 Proxy Statement  | 21

SELECT BUSINESS EXPERIENCE

Foot Locker, Inc., a specialty athletic retailer

•

Executive Chairman from December 2014 to May 2015

•

Chairman, President & Chief Executive Officer from February 2010 to November 2014

•

President and Chief Executive Officer from August 2009 to February 2010

J.C. Penney Company, Inc., a retail company

•

President & Chief Merchandising Officer from January 2005 to July 2009

•

President & Chief Operating Officer from July 2002 to December 2004

Ken C. Hicks Age 64 Director since July 2007 Independent Other Public Company Boards Current: None Past Five Years: Foot Locker, Inc.

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Oversaw a company with over $7 billion in 2014 revenues and over 43,000 employees

Industry background

•

29 years of senior marketing and operational experience in the retail industry into which we sell our retail branding and information solutions

Public board experience

•

Prior service on other public boards

CURRENT BOARD LEADERSHIP ROLES

Audit Committee Member

Compensation Committee Member

SELECT BUSINESS EXPERIENCE

Sensata Technologies Holding N.V., a supplier of sensors and controls

•

President & Chief Executive Officer since January 2013

•

President from September 2010 to December 2012

•

Chief Operating Officer from April 2006 to August 2010

Texas Instruments, Inc., Sensata's predecessor entity

•

Vice President of Sensor Products from 1997 to 2006

Martha N. Sullivan Age 60 Director since February 2013 Independent Other Public Company Boards Current: Sensata Technologies Holding N.V. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Leads a business-to-business enterprise with nearly $3.2 billion in 2016 revenues

Global exposure

•

Oversees all business segments, global operations and strategic planning

•

Strong technology background, including experience overseeing a radio-frequency identification business

Public board experience

•

Concurrent service on one other public board

CURRENT BOARD LEADERSHIP ROLE

Audit Committee Member

Compensation Committee Member

SELECT BUSINESS EXPERIENCE

Avery Dennison Corporation

•

President & Chief Executive Officer since May 2016

•

President & Chief Operating Officer from November 2014 to April 2016

•

Senior Vice President & Chief Financial Officer from June 2010 to October 2014; continued as CFO until March 2015

•

Vice President, Global Finance and Chief Accounting Officer from March 2007 to May 2010

Mitchell R. Butier Age 45 Director since April 2016 Not Independent Other Public Company Boards Current: None Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Has held roles of increasing responsibility at our company including, CFO, COO and now President & CEO

Industry background and global exposure

•

Served in senior leadership positions in our three business segments, including an international assignment in Europe

Financial sophistication

•

Served as our CFO for nearly five years and our Chief Accounting Officer for almost three years

CURRENT BOARD LEADERSHIP ROLE

None

Avery Dennison Corporation  | 2017 Proxy Statement  | 22

SELECT BUSINESS EXPERIENCE

The Carlyle Group, a global alternative investment firm

•

Managing Director and Partner since April 2007

The Coca-Cola Company, the world's largest beverage company

•

Senior Advisor from February 2006 to March 2007

•

Group President, Asia from August 2001 to February 2006

Patrick T. Siewert Age 61 Director since April 2005 Independent Other Public Company Boards Current: Mondelez International, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Industry background and financial sophistication

•

Led a division of a global company in the beverage segment of the consumer goods industry into which we sell our pressure-sensitive materials

•

Advises on investments in consumer-related businesses across Asia

Global exposure

•

Work experience in Asia, a region in which we manufacture many of our products and a geographic market that is driving our growth in emerging markets

Public board experience

•

Concurrent service on one other public board

CURRENT BOARD LEADERSHIP ROLE

Audit Committee Chair

SELECT BUSINESS EXPERIENCE

JPMorgan Chase & Co., a global financial services firm

•

Chairman of California and Executive Committee Member from September 2009 to January 2013

Goldman Sachs & Co., an investment banking, securities and investment management firm

•

Partner/Managing Director from 1982 to 1998

Peter K. Barker Age 68 Director since January 2003 Independent Other Public Company Boards Current: Fluor Corporation Franklin Resources, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Substantial leadership experience

•

Led a division then with over 21,000 employees

•

Member of the executive committee overseeing a global enterprise then with $100+ billion in annual revenues

Financial sophistication

•

37 years of investment banking experience, advising companies on capital structure, strategic planning, financing, recapitalization, acquisitions and divestitures

Public board experience

•

Concurrent service on two other public boards; prior service on other public boards

CURRENT BOARD LEADERSHIP ROLE

Governance Committee Chair

Audit Committee Member

DIRECTOR COMPENSATION

        In recommending non-employee director compensation to our Board, the Compensation Committee seeks to target the median compensation at companies similar in size, global scope and complexity with which we compete for director talent. The majority of this compensation is delivered in equity to align director interests with those of our stockholders.

2016 DIRECTOR COMPENSATION PROGRAM AND RECENT CHANGES

        The director compensation table provides information regarding the compensation earned by or awarded to our non-employee directors during 2016. In connection with the changes described below, total non-employee director remuneration increased from $225,000 to $250,000 effective May 1, 2016.

        In December 2015, the Compensation Committee considered the design of our non-employee director compensation program, which had not changed for three years. At the Compensation Committee's request, Willis Towers Watson reviewed trends in board compensation and assessed the competitiveness of all components of our program, including cash compensation (Board and Committee retainers), equity grants, total direct compensation (annual cash plus equity), total remuneration, stock ownership guidelines, and the additional retainer for the Lead Independent Director.

        Using data from public filings of companies ranked in the Fortune 375-500 with median 2014 revenues of $6.0 billion, Willis Towers Watson, the Compensation Committee's independent compensation consultant, determined that our total annual remuneration of $225,000 was below the median. Willis Towers Watson recommended that the program be changed to maintain its market-competitiveness and continue allowing us to attract and retain qualified directors. On the advice of

Avery Dennison Corporation  | 2017 Proxy Statement  | 23

Willis Towers Watson, the Compensation Committee recommended to our Board that the following changes be made to target total non-employee director compensation at the then-projected market median through 2017:

  •
  increase target total remuneration to $250,000, reflecting the 10%-13% growth rate in outside director compensation among large companies in recent years;

  •
  increase the amount of annual equity compensation from $125,000 to $140,000, granted 100% in the form of RSUs consistent with the prior program and market practices; and

  •
  raise the annual Board retainer from $90,000 to $100,000 and the supplemental Lead Independent Director retainer from $20,000 to $25,000.

        After consideration of the advice from the independent compensation consultant, the recommendation of the Compensation Committee and further discussion, the Board approved the revised program, effective May 1, 2016. The primary components of the former and current non-employee director compensation programs are summarized in the chart below and described thereafter.

ANNUAL NON-EMPLOYEE DIRECTOR COMPENSATION

	THROUGH APRIL 2016	BEGINNING MAY 2016
Equity Grant of Restricted Stock Units	$125,000	$140,000
Cash Retainer	$90,000	$100,000
Match of Charitable/Educational Contributions	$10,000	No change
Additional Cash Retainer for Lead Independent Director	$20,000	$25,000
Additional Cash Retainer for Audit Committee Chair	$20,000	No change
Additional Cash Retainer for Compensation Committee Chair	$15,000	No change
Additional Cash Retainer for Governance Committee Chair	$15,000	No change
TARGETED AT MEDIAN

        In light of these increases, the Compensation Committee also increased our non-employee director stock ownership guidelines to require ownership of the lesser of the dollar amount of $500,000 (up from $325,000) and 7,500 (up from 6,500) shares, effective May 1, 2016.

        In February 2017, upon the advice of Willis Towers Watson, the Compensation Committee further revised our non-employee director stock ownership guidelines, effective as of the Annual Meeting, to (i) eliminate the share guideline, maintaining only the dollar guideline, and (ii) discontinue considering stock option gains towards measuring guideline compliance, counting only shares owned, deferred stock units and unvested RSUs. These changes are consistent with the changes made to our executive stock ownership guidelines effective January 1, 2017. Based on the advice of Willis Towers Watson, the Compensation Committee also recommended to our Board that the supplemental Lead Independent Director retainer be increased from $25,000 to $30,000 to more closely align with market practices. Our Board approved the increased supplemental Lead Independent Director retainer, effective May 1, 2017.

EQUITY COMPENSATION

        The 2016 equity grant to non-employee directors was made on May 1, 2016 in the form of restricted stock units (RSUs) that vest ratably over three years, except that all unvested RSUs fully vest upon a director's death, disability, retirement from our Board after reaching age 72 or termination of service within 24 months after a change of control. Unvested RSUs are generally cancelled in the event a director voluntarily resigns, is not re-elected by our stockholders or is otherwise asked to leave our Board. On May 1, 2016, each of our then-serving directors was granted 1,922 RSUs with a grant date value of approximately $140,000 based on the fair market value of our common stock on that date.

        On February 1, 2017, the effective date of his appointment to our Board, Mr. Lopez received a prorated equity grant for the remainder of the term expiring at the Annual Meeting, consisting of 445 RSUs with a grant date value of approximately $35,000 based on the fair market value of our common stock on that date.

        Directors are subject to the stock ownership guidelines described above and are prohibited from hedging or pledging our common stock. With the exception of the newest member of our Board, all of our directors are in compliance with our stock ownership guidelines. Based on our review of their written representations, none of our directors has hedged or pledged our common stock.

Avery Dennison Corporation  | 2017 Proxy Statement  | 24

DEFERRABLE CASH COMPENSATION

        Cash retainers are paid semi-annually in arrears and prorated for any director's partial service during the year. Directors are also reimbursed for travel expenses incurred to attend Board meetings and continuing education events.

        Non-employee directors may choose to receive their compensation in (i) cash, either paid directly or deferred into an account under our Directors Variable Deferred Compensation Plan (DVDCP), which accrues earnings at the rate of return of certain bond and equity investment funds managed by an insurance company; (ii) deferred stock units (DSUs) credited to an individual account pursuant to the Directors Deferred Equity Compensation Plan (DDECP); or (iii) a combination of cash and DSUs. None of our non-employee directors currently participates in the DVDCP and seven of our non-employee directors serving during 2016 participate in the DDECP. When a director participating in the DDECP retires or otherwise ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director's service, with the resulting number of shares of our common stock issued to the director. Dividend equivalents, representing the value of dividends per share paid on shares of our common stock calculated with reference to the number of DSUs held as of a dividend record date, are reinvested on the applicable payable date in the form of additional DSUs credited to the accounts of directors participating in the DDECP.

MATCHING GIFT PROGRAM

        We match up to $10,000 per year of a non-employee director's contributions to charitable organizations or educational institutions.

DIRECTOR COMPENSATION TABLE

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(3)	ALL OTHER COMPENSATION(4)	TOTAL
Bradley A. Alford	$96,667	$133,709	—	$5,100	$235,476
Anthony A. Anderson	$96,667	$133,709	—	—	$230,376
Peter K. Barker	$113,334	$133,709	—	$10,000	$257,043
Ken C. Hicks	$96,667	$133,709	—	$10,000	$240,376
David E.I. Pyott	$125,000	$133,709	$8,464	$10,000	$277,173
Patrick T. Siewert	$110,000	$133,709	—	—	$243,709
Julia A. Stewart	$111,667	$133,709	—	$10,000	$255,376
Martha N. Sullivan	$96,667	$133,709	—	$7,694	$238,070

(1)
Messrs. Butier and Scarborough do not appear in the table because they do not receive any additional compensation to serve as directors and Mr. Lopez does not appear in the table because he did not serve as a director during 2016. Amounts represent retainers earned as set forth in the table below. At their election, the following directors deferred their cash compensation through the DDECP, with the following balances of DSUs in their accounts as of December 31, 2016, the last day of our 2016 fiscal year: Mr. Alford — 14,824; Mr. Anderson — 6,889; Mr. Barker — 25,536; Mr. Hicks — 11,765; Mr. Pyott — 45,442; Ms. Stewart — 33,634; and Ms. Sullivan — 6,788.

NAME	BOARD LEADERSHIP ROLES DURING 2016	BOARD RETAINER	COMMITTEE CHAIR RETAINER	LEAD DIRECTOR RETAINER
Mr. Alford		$96,667	—	—
Mr. Anderson		$96,667	—	—
Mr. Barker	Governance Committee Chair; former Audit Committee Chair	$96,667	$16,667	—
Mr. Hicks		$96,667	—	—
Mr. Pyott	Lead Independent Director; former Compensation Committee Chair	$96,667	$5,000	$23,333
Mr. Siewert	Audit Committee Chair	$96,667	$13,333	—
Ms. Stewart	Compensation Committee Chair; former Governance Committee Chair	$96,667	$15,000	—
Ms. Sullivan		$96,667	—	—
(2)
Amounts reflect the grant date fair value, without adjustment for forfeitures, of 1,922 RSUs granted on May 1, 2016. The fair value of RSUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends. Each non-employee director serving as of December 31, 2016 had a total of 4,274 unvested RSUs.

(3)
We do not currently have a retirement benefit program for non-employee directors. Amount for Mr. Pyott reflects the change in present value of his accumulated benefits under a director retirement plan the accrual of benefits under which was frozen in 2002, based on an interest rate of 3.19% as of December 31, 2016.

(4)
Amounts reflect our matching gifts for contributions made to charitable organizations or educational institutions.

Avery Dennison Corporation  | 2017 Proxy Statement  | 25

ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        In 2011, after considering the advisory vote on the frequency of our say-on-pay vote that took place at that year's Annual Meeting, our Board determined to hold say-on-pay votes annually. This year, stockholders are again being asked to vote on the frequency of say-on-pay votes (see Item 3 — Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation).

        In this Item 2, our stockholders are being asked to vote on the following resolution:

          RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named Executive Officers, as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of the Company's 2017 proxy statement.

RECOMMENDATION OF BOARD OF DIRECTORS

        The Compensation Committee considered feedback from stockholders regarding our executive compensation program and made significant changes to our program in recent years to address this feedback and more closely align our compensation program with our financial profile and business strategies, including additional refinements during 2016. Our Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

MEANING OF ADVISORY VOTE

        The advisory vote is a vote to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis (CD&A) and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element of these policies, the compensation of our non-employee directors, or our program features designed to prevent excessive risk-taking as described in Risks Associated with Compensation Policies and Practices.

        The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the CD&A of our 2018 proxy statement. We remain committed to ongoing engagement with our stockholders to solicit their viewpoints and discuss why we believe our executive compensation program properly aligns with our strategies by encouraging our leaders to deliver strong financial performance and create superior long-term, sustainable value for our customers, employees and stockholders.

Avery Dennison Corporation  | 2017 Proxy Statement  | 26

ITEM 3 — ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act requires that we provide our stockholders with an advisory vote on the frequency with which stockholders will have an advisory vote to approve executive compensation at least once every six years. The advisory vote on the frequency of the executive compensation vote is a non-binding vote as to whether the executive compensation vote should occur every one, two or three years. Stockholders may also abstain from this vote.

        Our stockholders last voted on the frequency of the executive compensation vote at the 2011 Annual Meeting. At a meeting held immediately before the 2011 Annual Meeting, our Board reviewed the preliminary voting results for the frequency vote. Based on that review and upon the recommendation of the Governance Committee, our Board determined to hold the advisory stockholder vote to approve executive compensation every one year. Based on its ongoing review of corporate governance matters and market practices and upon the recommendation of the Compensation Committee, our Board has determined that advisory votes should continue to take place annually.

        In determining to recommend that stockholders vote for a frequency of every one year, our Board considered how an advisory vote at this frequency closely aligns with our practice of discussing our executive compensation philosophy, policies and programs with our stockholders on an ongoing basis.

        Stockholders are being asked to vote on the following resolution:

        RESOLVED, that the Company's stockholders determine, on an advisory basis, the frequency with which the Company's stockholders shall have an advisory vote to approve the compensation of the Company's Named Executive Officers, among the following choices:

        Choice 1 — every one year;

        Choice 2 — every two years;

        Choice 3 — every three years; or

        Choice 4 — abstain from voting.

        This advisory vote on the frequency of the executive compensation vote is not binding on our Board. However, our Board will take into account the result of the vote when determining the frequency of future executive compensation votes. We will disclose the number of votes cast for each of the above choices and our frequency determination in a Current Report on Form 8-K filed with the SEC on or before May 3, 2017. We will also state the determined frequency in our 2018 proxy statement.

RECOMMENDATION OF BOARD OF DIRECTORS

        Consistent with our current practice and to continue fostering ongoing engagement with our stockholders, your Board of Directors recommends a vote FOR holding the advisory vote to approve executive compensation every ONE year. Properly dated and signed proxies will be so voted unless stockholders specify otherwise. Stockholders are not voting to approve or disapprove our Board's recommendation, and may choose among the four choices, none of which may receive a majority of the votes cast. The choice that receives the plurality of the votes cast will be deemed to be the non-binding choice of our stockholders.

Avery Dennison Corporation  | 2017 Proxy Statement  | 27

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT

        The Compensation and Executive Personnel Committee (referred to in this report as the "Committee") of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and these discussions, has recommended to our Board of Directors that the CD&A be included in our 2017 proxy statement and incorporated by reference into our 2016 Annual Report on Form 10-K.

        The Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation and Executive Personnel Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Julia A. Stewart, Chair
Bradley A. Alford
Ken C. Hicks
David E. I. Pyott
Martha N. Sullivan

Avery Dennison Corporation  | 2017 Proxy Statement  | 28

COMPENSATION DISCUSSION AND ANALYSIS*

        This Compensation Discussion and Analysis (CD&A) provides an overview and analysis of the principles and practices underlying our executive compensation program and the decisions made by the Compensation and Executive Personnel Committee (referred to in this CD&A as the "Committee") related to 2016 compensation. This CD&A contains the following sections:

  •
  Executive Summary
    –
    Business Strategy Overview
    –
    On Track to Deliver 2018 Financial Targets
    –
    2016 Financial Performance
    –
    Three- and Five-Year Cumulative TSR Outperformance
    –
    2016 Say-on-Pay Vote and Ongoing Stockholder Engagement on Compensation Matters
    –
    2016 Named Executive Officers (NEOs)
    –
    CEO Transition
    –
    Overview of Pay Philosophy and Executive Compensation Components
    –
    Continuous Evolution of Compensation Program
    –
    Strong Compensation Governance Practices
  •
  Summary of Compensation Decisions for 2016
  •
  Discussion of Compensation Components and Decisions Impacting 2016 Compensation
    –
    Base Salary
    –
    2016 Annual Incentive Plan (AIP) Awards
    –
    2016 Grants of Long-Term Incentive (LTI) Awards
    –
    2016 Vesting of Previously Granted LTI Awards
    –
    Perquisites
    –
    Benefits
    –
    Relocation/International Assignment Benefits
    –
    Severance Benefits
  •
  Compensation-Setting Tools
  •
  Independent Oversight and Expertise
  •
  Other Considerations

EXECUTIVE SUMMARY

BUSINESS STRATEGY OVERVIEW

        Over the past five years, we have successfully executed our business strategy, which is designed to create long-term, sustainable value for our customers, employees, and stockholders. From our stockholders' perspective, that value is best measured by our total stockholder return (TSR) and economic value added (EVA), both of which are performance objectives used in our executive compensation program and inform how we set goals for top-line growth, margin improvement, asset efficiency, and capital allocation.

        In 2012, we established long-term goals to deliver by 2015 that we believed would be critical to achieving our long-term EVA goal and delivering superior long-term TSR. We communicated these goals externally as commitments to our stockholders. To achieve them, we undertook a number of steps to transform our company, including the divestiture of two businesses and a product line, as well as restructuring our remaining businesses to be leaner and more customer-centric. As a result of these actions, we substantially met or exceeded each of our company's 2015 goals.

        Following this fundamental business transformation, we communicated a new set of long-term goals in 2014, extending our planning horizon to 2018 and raising the bar for both organic sales growth and operating margin. Over halfway through this five-year period, we are on track to deliver our company's long-term targets.

*
This CD&A contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1a. "Risk Factors" and Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2016 Annual Report on Form 10-K, filed on February 23, 2017 with the SEC (our "2016 Annual Report"). Stockholders should note that statements contained in this CD&A regarding our company and business group performance targets and goals should not be interpreted as management's expectations, estimates of results or other guidance.

Avery Dennison Corporation  | 2017 Proxy Statement  | 29

        In the fourth quarter of 2016, we changed our operating structure to align with our overall business strategy. As a result, we reported our fiscal year 2016 results based on the following new segments: Label and Graphic Materials, Retail Branding and Information Solutions (RBIS), and Industrial and Healthcare Materials (IHM). These segment changes resulted in the movement of our Performance Tapes business (which was previously part of our former Pressure-sensitive Materials segment) and our Fastener Solutions business (which was previously part of RBIS) into the IHM segment. In March 2017, we announced new long-term goals for 2021 for these new segments, as well as for our company as a whole, targeting continued solid organic sales growth and double-digit growth in adjusted earnings per share (EPS) annually.

        To achieve our targets, we have refined our business strategy. We are focused on driving outsized growth in high value product categories (organically and through acquisitions) to improve our portfolio mix over time. Categories are defined as high value when they serve markets that are growing faster than gross domestic product (GDP), represent large pools of potential profit with higher-than-average variable margin, and leverage our core capabilities. Examples include specialty and durable label materials, graphic and reflective materials, industrial tapes, and radio-frequency identification (RFID) inlays and tags. In 2016, we grew these categories faster than our base business, increasing our level of investment to support a continuation of this trend going forward.

        To grow profitably in our base business, we remain highly focused on improving productivity to increase our competitiveness and expand margins. Restructuring continues to be an important element of this strategy, with the majority of recent and anticipated restructuring actions focused on improving the competitiveness of our RBIS business.

        Acquisitions have become an important part of our growth strategy, targeting companies that can increase our exposure to high value product categories. We made good progress on this front in 2016, completing the acquisition of two companies and an equity investment in another, as well as executing agreements to acquire two additional companies.

        Finally, a key pillar of our business strategy is to be a highly disciplined allocator of capital. This applies to our acquisition strategy and how we deploy capital for internal growth and productivity, as well as to our strategy for stockholder distributions.

ON TRACK TO DELIVER 2018 FINANCIAL TARGETS

        In May 2014, we announced long-term financial targets through 2018. We set our long-term organic sales growth target at 4% to 5%, reflecting confidence in the trajectory of our two largest businesses. We targeted double-digit adjusted EPS growth. For the first time, we communicated externally a target for return on total capital (ROTC), which has long been a key internal financial metric for our company. We believe that the combination of our growth and ROTC targets effectively communicates our value creation objectives, which together are a proxy for EVA, one of the performance objectives used in our LTI program. As shown below, based on our results for the first three years of this five-year period, we are on track to deliver our 2018 commitments to investors.

        Organic sales growth, adjusted EPS, ROTC — as well as free cash flow, which is described on the next page — are non-GAAP financial measures that we provide to investors to assist them in assessing our performance and operating trends. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures under generally accepted accounting principles in the United States of America (GAAP) and are reconciled to GAAP in Appendix A of this proxy statement.

	2014-2018 TARGETS	2014-2016 RESULTS
Organic Sales Growth(1)	4%-5%	4%
Adjusted EPS Growth(2)	12%-15%+	14%
Return on Total Capital(3)	16%+ in 2018	17% in 2016

ON TRACK TO DELIVER 2018 FINANCIAL TARGETS

(1)	Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. Percentages represent compound annual growth rates, with 2013 as the base period.
(2)

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, tax-effected at the full year tax rate, and adjusted for tax-effected restructuring charges and other items. Percentages represent compound annual growth rates, with 2013 as the base period.

(3)

Return on total capital refers to income from continuing operations excluding the expense and tax benefit of debt financing, divided by the average of beginning and ending invested capital (total debt plus shareholders' equity).

Avery Dennison Corporation  | 2017 Proxy Statement  | 30

2016 FINANCIAL PERFORMANCE(†)

        Fiscal year 2016 was another year of solid progress against our long-term financial targets, in which we substantially met or exceeded our financial goals for the year. In the past year, we accomplished the following:

  •
  Achieved net sales of approximately $6.1 billion, an increase of approximately 2% over the prior year.

  •
  Grew sales on an organic basis by approximately 4%.

  •
  Increased reported EPS by 20% from $2.95 in 2015 to $3.54 in 2016 and adjusted EPS by approximately 17% from $3.44 to $4.02, exceeding the high end of the $3.65-$3.85 guidance range we provided to our stockholders in February 2016.

  •
  Expanded operating margin by 90 basis points.

  •
  Delivered net cash provided by operating activities of $585.3 million and free cash flow of $387.1 million. Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations.

  •
  Improved our return on capital. Notwithstanding our increased pace of investment spending (including through acquisitions), on net income from continuing operations of $320.7 million and improved capital efficiency, ROTC increased to 17%.

  •
  Continued our disciplined approach to capital allocation. Invested $206.6 million in capital expenditures to support growth, $237.2 million in acquisitions and an equity investment, $142.5 million in dividends and $262.4 million in share repurchases.

Disciplined Capital Allocation

        We achieved these results while maintaining a healthy balance sheet and continuing the disciplined execution of our capital allocation strategy. Over the last five years, we have allocated approximately $2 billion to dividends and repurchases. In 2016, we allocated nearly $405 million for these purposes by (i) repurchasing 3.8 million shares (2 million net of dilution from our LTI program), or approximately 4% of our outstanding shares, at an aggregate cost of approximately $262 million and (ii) paying an annual dividend of $1.60 per share for an aggregate amount of nearly $143 million. We have paid quarterly dividends for decades and more than doubled our annual dividend rate per share since 2010; most recently, we raised the quarterly dividend rate by 11% in April 2016. Net of dilution from our LTI program, in the last five years we have reduced our outstanding share count by 13.6 million shares, or 13%.

†
For complete information regarding our 2016 performance, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" — in particular the information contained under the heading "Non-GAAP Financial Measures" — and our audited consolidated financial statements and notes thereto contained in our 2016 Annual Report.

Avery Dennison Corporation  | 2017 Proxy Statement  | 31

        We have also allocated capital to investing in our businesses to support organic growth and pursuing targeted acquisitions that support our strategy of increasing our exposure to high value product categories. In 2016, we increased our spending on capital expenditures by approximately 36% over the prior year to grow our business and continued to take restructuring actions to improve our profitability and expand our margins. In addition, we completed the acquisition of the European business of Mactac, as well as another small acquisition and an equity investment in another company. Mactac manufactures pressure-sensitive materials that primarily complement our existing graphics portfolio. More recently, we completed our acquisition of Hanita Coatings, a pressure-sensitive manufacturer of specialty films and laminates, and announced our agreement to acquire Yongle Tape Company, Ltd., a manufacturer of specialty tapes and related products used in a variety of industrial markets.

THREE- AND FIVE-YEAR CUMULATIVE TSR OUTPERFORMANCE

        As shown below, with TSR of nearly 15% in 2016, we delivered cumulative TSR for the 2014-2016 three-year period and the 2012-2016 five-year period that outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets (we are a member of the Materials subset, but also share many characteristics with members of the Industrials subset; investors have informed us that they look at both subsets in evaluating our relative performance, as we do internally). TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

TOTAL STOCKHOLDER RETURN
	2012	2013	2014	2015	2016	3-Year TSR	5-Year TSR

AVY	26.2%	47.5%	6.2%	23.8%	14.6%	50.6%	180.2%

S&P 500	16.0%	32.4%	13.7%	1.4%	12.0%	29.0%	98.2%

S&P Indus. & Mats.* (median)	19.8%	41.0%	11.7%	(6.0)%	18.4%	27.1%	108.1%
*
Based on companies in subsets as of December 31, 2016.

Avery Dennison Corporation  | 2017 Proxy Statement  | 32

2016 SAY-ON-PAY VOTE AND ONGOING STOCKHOLDER ENGAGEMENT ON COMPENSATION MATTERS

        We continued our long-standing practice of ongoing dialogue with stockholders in 2016. We had made significant changes to our executive compensation program over the previous few years to address direct feedback from our stockholders and more closely align our LTI program with our financial profile and business strategies, demonstrating the Committee's commitment to paying for performance and being responsive to stockholder feedback. In 2016, we were able to discuss the impact of these changes with our stockholders, who expressed support for the current structure of our executive compensation program.

Results and Analysis of 2016 Vote

        At the 2016 Annual Meeting, approximately 96% of our stockholders approved, on an advisory basis, our executive compensation, up from 92% at the 2015 Annual Meeting. The level of support we received remained strong after a significantly lower approval rate in 2014. The Committee believes that this approval rate, along with the positive feedback we received during our engagement with stockholders, indicates strong support of the changes to our compensation program made in recent years, as well as our consistently improving CD&A disclosure over the last few years.

Stockholder Engagement Program and Process

        We value stockholder feedback on our executive compensation policies and practices, and we actively solicit input through our stockholder engagement program. Our engagement program begins in the first quarter of each year, with the filing of our proxy statement.

Avery Dennison Corporation  | 2017 Proxy Statement  | 33

        We continued our long-standing practice of open dialogue with stockholders in 2016. In advance of the 2016 Annual Meeting, we proactively contacted over 40 of our institutional stockholders, representing almost 70% of our then-outstanding shares. Directors and management were available to answer questions or address concerns regarding our executive compensation and corporate governance programs and the items being brought to stockholder vote at the Annual Meeting. As a result of this effort, we received responses from stockholders representing nearly 30% of our then-outstanding shares, resulting in a few telephonic discussions. We engaged with every stockholder who accepted our invitation to engage. In the fall, we reached out to our 25 largest institutional stockholders, representing approximately 45% of our then outstanding shares to learn what issues are important to them without the time pressures associated with proxy season. As a result of these off-season efforts, we received responses from stockholders representing over 20% of our then-outstanding shares, speaking with stockholders representing approximately 17% of those shares.

        During our 2016 engagement, our stockholders expressed support for our executive compensation program, including our AIP and LTI programs, and the more graphical and streamlined disclosure in our 2016 proxy statement. In addition, they commented favorably on our Board's execution of a seamless CEO transition and our investor relations efforts and stockholder engagement. We also generally discussed the performance objectives and weightings established by the Committee.

2016 NAMED EXECUTIVE OFFICERS (NEOs)

        In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our NEOs for fiscal year 2016, who are identified in the chart below.

2016 NAMED EXECUTIVE OFFICERS

NAME	TITLE	RECENT EMPLOYMENT HISTORY
Mitchell R. Butier	President & Chief Executive Officer	Elected President and Chief Executive Officer (CEO) effective May 1, 2016, after having served as President and Chief Operating Officer since November 2014. Served as Senior Vice President and Chief Financial Officer (CFO) from June 2010 to March 2015.
Dean A. Scarborough	Executive Chairman; former Chief Executive Officer
Elected Executive Chairman effective May 1, 2016. Served in a number of capacities since joining in 1983, including President from May 2000 to October 2014, CEO from May 2005 to April 2016 and Chairman since April 2010.
Anne L. Bramman	Senior Vice President & Chief Financial Officer
Joined as Senior Vice President and CFO in March 2015 from Carnival Cruise Line, the largest division of Carnival Corporation, where she served as Senior Vice President and Chief Financial Officer for four years.
Georges Gravanis	President, Label and Graphic Materials
Elected as President, Materials Group (which is now known as Label and Graphic Materials following the fourth quarter 2016 realignment of our reporting segments) in May 2015, after serving as Vice President and General Manager of the Asia Pacific division of our Materials Group since August 2010.
Anne Hill	Senior Vice President & Chief Human Resources Officer	Served as Senior Vice President and Chief Human Resources Officer since joining in March 2007.
Susan C. Miller	Senior Vice President, General Counsel & Secretary	Joined in September 1991. Served in a number of capacities before being appointed as Senior Vice President and General Counsel in March 2008 and the additional office of Secretary in December 2008.

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CEO TRANSITION

        In February 2016, after having discussed CEO transition matters extensively during 2015, our Board elected Mr. Butier, who was then our President and Chief Operating Officer (COO), as President and CEO effective May 1, 2016, succeeding Mr. Scarborough as CEO. Mr. Butier had served as our President and COO since November 2014 and as our CFO from June 2010 to March 2015. The independent directors of our Board elected Mr. Scarborough as Executive Chairman of our Board also effective May 1, 2016. In recognition of the responsibilities of these respective roles, as well as the advice of its independent compensation consultant, Willis Towers Watson, the Committee made the following compensation decisions:

  •
  For Mr. Butier, increased his base salary from $765,000 to $1,100,000 effective May 1, 2016; raised his 2016 target AIP and LTI opportunities from 90% and 300% of base salary, respectively, to 125% and 400% of base salary, respectively (with the 2016 AIP opportunity prorated based on the portion of the year for which he served as COO and the portion for which he served as CEO); and, consistent with similar promotion grants to CEOs in the market, granted him an option to purchase shares of our common stock with a grant date fair value of approximately $2,000,000 on June 1, 2016, which vests 50% on each of the third and fourth anniversaries of the date of grant, subject to his continued service. This equity grant provides for realizable gains that align directly with the long-term appreciation of our common stock and intentionally differed from our annual LTI awards to underscore its special purpose and one-time nature. Mr. Butier's 2016 target TDC of $6,875,000 as CEO was less than the market median; the Committee believed that positioning his compensation at the 40th percentile reflected that he was new to the CEO role yet compensated him within a reasonable CEO market range.

  •
  For Mr. Scarborough, decreased his base salary from $1,125,000 to $875,000 effective May 1, 2016 and decreased his 2016 target AIP and LTI opportunities from 125% and 450% of base salary, respectively, to 100% and 300% of base salary, respectively (with the 2016 AIP opportunity prorated based on the portion of the year for which he served as Chairman and CEO and the portion for which he served as Executive Chairman). Mr. Scarborough's 2016 target TDC of $4,375,000 was at (i) the market median for an executive chairman role and (ii) represented a 45% decrease from his 2015 target TDC of $7,593,750 as CEO. The Committee believes that, in his role as Executive Chairman, Mr. Scarborough is providing critical leadership experience and mentorship that is helping ensure a smooth CEO transition.

  In 2017, Mr. Scarborough will continue serving as Executive Chairman, subject to re-election at the Annual Meeting; however, his base salary was further reduced to $230,000 effective January 1, 2017. He is no longer eligible to participate in the AIP and his annual LTI opportunity will be valued at approximately $140,000, the same as that of our non-employee directors. The Committee believes that Mr. Scarborough's 2017 target TDC of $370,000 is at the market median for a non-executive chairman.

OVERVIEW OF PAY PHILOSOPHY AND EXECUTIVE COMPENSATION COMPONENTS

        The Committee has designed our executive compensation program to reflect its philosophy that a substantial majority of compensation should be tied to our success in meeting our performance objectives and creating stockholder value, providing higher compensation when we deliver superior, sustained performance. The objective of this strategy is to motivate our executives to achieve our annual and long-term financial goals and recognize their contributions to delivering strong corporate and/or business group performance. The Committee implements this philosophy by following three key principles:

  •
  Positioning target TDC and each component thereof at the market median, giving consideration to responsibilities, individual performance, tenure, retention, succession and market factors;

  •
  Aligning our annual incentive awards with our annual operating plan and key financial and strategic goals; and

  •
  Rewarding long-term performance using absolute and relative TSR, as well as cumulative EVA, to focus our executives on consistent and sustainable stockholder value creation.

        Our incentive compensation for 2016 consisted of a target award opportunity under our AIP and LTI programs, with payouts determined based on our performance against goals established by the Committee in February 2016. The Committee structures annual incentive compensation to reward NEOs based on corporate and/or business group performance to motivate them and align their compensation with stockholder interests, recognizing their individual contributions in achieving these results. Our LTI awards provide upside opportunity for exceeding performance targets and downside risk, up to and including cancellation, for failing to achieve threshold performance, with EVA targets generally consistent with performance at the low end of our externally communicated long-term financial goals for earnings growth and ROTC. AIP targets are generally established at or above the midpoint of our annual guidance and consistent with our long-term financial goals.

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 Elements of Total Direct Compensation

        As shown in red in the graph below, the substantial majority of our NEOs' target TDC in 2016 was performance-based.

2016 Target Total Direct Compensation*

•

The TDC of each of Messrs. Butier and Scarborough is based on their respective roles at the end of fiscal year 2016. Mr. Butier's TDC excludes the value of his special promotion grant of stock options with a grant date fair value of approximately $2 million.

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        Over the past five years, our cumulative TSR has increased over 180% while our CEO's compensation has decreased approximately 12%. In the graph below, CEO pay for 2012 through 2015 reflects Mr. Scarborough's compensation and for 2016 reflects Mr. Butier's compensation. Mr. Butier had substantially lower accumulated benefits under our pension plans, a prorated award resulting in a lower full year AIP opportunity and a lower target LTI opportunity in 2016 than Mr. Scarborough did in his last full year as CEO. See the 2016 Summary Compensation Table in this proxy statement for more information.

Five-Year CEO Pay and Cumulative TSR

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CONTINUOUS EVOLUTION OF COMPENSATION PROGRAM

        Over the past few years, the Committee has discussed the feedback received from our stockholders and proxy advisory firms with management and Willis Towers Watson, the Committee's independent compensation consultant, and has taken several actions in light of this feedback. Highlights of these changes are shown on the timeline below; together they demonstrate the Committee's ongoing evaluation of our executive compensation program and willingness to continuously evolve the program to reflect market practices and changes in our business and strategic direction, as well as address feedback from stockholders and proxy advisory firms.

Executive Compensation Changes Made in Recent Years

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STRONG COMPENSATION GOVERNANCE PRACTICES

        Our executive compensation program incorporates the following best practices, which the Committee believes ensure that it serves the long-term interests of our stockholders.

POLICY OR BEST PRACTICE	DESCRIPTION AND BENEFIT TO OUR STOCKHOLDERS

PAY FOR PERFORMANCE

Median Targeting	TDC (base salary + annual cash incentive opportunity + long-term equity incentive opportunity) and the components thereof are targeted at the median of companies similar in size, scope and complexity, giving consideration to responsibilities, individual performance, tenure, retention, succession and market factors.
Majority of Compensation Performance-Based	84% of the target TDC for Mr. Butier as our CEO and 71% of the average target TDC of our other NEOs (excluding Mr. Scarborough) was tied to company performance and subject to cancellation if our threshold performance is not achieved.
Capped Annual Incentive Set At or Above Midpoint of Guidance	Annual cash incentive compensation is based primarily on our achievement of performance objectives targeted at or above the midpoint of our annual guidance and consistent with our long-term financial goals, and secondarily on the Committee's assessment of our CEO's achievement of his predetermined and objectively measurable goals and our other NEOs' individual contributions, with awards capped at 200% of target.
Majority Long-Term Equity Incentive Compensation	Our equity-based incentive awards emphasize long-term performance, with PUs cliff-vesting at the end of three years and MSUs having an average performance period of 2.5 years. Equity compensation aligns NEO interests with stockholder interests by delivering compensation dependent on our long-term performance and stockholder value creation.
No Annual Stock Options	Given their past adverse impact on our burn rate and related stockholder feedback, we last made a regular grant of stock options in 2012. The Committee retained the ability to grant stock options for special purposes and, in 2016, in connection with our CEO transition, the Committee made a special promotion grant of stock options to Mr. Butier.

BEST PRACTICES

No Employment Agreements	Our NEOs are employed at will.
Rigorous Stock Ownership Guidelines	Our CEO is currently required to obtain and maintain shares equal to 6x his annual salary; as of the end of 2016, Mr. Butier owned shares with a market value greater than 15 times his annual salary. Our other NEOs (except for Mr. Scarborough) are required to obtain and maintain shares equal to 3x their annual base salaries. All of our NEOs were in compliance with our stock ownership guidelines as of the end of fiscal year 2016.
No Hedging or Pledging	Our insider trading policy prohibits our directors and officers from hedging or pledging our common stock and all our NEOs are in compliance with the policy.
Low Burn Rate	Our three-year average burn rate at the end of fiscal year 2016 of 0.6% was between the 25th and 50th percentiles of the companies in the S&P 500.
Clawback Policy	Cash and equity incentive compensation is subject to clawback in the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results.
No Excise Tax Gross Ups	We do not gross-up payments received in connection with termination following a change of control for excise taxes.
Double Trigger Equity Vesting	Equity awards granted after April 2012 would not be accelerated on change of control, unless the NEO were terminated without cause or terminates employment for good reason within 24 months thereof.
No Repricing/Exchange of Underwater Stock Options	Our stock option and incentive plan prohibits the repricing/exchange of underwater options without stockholder approval.
Limited Perquisites	Other than a capped financial planning reimbursement and our payment for an annual physical examination, our NEOs receive a flat taxable executive benefit allowance in lieu of enumerated perquisites that is not subject to any tax gross-up.
Reasonable Severance Benefits	Severance formula requires qualifying termination (applicable to all NEOs except for Mr. Scarborough):
 CEO: 2x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums)
Others: 1x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums)
Reasonable Change of Control Benefits	Change of control severance formula requires qualifying termination within 24 months of a change of control (applicable to all NEOs except for Mr. Scarborough):
 CEO: 3x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums) + prorated AIP award for year of termination
Others: 2x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums) + prorated AIP award for year of termination

STRONG GOVERNANCE

Independent Oversight	The Committee is comprised solely of independent directors and its executive compensation decisions are reviewed and ratified by our Board.
Independent Expert Advice	Willis Towers Watson, which has been determined by the Committee to be independent and free of conflicts of interest, provides the Committee with expert executive compensation advice.

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SUMMARY OF COMPENSATION DECISIONS FOR 2016

        The Committee targets TDC for NEOs at the median of companies similar in size, scope and complexity with which we compete for executive talent, giving consideration to responsibilities, individual performance, tenure, retention, succession and market factors. TDC includes base salary, target AIP opportunity and target LTI opportunity. The Committee believes this positioning is appropriate given our business portfolio mix, product diversity and the global nature of our operations, which require our executives to have a wide range of business leadership experience and skills.

        In determining 2016 NEO compensation, the Committee considered the following:

  •
  Company/Business Performance — Our company's overall financial performance, including our 2016 adjusted sales growth, adjusted EPS, and free cash flow for our corporate NEOs, and for our business group NEO, the performance of his business group;

  •
  Stockholder Returns — Our TSR on an absolute basis, as well as relative to a predetermined list of peer group companies;

  •
  Annual Individual Performance — Our CEO's performance against the predetermined and objectively measurable strategic objectives established for him at the beginning of the year and the individual contributions of our other NEOs;

  •
  Competitiveness — Market pay practices and company performance relative to peers; and

  •
  Responsiveness to Investors — The results of our 2016 say-on-pay vote and feedback received during our ongoing stockholder engagement program.

        The key elements of 2016 NEO target TDC are shown in the following table. While we provide consistent, market-competitive TDC opportunities for our NEOs, the actual compensation they realize varies year-to-year based primarily on company and business group performance; for 2016, the incentive compensation realized by our NEOs was based exclusively on our performance.

2016 TOTAL DIRECT COMPENSATION (TDC)

COMPONENT	DESCRIPTION	DECISIONS IMPACTING 2016 EXECUTIVE COMPENSATION

FIXED Base Salary 16% of TDC for CEO Avg. 29% of TDC for Other NEOs	Provides fixed, market competitive monthly income for performing daily responsibilities	In connection with our CEO transition, the base salaries of Messrs. Butier and Scarborough were set at $1,100,000 and $875,000, respectively, effective May 1, 2016, representing an increase of approximately 44% and a decrease of 22%, respectively. The Committee provided the remaining NEOs limited salary increases of around 3%, consistent with the average increase for U.S. employees, except for Ms. Bramman, who received an increase of nearly 5% to make her salary more consistent with the market median.

PERFORMANCE-BASED CASH Target AIP Award Capped at 200% of target 20% of TDC for CEO Avg. 19% of TDC for Other NEOs	Provides variable, cash-based incentive to motivate our executives to grow sales, increase profitability and deliver strong free cash flow consistent with our long-term financial objectives

AIP opportunity based on market survey data; financial modifier based on corporate and/or business group performance; individual modifier based on our CEO's achievement against predetermined and objectively measurable strategic objectives and our other NEOs' individual contributions

The following changes to NEO target AIP opportunities were made in 2016: (i) an increase in Mr. Butier's target AIP opportunity from 90% to 125% of base salary in connection with his election as CEO; (ii) a decrease in Mr. Scarborough's target AIP opportunity from 125% to 100% of base salary as a result of his new role as Executive Chairman; and (iii) increases in the target AIP opportunities for Ms. Bramman and Mr. Gravanis from 60% to 75% of base salary because their previous annual incentive opportunities were lower than the market median given that they were new to their respective roles at that time.

Our company and/or business group performance resulted in a financial modifier for our CEO and other corporate NEOs of 147% and a financial modifier for our business group NEO (Mr. Gravanis) of 168%.

Individual modifiers of 100% for our CEO and other NEOs, except for Mr. Scarborough. The Committee determined in February 2017 generally to cap the individual modifiers for our CEO and the NEOs reporting to him at 100% (rather than the 150% applicable to other AIP participants) to prioritize long-term company and business group performance; the Committee agreed with the recommendation to advance the company's pay-for-performance philosophy. The Committee determined Mr. Scarborough's individual modifier at 110% to recognize his mentorship and the smooth transition of his CEO responsibilities to Mr. Butier.

The Committee determined AIP awards within the range of 147% to 168% of target.

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2016 TOTAL DIRECT COMPENSATION (TDC)

COMPONENT	DESCRIPTION	DECISIONS IMPACTING 2016 EXECUTIVE COMPENSATION

PERFORMANCE-BASED EQUITY Target LTI Awards 64% of TDC for CEO Avg. 52% of TDC for Other NEOs	Provides variable, equity-based incentive compensation to align NEO interests with stockholder interests and drive long-term value creation

LTI opportunity based on market survey data; award vehicles, performance criteria and weightings based on expert advice and recommendations of Willis Towers Watson

LTI Awards Granted in 2016

•

There were the following changes to NEO target LTI opportunities for 2016: (i) an increase in Mr. Butier's target LTI opportunity from 300% to 400% of base salary in connection with his election as CEO; (ii) a decrease in Mr. Scarborough's target LTI opportunity from 450% to 300% of base salary as a result of his new role as Executive Chairman; and (iii) an increase in Ms. Bramman's LTI opportunity from 180% to 200% of base salary because her previous LTI opportunity was lower than the market median given that she was new to the CFO role at that time.

•

50% in PUs that cliff-vest at the end of a three-year period subject to our achieving at least the threshold level of performance for the cumulative EVA and relative TSR performance objectives established for the award. Reflecting stockholder feedback on our previous structure for this award, the payout for the TSR component is capped at 100% of target for any three-year performance period in which absolute TSR is negative. There were no changes to the performance objectives or weightings from 2015.

•

50% in MSUs that vest based on our absolute TSR over one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years. Incorporating stockholder feedback and reflecting our current financial profile and business strategies, the performance criteria for this award became more challenging beginning in 2015 as follows: (i) the threshold performance level for absolute TSR, which results in a payout of 85%, increased from –30% to –15%; (ii) the target performance level, which results in a payout of 100%, increased from flat to requiring a TSR of 10%; and (iii) the maximum performance level, which results in a payout of 200%, decreased from TSR of 100% to TSR of 75%. Under this revised payout scale, every one percentage point increase in TSR above 10% equates to a 1.54% increase in the number of units paid out at vesting.

•

The Committee approved one special NEO award in 2016, which was for Mr. Butier in connection with his promotion to CEO. The option to purchase 141,108 shares of our common stock was granted on June 1, 2016 with a grant date fair value of approximately $2,000,000 and will vest 50% on each of the third and fourth anniversaries of the grant date, subject to his continued service.

LTI Awards Vesting in 2016

•

Our TSR was at the 90th percentile of an objectively determined peer group established in February 2014. Cumulative EVA for our company was $448.0 million, greater than the maximum goal of $410 million. The PUs granted in 2014 vested at 200% of target for our corporate NEOs and 189% of target for our business group NEO (Mr. Gravanis) for the 2014-2016 performance period.

•

4th Tranche payout for MSUs granted in 2013

—

Paid out at 200% of target

•

3rd Tranche payout for MSUs granted in 2014

—

Paid out at 156% of target

•

2nd Tranche payout for MSUs granted in 2015

—

Paid out at 153% of target

•

1st Tranche payout for MSUs granted in 2016

—

Paid out at 123% of target

2016 TDC TARGETED AT MEDIAN

        In addition to these primary elements of our executive compensation program, we also provide our NEOs with limited perquisites and benefits that the Committee believes are comparable to those offered by other multinational public companies.

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DISCUSSION OF COMPENSATION COMPONENTS AND
DECISIONS IMPACTING 2016 COMPENSATION

        The Committee aims to have base salaries at the market median, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Committee's pay-for-performance philosophy. This methodology drives higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker. In addition, it provides the Committee with the flexibility to respond to changing business conditions, manage compensation to reflect career progression, and adjust compensation to reflect differences in executive experience and performance.

BASE SALARY

        Increases in base salary are generally driven by the average percentage merit increase given to our U.S. employees, subject to marginal increase or decrease based on the NEO's performance and the market median for positions with similar scope and responsibility. In February 2016, the Committee approved base salary increases of approximately 3% for our then-serving NEOs consistent with the average increase for U.S. employees, except for Messrs. Butier and Scarborough and Ms. Bramman. In connection with our CEO transition, (i) Mr. Butier's base salary increased approximately 44% effective May 1, 2016, resulting in a base salary intentionally set below the market median (at the 40th percentile) to reflect his initial appointment into the role, and (ii) Mr. Scarborough's base salary decreased approximately 22% effective May 1, 2016, resulting in a base salary at the market median for an executive chairman role. Ms. Bramman's base salary increased nearly 5% to make her salary more consistent with the market median.

2016 AIP AWARDS

        The 2016 AIP was designed to incent management to create long-term stockholder value. NEOs are not eligible for multi-year guaranteed AIP awards. AIP awards are determined for each fiscal year using the following formula:

2016 Target AIP Opportunities

        As a percentage of 2016 year-end base salary, the target AIP opportunities for 2016 were approximately 113% for Mr. Butier; approximately 108% for Mr. Scarborough; 75% for Ms. Bramman and Mr. Gravanis; and 60% for Mses. Hill and Miller. The following NEO target AIP opportunities changed from 2015: Mr. Butier's opportunity increased in connection with his promotion to CEO; Mr. Scarborough's opportunity decreased as a result of his new role as Executive Chairman; and the opportunities of Ms. Bramman and Mr. Gravanis increased from 60% to 75% of base salary because their previous AIP opportunities were lower than the market median given that they were new to their respective roles at that time. The 2016 AIP award for Messrs. Butier and Scarborough was prorated based on their previous AIP opportunities of 90% and 125% of base salary, respectively, and their fiscal year-end AIP opportunities of 125% and 100% of base salary, respectively.

2016 AIP Performance Objectives and Weightings; Target Setting Principles

        The following performance objectives and weightings for the 2016 AIP were established and weighted by the Committee, in consultation with Willis Towers Watson. Our then-serving CEO, COO, CFO and Chief Human Resources Officer participated during portions of the meeting during which the Committee reviewed and recommended performance objectives for our AIP and analyzed our performance against these objectives.

        For our business group executive officers (including Mr. Gravanis), the Committee determined to link 75% of the AIP financial modifier to their respective business group's results and 25% to corporate results. The business group performance objectives were designed to be achievable only if our business groups substantially improved upon their 2015 performance and delivered results consistent with the achievement of their long-term financial targets we announced in May 2014.

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2016 AIP TARGETS

        In setting the targets for these objectives, the Committee's goals were to ensure consistency with our long-term financial targets and require adjusted sales growth and adjusted EPS improvement from the actual amounts achieved in the prior year. These were the same objectives and weightings used for purposes of the 2015 AIP to continue incenting our NEOs to increase sales on an organic basis, consistently and sustainably improve profitability and generate strong free cash flow.

        Target adjusted sales growth was set at the low end of our long-term target, reflecting top-line challenges in the retail apparel market served by our RBIS business; however, the target required significant improvement from the prior year. Target adjusted EPS was established at the midpoint of the guidance we announced to investors in January 2016 and represented a 9% increase (a 15% increase on a constant currency basis) from our actual performance for this measure in 2015. Target free cash flow was set 5% above the $300 million included in our 2015 financial targets. Although we did not externally communicate a free cash flow target as part of our 2018 goals, we continue to expect our businesses to generate strong free cash flow, an important metric used internally and by our investors in evaluating our performance. Although lower than our 2015 result, our 2016 target for free cash flow reflected increased capital expenditures planned for 2016 to support the future growth of our businesses and required to achieve our long-term financial targets.

CORPORATE 2016 AIP TARGETS VS. LONG-TERM TARGETS AND 2015 RESULTS
	2018 Long-Term Target	2015 Results	2016 AIP Target
Adjusted Sales Growth	4%-5%	3.4%	4.0%
Adjusted EPS	12%-15%+	$3.44	$3.75 (up 9% from 2015*)
Free Cash Flow	N/A	$329M	$320M
*
The 2016 AIP target for adjusted EPS increased by 15% on a constant currency basis from the results we achieved in 2015.

2016 Financial Modifiers

        Financial modifiers are capped at 200%. Consistent with prior years, in evaluating our achievement of these performance objectives, the Committee has the discretion to exclude the impact, positive or negative, of extraordinary items such as acquisitions and divestitures; restructuring and integration actions not included in our annual net income plan; changes in accounting principles, tax codes or related regulations and rulings; extraordinary events such as natural disasters, terrorism and war; costs related to the early extinguishment of debt; costs of litigation outside the normal course of business; and non-cash charges associated with the impairment of long-lived assets.

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        The table below shows the AIP financial modifiers for our NEOs for 2016. As shown, we exceeded the target level established for substantially all of the performance objectives established for our corporate NEOs and our business group NEO. Our corporate and business group performance resulted in an overall AIP financial modifier of 147% for our corporate NEOs and 168% for our business group NEO.

2016 NEO AIP FINANCIAL MODIFIERS

NAME	PERFORMANCE OBJECTIVE	WEIGHTING	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (200%)	2016 ACTUAL	MODIFIER	WEIGHTED AVERAGE MODIFIER
Mr. Butier Mr. Scarborough	Total Company Adjusted Sales Growth(1)	20%	1.9%	4.0%	8.1%	3.9%	98%	20%

Ms. Bramman Ms. Hill	Total Company Adjusted EPS(2)	60%	$3.55	$3.75	$4.15	$4.03	170%	102%

Ms. Miller	Total Company Free Cash Flow(3)	20%	$170M	$320M	$470M	$390M	128%	25%

Corporate NEO Financial Modifier								147%

Mr. Gravanis	Total Company Adjusted EPS(2)	25%	$3.55	$3.75	$4.15	$4.03	170%	42%

Materials Group(4)	Materials Group Adjusted Sales Growth(5)	20%	2.4%	4.5%	8.7%	5.5%	125%	25%

	Materials Group Adjusted Net Income(5)(6)	35%	$311M	$327M	$360M	$363M	200%	70%

	Materials Group Free Cash Flow(5)	20%	$170M	$250M	$330M	$309M	154%	31%

Materials Group NEO Financial Modifier								168%

(1)
Total Company Adjusted Sales Growth refers to reported sales growth of 2.0%, adjusted to exclude the unfavorable impact of currency translation of 2.6% and the favorable net impact of acquisitions and product line divestitures of 0.7%.

(2)
Total Company Adjusted EPS refers to reported net income per common share, assuming dilution, of $3.54, adjusted for tax-effected restructuring costs and other items of $0.48 and excluding the $.01 impact of the Mactac acquisition.

(3)
Total Company Free Cash Flow refers to cash flow from operations of $585.3 million, minus purchases of property, plant and equipment of $176.9 million and software and other deferred charges of $29.7 million, plus proceeds from sales of property, plant and equipment of $8.5 million, minus purchases of investments of $0.1 million, minus cash flow of negative $2.9 million from the Mactac acquisition. Free cash flow was measured quarterly to align with business seasonality and focus on consistent management of working capital throughout the year, subject to adjustment if full-year targets were not achieved. While total company 2016 free cash flow was approximately 122% of target, the average quarterly performance resulted in a modifier of 128% for that objective.

(4)
As a result of changes in our operating structure during the fourth quarter of 2016, our reportable segments changed. Materials Group is now known as Label and Graphic Materials; however, references in the table reflect the business group's name at the time the performance objectives were established in February 2016.

(5)
Adjusted sales growth, adjusted net income and free cash flow measures at the segment level are internal metrics. These metrics either exclude or make simplifying assumptions for items that cannot be allocated precisely by segment, such as interest and income tax expenses, and related balance sheet accounts, such as deferred tax assets and liabilities, income tax payables and receivables, and short-and long-term debt. Certain balance sheet accounts such as pension and other postretirement benefits and insurance that are generally managed at the corporate level, as well as the impact of foreign currency translation, are also excluded from the calculation of these metrics for the segments. The impact of intercompany sales is included in segment metrics. While the Materials Group's 2016 free cash flow was approximately 124% of target, the average quarterly performance resulted in a modifier of 154% for that objective.

(6)
Adjusted net income refers to reported net income adjusted for tax-effected restructuring costs and other items.

Avery Dennison Corporation  | 2017 Proxy Statement  | 44

2016 NEO Performance Evaluations & Individual Modifiers

        Our NEOs are evaluated on their individual performance for the year, with the Committee approving our CEO's goals for the year and our CEO approving the goals of our other NEOs. The NEOs' performance is assessed in February of the following year. For the NEOs other than our CEO, this assessment considers the totality of their performance rather than assigning weightings to each of the performance goals. Individual modifiers are capped at 150%, subject to the total cap on AIP awards of 200%.

        The Committee reviewed and evaluated Mr. Butier's 2016 performance as CEO, taking into account his performance against the predetermined and objectively measurable strategic objectives established in February 2016, his self-assessment of his performance, and market reference and other data provided by Willis Towers Watson. Our CEO is not involved in the decisions regarding his compensation, which are determined by the Committee meeting in executive session with Willis Towers Watson. The Committee determined the individual modifier for our CEO based on its assessment of his performance.

        For 2016, the Committee evaluated the performance of our CEO, determining that he substantially met or exceeded each of his strategic objectives for the year, as shown in the chart below:

2016 CEO PERFORMANCE EVALUATION

STRATEGIC OBJECTIVE	WEIGHTING	EVALUATION
Deliver strategic imperatives for former Pressure-sensitive Materials segment, including achieve organic growth rate while maintaining operating margin; grow high value product categories; and maintain share in the less differentiated categories of the label and packaging business	25%	Exceeded annual organic growth rate and operating margin targets in label and graphic materials business; substantially grew organic growth rate in high value graphics, industrial tapes and specialty product categories; and maintained share in less differentiated segments of label and packaging materials business
Deliver RBIS transformation goals, including achieve milestones for organic sales growth; continue to grow the RFID business; realize target annualized restructuring savings; and improve operating margin	30%	Substantially delivered RBIS goals, including annualized restructuring savings in excess of target; 40% growth in RFID business; and significantly improved organic growth rate and operating margin
Establish momentum to deliver 2025 sustainability goals; in 2016, reduce greenhouse gas emissions by 5%, be at least 90% landfill-free and improve the gender diversity of our workforce	10%	Made substantial progress and on track to achieve 2025 sustainability goals; in 2016, reduced greenhouse gas emissions by 12%, became 91% landfill-free and achieved 32% of manager positions and above being held by women
Build M&A pipeline and execute portfolio strategy by identifying, pursuing and actively engaging with potential targets	25%	Held high level discussions and actively engaged with numerous targets, recommending potential transactions to our Board that resulted in two closed transactions, two additional signed purchase agreements and one completed equity investment
Deliver a succession plan that meets our Board's goals	10%	Successfully transitioned into CEO role and began process of succession planning for himself and his direct reports

Individual Modifier Based on Committee Evaluation		100%

BASED ON PERFORMANCE AGAINST
PREDETERMINED AND MEASURABLE STRATEGIC OBJECTIVES

Avery Dennison Corporation  | 2017 Proxy Statement  | 45

        Our CEO recommended to the Committee the individual modifiers for our other NEOs based on his assessment of their 2016 performance. The Committee considered our CEO's recommendations and challenged his assessments as needed, while retaining the discretion to approve individual modifiers for our other NEOs lower than what the CEO had recommended. Other than discussing with our CEO their performance against their individual performance plans, our other NEOs played no role in their compensation determinations.

        In February 2017, our CEO recommended that his individual modifier and that of the NEOs reporting to him generally be capped at 100% based on his belief that the incentive compensation for our senior executives should be based primarily on delivering long-term company and business group performance. The Committee agreed with our CEO's recommendation to advance its pay-for-performance philosophy, and capped the modifiers of Mr. Butier and the NEOs reporting to him for 2016, retaining the right to determine individual modifiers of greater than 100% in future years if it deems necessary to reward a particular NEO for extraordinary performance. The Committee determined Mr. Scarborough's individual modifier at 110% to recognize his mentorship and the smooth transition of his CEO responsibilities to Mr. Butier.

        In determining the individual modifiers for our other NEOs and recognizing that the cap of 100% eliminated the potential upside from the individual modifier on their AIP awards, the Committee highlighted the following regarding the 2016 performance of the NEOs reporting to Mr. Butier:

    •
    Ms. Bramman — Led our company's finance function in support of our company substantially achieving or exceeding its 2016 financial targets for organic sales growth, adjusted EPS and free cash flow.

    •
    Mr. Gravanis — In his second year leading the business now known as Label and Graphic Materials, Mr. Gravanis delivered organic sales growth, free cash flow and EVA that exceeded our annual targets.

    •
    Ms. Hill — Led our human resources function in support of a seamless CEO transition and other leadership changes resulting from the realignment of our operating structure to align with our overall business strategy.

    •
    Ms. Miller — Led our legal function, in support of acquisitions, capital investments and restructuring actions across our businesses, while continuing to advance our values and ethics program.

        For Mr. Scarborough, the Committee noted that he successfully mentored and transitioned his CEO responsibilities to Mr. Butier and continued his strong leadership of our Board as Executive Chairman.

        Based on the above assessments and after giving consideration to the recommendations of our CEO (other than with respect to himself), the Committee approved individual modifiers of 100% for all of our NEOs, except for Mr. Scarborough whose individual modifier was approved at 110%.

2016 AIP Awards

        Our NEOs received the AIP awards shown in the table below for 2016, based on their respective base salary, AIP opportunity, financial modifier and individual modifier:

2016 NEO AIP AWARDS

NAME	2016 YE BASE SALARY	AIP OPPORTUNITY	TARGET AIP AWARD	FINANCIAL MODIFIER	INDIVIDUAL MODIFIER	AIP AWARD
Mr. Butier*	$1,100,000	113%	$1,246,680	147%	100%	$1,832,620
Mr. Scarborough*	$875,000	108%	$947,909	147%	110%	$1,532,769
Ms. Bramman	$575,025	75%	$431,269	147%	100%	$633,965
Mr. Gravanis*	$542,034	75%	$406,526	168%	100%	$682,964
Ms. Hill	$516,548	60%	$309,929	147%	100%	$455,596
Ms. Miler	$531,742	60%	$319,045	147%	100%	$468,996

*
The AIP awards of Messrs. Butier and Scarborough were prorated based on their previous AIP opportunities of 90% and 125%, respectively, and their fiscal year-end AIP opportunities of 125% and 100%, respectively; their AIP opportunities reflect approximate percentages based on their respective proration. Mr. Gravanis' amounts were converted from euros using the exchange rate as of our fiscal year-end.

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2016 GRANTS OF LTI AWARDS

        Our LTI program provides variable incentive compensation to enhance alignment of executive interests with stockholder interests and drive long-term value creation. The annual LTI awards granted in 2016 were fully performance-based and delivered in the following equity awards:

  •
  50% in PUs that cliff-vest at the end of a three-year period subject to our achievement of the cumulative EVA and relative TSR performance objectives established for the award; and

  •
  50% in MSUs that vest at the end of the one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years, based solely on our absolute TSR.

        Annual LTI awards were granted on February 25, 2016, the day our Board had its regularly-scheduled meeting. The Committee does not offset the loss or gain of prior year grants in determining current year grants as doing so would compromise the intended risk/reward nature of these incentives. Actual amounts realized from the vesting of these awards will be based on our performance, as well as our stock price, at the time of vesting.

        Although we have suspended the regular grant of stock options and RSUs to our executives, special awards may be granted by the Committee for hiring, promotion or retention purposes, with the awards granted on the first day of the last month of the calendar quarter following the hiring or promotion event or decision to make a retention grant. The Committee approved one special NEO award in 2016, which was for Mr. Butier in connection with his promotion to CEO. The option to purchase 141,108 shares of our common stock was granted on June 1, 2016 with a grant date fair value of approximately $2,000,000 and will vest 50% on each of the third and fourth anniversaries of the grant date, subject to his continued service.

Target LTI Opportunity

        As a percentage of base salary, the target LTI opportunities for our NEOs were 400% for Mr. Butier (increased from 300% following his promotion to CEO); 300% for Mr. Scarborough (decreased from 450% to reflect his new role as Executive Chairman); 200% for Ms. Bramman (increased from 180% because her previous LTI opportunity was lower than the market median given that she was new to the CFO role at that time); and 180% for Mr. Gravanis and Mses. Hill and Miller. These target LTI award opportunities represented approximately 64% and 52%, respectively, of our CEO's, and other NEOs' (excluding Mr. Scarborough) average, total incentive compensation.

Performance Units (PUs)

        Awarded under our 2016-2018 Mid-Term Incentive Plan (MTIP), PUs cliff-vest in shares of our common stock after the end of a three-year period at threshold (50% payout), target (100% payout) and maximum (200% payout) levels based on our achievement of the performance objectives established for the award. PUs do not accrue dividend equivalents and are not counted towards measuring compliance with our stock ownership guidelines.

        Consistent with the 2015-2017 MTIP, the Committee selected the following performance objectives for the 2016-2018 MTIP. The Committee believes that these objectives continue to appropriately align executive compensation with the long-term interests of our stockholders because delivering strong TSR relative to peer companies and cumulative EVA directly impacts stockholder value creation and the number of shares executives may receive at vesting.

  •
  Cumulative EVA, weighted 50% for our corporate NEOs (based on our total company EVA) and 75% for our business group NEO (based on the cumulative EVA for his business group). EVA is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from our after-tax operating profit. The Committee established corporate EVA goals consistent with the long-term targets we announced in May 2014 and our key financial objective of delivering superior TSR, with the target payout at the low end of our 2018 growth targets and the maximum payout at the high end of our 2018 growth targets. Targets for our business groups focused on EVA change compared to the prior three-year period, with the target payout for executives linked to our Materials Group business (including Mr. Gravanis) requiring positive EVA and significant change in EVA, with the cost of capital being fixed over the performance period, but reassessed annually for new cycles. Average invested capital is targeted to increase at a rate substantially below our targeted rate of organic sales growth. Unlike the AIP, cash restructuring charges, which include severance and related costs and exclude asset impairment charges and lease and other contract cancellation costs, are included in EVA calculations as it is expected that these investments will generate a return over the MTIP's longer performance periods (in contrast to the AIP). Whether linked to corporate or business group results, 2016-2018 targets require continued improvement in our business performance.

Avery Dennison Corporation  | 2017 Proxy Statement  | 47

  •
  Relative TSR compared to an objectively determined peer group of companies, weighted 50% for our corporate NEOs and 25% for our business group NEO. TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof), expressed as a percentage. TSR is a common metric used by the investment community to measure return on investment. Consistent with its pay-for-performance philosophy, the Committee designed the TSR objective to provide realized compensation only if our stockholder value creation compares favorably relative to the designated peer group. The Committee established the threshold payout level at TSR at the 40th percentile, the target payout level at TSR at the 50th percentile and maximum payout level at TSR at the 80th percentile, which were the same levels used for the 2015-2017 MTIP. Reflecting previously received stockholder feedback, payouts for the relative TSR component of these PUs is capped at 100% of target if our absolute TSR is negative in the 2016-2018 performance period. In assessing the rigor of the TSR objectives, the Committee noted that our stock price and TSR had substantially increased in the last few years; as a result, performing at the median relative to our peers over the 2016-2018 performance period would represent strong performance, particularly in light of the significant headwinds from currency, the uncertain economic environment and the end market challenges in the apparel industry served by our RBIS business.

  Consistent with the 2015-2017 MTIP and upon the recommendation of Willis Towers Watson, to benchmark TSR, the Committee continued utilizing a peer group(‡) comprised of U.S. companies (i) in similar industries based on their being classified in one of five GICS codes (diversified chemicals (15101020), specialty chemicals (15101050), metal and glass containers (15103010), paper packaging (15103020), and paper products (15105020)) and (ii) with revenues during the last twelve months of $1 billion to $20 billion. The Committee continued using these objective criteria to benchmark TSR against companies that are in similar industries and of similar size. Based on the formulaic application of the same objective criteria, the peer group changed from the prior year as follows: (i) Innospec Inc. and Platform Specialty Products Corp. were added because they met the revenue threshold of $1 billion; (ii) Multi Packaging Solutions International Ltd., The Chemours Co. and WestRock Co. were added because they became public companies in 2015 and met the criteria; (iii) FMC Corp. was deleted because its GICS code was reclassified; and (iv) Verso Corporation was deleted because it filed for bankruptcy. The Committee noted that all of the U.S. companies designated by a leading proxy advisory firm in March 2016 as peers of our company were included in the TSR peer group.

2016-2018 MTIP

NAME	PERFORMANCE OBJECTIVES	WEIGHTING
Mr. Butier
Mr. Scarborough	Total Company Cumulative EVA	50%
Ms. Bramman	Relative TSR	50%
Ms. Hill
Ms. Miller
Mr. Gravanis	Materials Group Cumulative EVA	75%
	Relative TSR	25%

Market-leveraged Stock Units (MSUs)

        In 2013, based on the expert advice and recommendation of Willis Towers Watson, the Committee began granting our NEOs MSUs, which are LTI awards that:

  •
  Are fully performance-based because they are tied to our absolute TSR performance, which represents appreciation in our stock price and dividends paid; and

  •
  Have one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years.

(‡)
The following companies comprise the peer group for purposes of the 2016-2018 MTIP: A. Schulman, Inc.; Albermarle Corporation; AptarGroup, Inc.; Ashland Inc.; Axalta Coating Systems Ltd.; Ball Corporation; Bemis Company, Inc.; Berry Plastics Group, Inc.; Celanese Corporation; Chemtura Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Eastman Chemical Co; Ecolab Inc.; Ferro Corporation; Graphic Packaging Holding Company; Greif Inc.; HB Fuller Co.; Huntsman Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; KapStone Paper and Packaging Corporation; Kraton Performance Polymers Inc.; Minerals Technologies Inc.; Multi Packaging Solutions International Ltd.; NewMarket Corporation; Olin Corp.; Owens-Illinois Inc.; Packaging Corporation of America; PH Glatfelter Co.; Platform Specialty Products Corporation; PolyOne Corporation; PPG Industries Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Co.; Stepan Company; The Chemours Company; The Sherwin-Williams Company; The Valspar Corporation; Valhi Inc.; W.R. Grace & Co.; and WestRock Company.

Avery Dennison Corporation  | 2017 Proxy Statement  | 48

        The Committee determined that it was appropriate to use an equity vehicle that has one-, two-, three- and four-year performance periods because MSUs replaced stock options and RSUs, both of which vested ratably over four years. The transition from the combination of stock options and RSUs to MSUs was made to address burn rate concerns raised by our stockholders and improve the performance linkage of our LTI program. Although stock options had been negatively impacting our burn rate, they were easily understandable to executives and viewed by them as performance-based given that they required stock price appreciation to deliver value. RSUs, which were generally granted in smaller amounts than stock options as a result of their respective grant date fair value, delivered guaranteed value if executives remained employed through the applicable vesting dates. MSUs were designed to achieve the combined objectives of these previously-used equity vehicles, including retention (similar to RSUs) and the provision of meaningful upside opportunity tied to stock price appreciation (similar to stock options, but more limited due to fewer shares earned for target performance and a cap on the number of shares that can be earned above target), while making the LTI program fully performance based. The Committee continues to believe that retention is an important objective of our executive compensation program.

        MSUs vest based on our performance as shown on the graph below, with the number of shares paid out based solely on our absolute TSR and the value realized reflecting both the number of shares paid out as well as our stock price at the time of vesting. Although dividend equivalents accrue on MSUs during the performance period, they are earned and paid only at vesting; as such, if the threshold level of performance were not achieved, any dividend equivalents accrued during the performance period would be cancelled.

        The number of shares paid out at vesting for the MSUs granted in 2013 and 2014 reflected the performance criteria shown on the left below. The Committee significantly changed the MSU program beginning in 2015, making the threshold and target performance criteria more challenging to reflect stockholder feedback and our improved financial profile and business strategies, as shown on the right below. To help mitigate the effect on participants of more challenging threshold and target hurdles, the Committee also proportionally increased the number of shares paid out for achieving threshold performance from 70% to 85% and decreased the TSR required for a maximum payout from 100% to 75%. The Committee determined to maintain the same MSU program for 2016 to gain more payout experience to ensure that the program's revised structure is achieving the Committee's goals.

2013/2014 MSUs			2015/2016 MSUs

	ABSOLUTE TSR	UNIT PAYOUT		ABSOLUTE TSR	UNIT PAYOUT
Cancelled	<-30%	0%	Cancelled	<-15%	0%
Threshold	-30%	70%	Threshold	-15%	85%
Target	0%	100%	Target	10%	100%
Above Target	>0%	>100%	Above Target	>10%	>100%
Maximum	100%	200%	Maximum	75%	200%
Every 1% increase in TSR equals 1% increase in payout			Every 1% increase in TSR above 10% equals 1.54% increase in payout

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2016 NEO Annual LTI Awards

        Our NEOs were granted the annual LTI awards shown in the table below in February 2016. The number of awards granted was approved by the Committee based on (i) the NEO's respective base salary at year-end 2015 (except for Messrs. Butier and Scarborough, as described below) and (ii) target LTI opportunity, with the number of PUs based on a grant date fair value equal to the average closing price for shares of our common stock during the first ten trading days of February 2016 and the number of MSUs based on a grant date fair value determined by a Monte-Carlo simulation using the trading days of January 2016. As a result of these methodologies used to determine grant date fair value, awarded LTI values slightly exceeded target LTI values.

2016 NEO LTI AWARDS

NAME	2015 YE BASE SALARY(1)	TARGET LTI OPPORTUNITY(2)	PUs (#)	PUs ($)	MSUs (#)	MSUs ($)	LTI VALUE
Mr. Butier	$1,100,000	400%	35,160	$2,494,579	30,169	$2,200,003	$4,694,582
Mr. Scarborough	$875,000	300%	20,976	$1,488,233	17,999	$1,312,545	$2,800,778
Ms. Bramman	$550,000	200%	8,790	$623,645	7,542	$549,990	$1,173,635
Mr. Gravanis(3)	$499,522	180%	7,195	$475,695	6,173	$450,155	$925,850
Ms. Hill	$501,503	180%	7,214	$511,829	6,189	$451,321	$963,150
Ms. Miller	$516,254	180%	7,426	$526,870	6,372	$464,662	$991,532

(1)
The base salaries of Messrs. Butier and Scarborough were their salaries in their new roles of CEO and Executive Chairman, respectively, as of May 1, 2016, which had been determined by the Committee contemporaneously with the annual grant of LTI awards. Since these awards are designed to incent future performance, the Committee determined to use their new base salaries rather than their base salaries at year-end 2015.

(2)
The target LTI opportunities for Messrs. Butier and Scarborough reflect their opportunities in their new roles of CEO and Executive Chairman, respectively. The LTI opportunity for Ms. Bramman increased from 180% to 200% of base salary for 2016.

(3)
Mr. Gravanis' base salary was converted from euros using the exchange rate as of our fiscal year end.

2016 VESTING OF PREVIOUSLY GRANTED LTI AWARDS

2014-2016 MTIP PUs Eligible For Vesting

        The PUs granted to our NEOs in February 2014 under our 2014-2016 MTIP were eligible for vesting at the end of 2016 based (i) for our corporate NEOs, 50% on our total company's cumulative three-year EVA and 50% on our three-year relative TSR compared to a peer group(§) of companies determined using the same objective criteria used for the 2016-2018 MTIP and (ii) for our business group NEO, 75% on his business group's cumulative three-year EVA and 25% on our three-year relative TSR. The key goal-setting principle in setting cumulative EVA targets was to be consistent with our long-term financial goals for growth and ROTC, which the Committee believes translates into delivering above-average TSR.

        The target for corporate EVA — cumulative EVA of $355 million — was consistent with the low end of the long-term targets for organic sales growth and operating margin that we announced in May 2014 (for the five-year period ending 2018), recognizing that increasing sales and operating margin, together with balance sheet efficiency, are key drivers of EVA improvement. The target represented a 15% increase in our cumulative EVA for the three-year period ending in 2015, and was nearly seven times higher than our cumulative EVA for the three-year period ending in 2013. EVA required for maximum payout — cumulative EVA of $410 million — was consistent with the high end of our long-term growth and operating margin targets. As shown on the following page, we delivered total company cumulative EVA of $448 million during the 2014-2016 performance period, resulting in a payout of 200% on the EVA component for our corporate NEOs.

§
The following companies comprised the peer group at vesting for purposes of the 2014-2016 MTIP: A. Schulman, Inc.; Albermarle Corporation; AptarGroup, Inc.; Ashland Inc.; Ball Corporation; Bemis Company, Inc.; Berry Plastics Group, Inc.; Celanese Corporation; Chemtura Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Eastman Chemical Co; Ecolab Inc.; Ferro Corporation; FMC Corp; Graphic Packaging Holding Company; Greif Inc.; HB Fuller Co.; Huntsman Corporation; International Flavors & Fragrances Inc.; KapStone Paper and Packaging Corporation; Kraton Performance Polymers Inc.; Minerals Technologies Inc.; NewMarket Corporation; Olin Corp.; OMNOVA Solutions Inc.; Owens-Illinois Inc.; Packaging Corp. of America; PH Glatfelter Co.; PolyOne Corporation; PPG Industries Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Co.; Stepan Company; The Sherwin-Williams Company; The Valspar Corporation; Valhi Inc.; Verso Paper Corporation; and W.R. Grace & Co.

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2014-2016 MTIP: CORPORATE CUMULATIVE EVA

($ millions)	2014	2015	2016	CUMULATIVE
Adjusted EBIT(1)	$440.5	$483.6	$589.0
LESS: Taxes(2)	$137.0	$159.1	$193.2

	$303.5	$324.5	$395.8
LESS: Capital charge(3)	$210.3	$182.8	$182.7

EVA	$93.2	$141.7	$213.1	$448.0

(1)
Adjusted operating income before interest and taxes, excluding non-cash restructuring costs and other items (non-GAAP). Adjusted EBIT is a non-GAAP financial measure and is reconciled to GAAP in Appendix A of this proxy statement.

(2)
Based on an effective tax rate of 31.1%, 32.9% and 32.8% for fiscal years 2014, 2015 and 2016, respectively.

(3)
8.5% of average invested capital of $2.47 billion, $2.15 billion and $2.15 billion for fiscal years 2014, 2015 and 2016, respectively, using an annual five-point average (December of prior year and March, June, September and December of current year) of short- and long-term debt plus equity.

        The cumulative EVA generated by our Materials Group also exceeded the target established by the Committee. The payout on the EVA component for our business group NEO was 185%. Due to the competitively sensitive nature of information on business-level EVA, targets and actual results are not disclosed. Information regarding the goal-setting process and rigor of the EVA performance objectives has been included in the discussion of the 2016-2018 MTIP above.

        TSR for the period was at the 90th percentile of the peer group, resulting in a 200% payout for this component for all NEOs.

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MSUs Eligible For Vesting

        Four tranches of MSUs were eligible for vesting at the end of 2016 based on our absolute TSR for the four-, three-, two-, and one-year performance periods shown below, with the number of shares paid out at vesting determined in accordance with the following general formula:

        Under the revised payout scale approved for MSUs granted beginning in 2015, the TSR range between target and maximum payouts decreased from 100% (reflecting flat TSR to 100% TSR) to 65% (reflecting 10% TSR to 75% TSR); as a result, every one percentage point increase in TSR above 10% equates to a 1.54% increase in payout.

4TH TRANCHE PAYOUT FOR MSUS GRANTED IN 2013	3RD TRANCHE PAYOUT FOR MSUS GRANTED IN 2014

4-Year performance period: 2013-2016	3-Year performance period: 2015-2016
(($72.79+$7.60)/$36.00) –1= 1.23	(($72.79+$5.58)/$50.24) –1= 0.56
Paid out at 200% of target	Paid out at 156% of target
2ND TRANCHE PAYOUT FOR MSUS GRANTED IN 2015	1ST TRANCHE PAYOUT FOR MSUS GRANTED IN 2016

2-Year performance period: 2014-2016	1-Year performance period: 2016
(($72.79+$3.47)/$52.74) –1= .446	(($72.79+$1.65)/$59.74) –1= .25
(1.446-1.10) X 1.54 +1= 1.53	(1.25-1.10) X 1.54 +1= 1.23
Paid out at 153% of target	Paid out at 123% of target

PERQUISITES

        Consistent with market practices, our NEOs receive the perquisites described below. We do not reimburse our NEOs for the tax consequences of their receipt of these perquisites.

LIMITED PERQUISITES

PERQUISITE	DESCRIPTION AND LIMITATIONS	BENEFIT TO STOCKHOLDERS
Executive Benefit Allowance	$70,000 for CEO and $65,000 for our other NEOs (except for Mr. Scarborough); not increased since program inception in 2011; taxable to NEO with no gross-up	Flat allowance reduces expense of administering a variety of separate perquisites
Financial Planning	Annual reimbursement of up to $25,000 for our CEO and Executive Chairman and $15,000 for our other NEOs; taxable to NEO with no gross-up	Allows executives to focus on job duties
Annual Physical Examination	Paid directly to the service provider only to the extent actually used; as such, not taxable to our NEOs	Facilitates maintenance of good overall health by key company leaders

RELOCATION/INTERNATIONAL ASSIGNMENT BENEFITS

        We provide certain reimbursements and benefits to employees who accept an international assignment at our request. During the first half of 2016, Mr. Gravanis received international assignment benefits on terms and conditions substantially similar to our other executives on international assignment, including gross-up for taxes on certain of these benefits, which ceased upon his localization. We also provide relocation assistance to some of our senior level employees, which may include our NEOs. In connection with his localization effective July 1, 2016, Mr. Gravanis received certain localization reimbursements and benefits, including relocation benefits on terms and conditions substantially similar to our other localizing executives, as approved by the Committee. For detailed information on these benefits, see footnote (6) of the 2016 Summary Compensation Table.

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BENEFITS

Nonqualified Deferred Compensation Benefits

        Except for Mr. Gravanis, our NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible U.S. employees to defer up to 75% of their base salary and up to 90% of their AIP award. Although we previously allowed deferral of LTI awards, we suspended this plan feature in 2015. The plan provides NEOs and other eligible employees with a long-term capital accumulation opportunity because savings accumulate on a pre-tax basis. Participating executives may select from among a number of investment options. Our only deferred compensation plan currently open for deferrals does not offer above-market interest rates. Deferrals are 100% vested.

        We made an annual contribution in early 2016 to the deferred compensation accounts of our NEOs of 6% of 401(k) eligible earnings in excess of the Internal Revenue Code of 1986, as amended (the "Code") compensation limit. This benefit was designed to supplement 401(k) contributions that are limited under the Code.

        Mr. Scarborough previously participated in deferred compensation plans that are no longer available for new deferrals. For additional information regarding our deferred compensation plans and accrued NEO benefits thereunder, see 2016 Nonqualified Deferred Compensation in Executive Compensation Tables.

Retirement Benefits

        Except for Ms. Bramman and Mr. Gravanis, our NEOs are eligible for retirement benefits under our U.S. pension plan and benefit restoration plan, a nonqualified excess benefit plan, in each case subject to the same terms and conditions as our other eligible U.S. employees. Because we froze the accrual of benefits under these plans as of December 31, 2010, none of our eligible NEOs accrued additional retirement benefits during 2016. For additional information regarding these plans and accrued NEO benefits thereunder, see 2016 Pension Benefits in Executive Compensation Tables. Mr. Gravanis has legally mandated retirement benefits in his previous home country of France and in his current country of the Netherlands.

Executive Retirement Benefits

        We have a supplemental executive retirement plan that provides designated executives with supplemental benefits upon retirement to induce them to remain with our company and further our long-term growth. Mr. Scarborough is the only NEO who is a participant under the plan, and the Committee does not currently intend to designate any of our other NEOs as a participant in the plan. Because we froze the accrual of benefits under this plan as of December 31, 2010, Mr. Scarborough accrued no executive retirement benefits during 2016. For additional information on the supplemental executive retirement plan and our Executive Chairman's accrued NEO benefits thereunder, see 2016 Pension Benefits in Executive Compensation Tables.

Defined Contribution Benefits

        Our NEOs are eligible to participate in our employee savings plan, a qualified 401(k) plan that permits U.S. employees to defer up to 100% of their eligible earnings to the plan on a pre-tax basis and 25% of their eligible earnings on an after-tax basis, subject to the annual limit prescribed by the Internal Revenue Service (IRS) for the aggregate of company contributions and employee pre- and post-tax contributions. Employee deferrals are immediately vested upon contribution and we make a contribution up to 6% of an employee's eligible compensation, 3% of which is an automatic contribution and up to 3% of which is a match of 50% of the employee's contributions up to 6%, subject to certain other Code limits. Participants vest in company contributions to their savings plan account after two years of service.

        Employees are immediately eligible to participate in the savings plan, and all our NEOs participated in the plan during fiscal year 2016, except for Mr. Gravanis who is not a U.S. employee and was therefore ineligible. Our U.S. NEOs participate in these plans subject to the same eligibility and benefit terms and conditions as our other U.S. employees.

Life Insurance Benefits

        In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our U.S. NEOs are provided with supplemental life insurance benefits equal to three times the NEO's base salary less $50,000, up to a maximum insurance amount of $1 million. Mr. Scarborough ceased being eligible for these benefits effective May 1, 2016 as a result of his new role as Executive Chairman.

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Personal Excess Liability Insurance Benefits

        We provide $3 million of personal excess liability insurance coverage to our U.S. NEOs. Personal excess liability coverage provides an additional layer of liability coverage that supplements the coverage provided by the individual's personal liability insurance. In order to receive any benefit from this insurance, the NEO must maintain certain minimum coverage requirements under his or her personal liability policy. Mr. Scarborough ceased being eligible for these benefits effective May 1, 2016 as a result of his new role as Executive Chairman.

SEVERANCE BENEFITS

        None of our NEOs has an employment agreement. The absence of employment agreements reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually-guaranteed payment. However, the Committee believes that providing our executives with severance benefits helps ensure that they act in the best interests of our company and stockholders, even if doing so may be contrary to their personal interests, such as where it could lead to the termination of their employment or a change of control of our company. The Committee believes the amount of these benefits and the terms and conditions upon which they are provided are consistent with market practices. Unvested equity awards outstanding on the date of termination are generally cancelled, except for employees who qualify as retirement eligible under the terms of our equity incentive plans, whose awards are accelerated upon termination of service. Ms. Miller and Messrs. Scarborough and Gravanis are the only NEOs who qualified as retirement eligible as of the end of fiscal year 2016. See the Equity Incentive Plans section following the Payments Upon Termination as of December 31, 2016 table for further information.

        The rights of our NEOs in the event of termination not for cause are governed by our Executive Severance Plan (the "Severance Plan") and our Key Employee Change of Control Severance Plan (the "COC Severance Plan"). We use these plans rather than individually negotiated agreements to provide us with the flexibility to change the severance benefits for which our NEOs are eligible to reflect market practices without the need to obtain their individual consent. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate separation payments and ensures that our NEOs are eligible for benefits on the same terms and conditions as employees with similar levels of responsibility. Receipt of benefits under these plans is conditioned on the executive signing a waiver and release of most claims against our company, as well as agreeing to non-competition, non-solicitation, and non-disclosure covenants in favor of our company. Any violation of these covenants could result in our company seeking to recover some or all severance benefits previously paid or pursuing any other claims that may be appropriate under the circumstances.

        Given his localization to the Netherlands effective July 1, 2016, Mr. Gravanis' severance benefits would also be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would receive the greater of the amount provided under these plans and the amount required by such laws and regulations.

        For additional information regarding potential NEO benefits under these plans, including the treatment of equity awards under various termination scenarios, see Payments Upon Termination as of December 31, 2016 in Executive Compensation Tables.

Severance Following Involuntary Termination Not For Cause

        Our NEOs, except for Mr. Scarborough, are eligible to receive severance benefits upon involuntary termination not for "cause," in accordance with the terms and conditions of the Severance Plan. Mr. Scarborough ceased being eligible to receive these benefits effective May 1, 2016 as a result of his new role as Executive Chairman. In the event of a qualifying termination, our CEO would be eligible to receive two times the sum of his annual salary, his highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental insurance premiums; our other participating NEOs would be eligible to receive one times his or her respective sum of these amounts. All participating NEOs would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

Severance Following Change Of Control

        Our NEOs, except for Mr. Scarborough, are eligible for severance payments upon termination not for "cause" or by the executive for "good reason" within 24 months of a "change of control" of our company, in accordance with the terms and conditions of the COC Severance Plan. Mr. Scarborough ceased being eligible to receive these benefits effective May 1, 2016 as a result of his new role as Executive Chairman. In the event of a qualifying termination following a change of control, our CEO

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would be eligible to receive three times the sum of his annual salary, highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental insurance premiums; our other participating NEOs would be eligible to receive two times his or her respective sum of these amounts. Our participating NEOs would also be eligible to receive a pro-rata AIP award for the year of termination and up to $25,000 in outplacement services for up to one year following termination of employment. Any payments under the COC Severance Plan would be offset by any payments received by the participating NEO under the Severance Plan and any other statutory, legislative and regulatory requirement.

        Under our equity incentive plans, unvested equity awards granted to our participating NEOs after April 26, 2012 would vest only if the participating NEO is terminated without "cause" or resigns for "good reason" within 24 months after the change of control.

        Our participating NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. However, if a participating NEO would otherwise incur excise taxes under Section 4999 of the Code, payments under the COC Severance Plan may be reduced at the participating NEO's election so that no excise taxes would be due.

COMPENSATION-SETTING TOOLS

USE OF MARKET SURVEY DATA

        The Committee annually considers market survey data to target TDC, looking at a cross section of U.S. companies to reflect the broad talent market across which we seek our executives. Each year, the Committee reviews results from surveys prepared by third parties to understand market compensation practices and assess our competitiveness, narrowing the scope of the results to account for variations caused by company size.

        In February 2016, the Committee was presented with industry-wide data from the following published compensation surveys, with executive matches based on job and functional responsibility: (i) the most recent Willis Towers Watson U.S. Compensation General Industry Database, which was narrowed in scope to focus on the data of the 82 participants with $6 billion to $10 billion in annual revenues, and (ii) the most recent Hewitt Total Compensation Measurement Survey, which was narrowed in scope to focus on the data of the 59 participants with $5 billion to $10 billion in annual revenues. The Committee reviewed the data from each survey on an aggregated basis, with no consideration of either survey's respective component companies, which were not determined or known by the Committee.

        The Committee uses the survey data as a reference point to target TDC and the components thereof at the market median, giving consideration to responsibilities, individual performance, tenure, retention, succession and market factors.

USE OF PEER GROUPS

        For determining our relative TSR for purposes of vesting PUs granted under the 2014-2016 MTIP and 2016-2018 MTIP, the Committee used a peer group comprised of U.S. companies satisfying objective criteria for industry classification and revenue size, the names of which have been disclosed in this CD&A. The Committee does not utilize a peer group for any other purpose.

USE OF TALLY SHEETS

        The Committee annually reviews tally sheets that reflect the components of each NEO's compensation. The tally sheets reviewed in 2016 included the following information for 2014, 2015 and 2016:

  •
  compensation history, including annual cash compensation (base salary and AIP awards), LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites;

  •
  the expected value of annual compensation for the year, including base salary, AIP award and the grant date fair value of LTI awards;

  •
  accumulated value of compensation, including total accumulated value of LTI awards and accumulated benefit values under our retirement and deferred compensation plans;

  •
  a summary of potential payments under various termination scenarios; and

  •
  whether the executive has achieved his or her applicable level under our stock ownership guidelines.

        The Committee believes that tally sheets are useful in determining compensation because they provide a historical perspective on NEO compensation and include information that will be contained in our proxy statement.

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INDEPENDENT OVERSIGHT AND EXPERTISE

        Our Board believes that hiring and retaining effective executives and providing them with market-competitive compensation are essential to the success of our company and advance the interests of our stockholders. The Committee, which is comprised solely of independent directors, is responsible for overseeing our executive compensation program. The Committee may delegate authority to subcommittees or, in certain limited circumstances not related to the compensation of our executive officers, to our CEO.

        Under its charter, the Committee has the authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve the advisor's fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor's independence from management, as required by NYSE listing standards.

        During 2016, the Committee retained Willis Towers Watson as its independent compensation consultant. Willis Towers Watson provided competitive market compensation data for senior executives; conducted periodic reviews of elements of our non-employee director, executive and employee compensation programs; assisted with annkp_0ual and LTI compensation design, including performance objectives and weightings thereof; and shared executive and non-employee director compensation trends, issues and regulatory developments.

        During 2016, Willis Towers Watson performed the following services for the Committee:

WILLIS TOWERS WATSON 2016 SERVICES
Assisted with setting the target TDC for our Executive Chairman and CEO
Evaluated proxy advisory firms' pay-for-performance analyses
Commented on our CD&A and supplemental proxy materials
Reviewed our 2016 incentive program performance objectives and weightings
Recommended the relative TSR peer group for the 2016 PUs granted in 2016
Conducted analyses of the share utilization and stockholder value transfer related to our LTI compensation
Reviewed and recommended changes to our stock ownership guidelines
Prepared for, attended and reviewed documentation for Committee meetings

        In 2016, Willis Towers Watson received $133,834 in compensation from our company for professional services directly performed for or at the request of the Committee. We also reimbursed the firm for its reasonable expenses.

        The Committee conducted its annual assessment of Willis Towers Watson's performance in December 2016, which included a review of the services provided during the year, the fees paid therefor and the following additional evaluation criteria:

  •
  Experience — The firm's depth and breadth of executive compensation knowledge and experience; quality of staff, data, and other resources; and understanding of our business strategy and issues, industry, performance drivers and human capital considerations;

  •
  Independence — The firm's objectivity in giving advice and making recommendations, and its willingness to provide candid feedback regarding management and Committee proposals, questions and concerns;

  •
  Preparation — The quality and timeliness of the firm's reports and its review and feedback on management proposals, and the firm's preparation with the Committee Chair and management, as appropriate; and

  •
  Committee Relationship — The accessibility and availability of members of the engagement team; the firm's relationship with the Committee Chair and management; and the effectiveness of its communication.

        Based on this assessment, the Committee determined that it continued to be satisfied with the performance of Willis Towers Watson and the individual members of the engagement team serving the Committee.

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ADVISOR INDEPENDENCE

        Willis Towers Watson and the Committee have had the following protocols in place since the commencement of the engagement to ensure the firm's independence from management: the Committee has the sole authority to select, retain and terminate Willis Towers Watson, as well as authorize the firm's fees and determine the other terms and conditions that govern the engagement; the Committee directs Willis Towers Watson on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations; in the performance and evaluation of its duties, Willis Towers Watson is accountable, and reports directly, to the Committee; and the Committee may consult with Willis Towers Watson at any time, with or without members of management present, at the Committee's sole discretion.

        As required by SEC regulations and NYSE listing standards, the Committee considered the independence of its advisors in December 2016. The Committee affirmatively determined Willis Towers Watson to be independent and both the firm and the members of the engagement team advising the Committee to be free of any conflicts of interest based on its review of information provided by Willis Towers Watson, members of the Committee and our executive officers related to the following factors:

  •
  Other services provided to our company — During fiscal year 2016, Willis Towers Watson performed no services to our company other than executive compensation consulting services. These services included those performed as independent compensation consultant to the Committee, as well as assistance to management with a market review of global executive total compensation and U.S. and international LTI award practices.

  •
  Fees paid by our company as a percentage of the firm's total revenue — Fees from our company reflected approximately 0.003% of Willis Towers Watson's revenue for its fiscal year ended December 31, 2016;

  •
  Policies and procedures maintained to prevent or mitigate conflicts of interest — Willis Towers Watson has multiple such policies and procedures, including a comprehensive code of conduct and ethics and quality policies that mandate rigorous work reviews and periodic compliance reviews;

  •
  Business or personal relationships with members of the Committee — Based on disclosures from Willis Towers Watson and members of the Committee, we are aware of no such business or personal relationships;

  •
  Company stock owned by Willis Towers Watson firm representatives — No members of the Willis Towers Watson team serving the Committee own any stock in our company, other than perhaps through investments in mutual or other funds managed without the member's input; and

  •
  Business or personal relationships with any executive officer of our company — Based on disclosures from the firm and our executive officers, we are aware of no business or personal relationships with Willis Towers Watson or the members of the engagement team advising the Committee.

OTHER CONSIDERATIONS

CLAWBACK POLICY

        In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results, the NEO would be required to reimburse our company for any AIP or LTI awards paid or granted in excess of the amount that would have been paid or granted based on the restated financial results. These remedies would be in addition to, not instead of, any other actions taken by our company (through the imposition of any discipline up to and including termination), law enforcement agencies, regulators or other authorities. This clawback policy has been contractually acknowledged by our NEOs upon the execution of their LTI award agreements since 2010.

        The Committee approved our clawback policy in December 2009 to subject incentive compensation to forfeiture if our financial results are not achieved consistent with our high ethical standards. This policy is expressly incorporated into our annual and LTI plans.

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TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

        The Committee aims to compensate our NEOs in a manner that is tax effective for our company.

Section 162(m) of the Code

        Under Section 162(m) of the Code ("Section 162(m)"), our federal income tax deductions for executive compensation are limited to the extent total compensation for certain executive officers exceeds $1 million in any one year, unless it qualifies as "performance-based." To qualify as performance-based, compensation must, among other things, be based solely upon the achievement of objective performance goals and made under a plan that is administered by a compensation committee comprised solely of "outside directors." In addition, the material terms of the plan must be disclosed to and approved by our stockholders and the Committee must certify that the performance goals were achieved before payments can be made.

        Our Senior Executive Annual Incentive Plan is designed in a manner intended to comply with the provisions of Section 162(m) and was last approved by our stockholders in 2014, which constituted approval of the performance-based criteria contained therein. Under the plan, our NEOs are eligible to receive a maximum annual cash incentive compensation award based on a specified percentage of our gross profit less marketing, general and administrative expenses, in each case as reported on our consolidated statement of operations for the applicable fiscal year. The Committee annually reviews the maximum plan awards and may exercise its discretion to decrease, but not increase, such awards. The AIP awards granted to our NEOs in 2016 were substantially below the maximums calculated under the Senior Executive Annual Incentive Plan.

        In addition to the Senior Executive Annual Incentive Plan, we have designed certain of our other compensation programs in a manner intended to comply with Section 162(m) of the Code and related regulations so that total compensation paid to any employee covered by Section 162(m) generally should not, unless otherwise determined appropriate, exceed $1 million in any one year, except for compensation payments that qualify as "performance-based." Due to uncertainties in the applications of Section 162(m) and the regulations thereunder, there is no guarantee that deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS. Furthermore, although we believe that deductibility of executive compensation is an important consideration, we reserve the right to pay compensation and approve executive compensation arrangements that are not fully tax deductible if we believe that doing so is in the best interests of our company and our stockholders.

Section 409A of the Code

        Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements in a manner intended to cause such plans and arrangements to be either exempt from, or satisfy the requirements of, Section 409A of the Code.

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EXECUTIVE COMPENSATION TABLES

2016 SUMMARY COMPENSATION TABLE

        The following table shows the compensation earned by or awarded to our NEOs during fiscal years 2016, 2015 and 2014 in accordance with SEC regulations. Compensation as shown in the table does not necessarily reflect the compensation actually realized by our NEOs for these years. For example, the amounts set forth under "Stock Awards" in 2016 do not represent amounts realized by our NEOs; rather, they represent the aggregate grant date fair value for financial reporting purposes of PUs (which are subject to our achievement of cumulative EVA and relative TSR performance objectives measured at the end of a three-year period and may result in no such compensation ultimately being realized by our NEO) and MSUs (which are subject to cancellation in the event our absolute TSR declines more than 15% over one-, two-, three-and four-year performance periods).

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS	STOCK AWARDS(2)	OPTION AWARDS(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4)	CHANGE IN PENSION VALUE AND NQDC EARNINGS(5)	ALL OTHER COMPENSATION(6)	TOTAL
Mitchell R. Butier	2016	$988,333	—	$4,694,582	$2,000,008	$1,832,620	$170,266	$152,978	$9,838,787
President &	2015	$761,250	—	$4,579,014	—	$1,058,569	—	$160,240	$6,559,073
Chief Executive Officer	2014	$620,029	—	$1,540,767	—	$570,375	$193,931	$137,692	$3,062,794
Dean A. Scarborough	2016	$958,353	—	$2,800,778	—	$1,532,769	$2,885,115	$153,984	$8,330,999
Executive Chairman;	2015	$1,119,545	—	$5,241,657	—	$1,902,758	$4,732	$296,647	$8,565,339
former Chief Executive Officer	2014	$1,095,000	—	$4,924,387	—	$1,032,408	$4,681,738	$279,486	$12,013,019
Anne L. Bramman(7)	2016	$568,769	—	$1,173,635	—	$633,965	$3,656	$120,421	$2,500,446
Senior Vice President &	2015	$425,868	$200,000	$1,426,135	—	$405,900	—	$329,572	$2,787,475
Chief Financial Officer
Georges Gravanis(7)(8)	2016	$523,775	—	$925,850	—	$682,964	—	$403,353	$2,535,942
President, Label and	2015	$440,528	—	$1,420,555	—	$413,304	—	$461,401	$2,735,788
Graphic Materials
Anne Hill(7)	2016	$512,787	—	$963,150	—	$455,596	$39,999	$131,318	$2,102,850
Senior Vice President &	2015	$499,045	—	$1,215,025	—	$425,626	—	$141,937	$2,281,633
Chief Human Resources Officer	2014	$488,090	—	$1,053,406	—	$276,122	$100,190	$640,568	$2,558,376
Susan C. Miller(7)	2016	$527,870	—	$991,532	—	$468,996	$331,781	$126,461	$2,446,640
Senior Vice President,	2015	$513,723	—	$1,058,267	—	$419,095	$74,010	$137,574	$2,202,669
General Counsel & Secretary	2014	$502,446	—	$903,681	—	$284,243	$431,896	$642,127	$2,764,393

(1)
Amounts include any portions of salary contributed to our employee savings plan or deferred under our deferred compensation plan. Changes in base salary became effective on April 1st of each year, except for the 2016 base salary changes of Messrs. Butier and Scarborough, which became effective on May 1, 2016. Ms. Bramman elected to defer 10% of her 2016 salary.

(2)
Amounts reflect the aggregate grant date fair value of stock awards, without adjustment for forfeitures, and do not reflect compensation actually realized by our NEOs. For values actually realized by our NEOs during 2016, see the "Value Realized on Vesting" column of the 2016 Option Exercises and Stock Vested table.

Amounts in 2016 include the grant date fair value of PUs, without adjustment for forfeitures, which are payable in shares of our common stock at the end of a three-year period provided that the performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PUs granted in 2016 are (i) cumulative EVA (weighted 50% based on our total company for our corporate NEOs and 75% based on his business group for our business group NEO), which is a performance condition under Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), and (ii) relative TSR (weighted 50% for our corporate NEOs and 25% for our business group NEO), which is a market condition under ASC 718, compared to the TSR of a peer group of companies objectively determined based on GICS code and revenue size, in each case computed over the three-year (2016-2018) performance period. The performance condition component of the fair value of PUs was determined based on the fair market value of our common stock on the date of grant, adjusted for foregone dividends. The maximum grant date fair value of the performance condition component of PUs granted on February 25, 2016 was $2,154,559, $1,285,382 and $661,320 for Messrs. Butier, Scarborough and Gravanis, respectively, and $538,640, $442,065 and $455,056 for Mses. Bramman, Hill and Miller, respectively. The market condition component of the fair value of PUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and other assumptions appropriate for determining fair value; as such, their maximum grant date fair value is the same as their target grant date fair value. The grant date fair value of the market condition component of the PUs granted on February 25, 2016 was $1,417,300, $845,543 and $145,035 for Messrs. Butier, Scarborough and Gravanis, respectively, and $354,325, $290,796 and $299,342 for Mses. Bramman, Hill and Miller, respectively.

Amounts in 2016 also include the grant date fair value of MSUs, without adjustment for forfeitures, which are payable in shares of our common stock over one-, two-, three- and four-year performance periods provided that the performance objective is achieved as of the end of each period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The single performance objective that determines the number of units to be earned for MSUs granted in 2016 is our absolute TSR, which is a market condition under ASC 718; as such, their maximum grant date fair value is the same as the target grant date fair value included in the table. The fair value of MSUs was determined as of the grant date using the Monte-Carlo simulation method described above, and their maximum grant date fair value was the same as the grant date fair value based on the probable outcome of the market condition. The MSUs granted on February 25, 2016 had a weighted average per-share grant date fair value of $72.92.

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(3)
Amount in 2016 reflects the aggregate grant date fair value of stock options, without adjustment for forfeitures, and does not reflect compensation actually realized by Mr. Butier. For value realized in 2016 by our NEOs from the exercise of stock options granted in prior years, see the "Value Realized on Exercise" column under "Options Awards" of the 2016 Option Exercises and Stock Vested table. The stock options were granted to Mr. Butier in connection with his promotion to CEO and vest 50% on each of the third and fourth anniversaries of the June 1, 2016 grant date, subject to his continued service. For information regarding the assumptions we use for our stock-based compensation, see Note 12, "Long-Term Incentive Compensation," to the consolidated financial statements contained in our 2016 Annual Report.

(4)
Amounts reflect earnings under our AIP for the applicable year, which are determined in February and paid in March of the following year.

(5)
Accumulated retirement benefits under our pension plan, benefit restoration plan and supplemental executive retirement plan, as applicable, were frozen effective December 31, 2010. Changes in pension values are based primarily on changes in the actuarial assumptions used to calculate pension amounts in accordance with SEC regulations, rather than changes in benefits or the amount the individual will actually receive upon retirement. Amount for Mr. Scarborough in 2016 primarily reflects a $2.3 million increase in the present value of his accumulated pension benefits due to the impact of calculating his benefits using the December 31, 2016 discount rate (an increase of $1.6 million) and the passage of time (an increase of $0.7 million). Ms. Bramman and Mr. Gravanis are not eligible to participate in these plans.

With respect to Mr. Scarborough, amount includes above-market earnings of $5,668 earned in 2016 in a legacy deferred compensation plan that is no longer open for deferrals. Above-market earnings mean a crediting interest rate in excess of 120% of the applicable federal rate, which was 2.34% for 2016. The crediting rate under the legacy plan was 3.93% from January 3, 2016 to November 30, 2016 and 3.57% from December 1, 2016 to December 31, 2016.

(6)
The table below details the components of amounts for 2016.

	PERQUISITES			BENEFITS
NAME	EXECUTIVE BENEFIT ALLOWANCE	FINANCIAL PLANNING	OTHER*	COMPANY CONTRIBUTION & MATCH, EMPLOYEE SAVINGS PLAN	COMPANY CONTRIBUTIONS, DEFERRED COMP. PLAN	EXCESS LIFE INSURANCE	EXECUTIVE LONG-TERM DISABILITY INSURANCE	EXECUTIVE LIABILITY INSURANCE	TOTAL
Mr. Butier	$68,333	—	—	$15,900	$63,997	$1,944	$2,331	$473	$152,978
Mr. Scarborough	$23,333	—	—	$15,810	$113,258	$648	$777	$158	$153,984
Ms. Bramman	$65,000	$12,519	$3,457	$15,900	$18,797	$1,944	$2,331	$473	$120,421
Mr. Gravanis	—	—	$403,353	—	—	—	—	—	$403,353
Ms. Hill	$65,000	$15,000	—	$15,900	$30,670	$1,944	$2,331	$473	$131,318
Ms. Miller	$65,000	$15,000	—	$15,900	$25,813	$1,944	$2,331	$473	$126,461

*
Amount for Ms. Bramman reflects carry-over payments related to her relocation to our headquarters in California on terms and conditions substantially similar to those for our other relocating executives. Amount for Mr. Gravanis reflects benefits related to his (i) international assignment in Hong Kong during the first half of 2016 and (ii) localization to the Netherlands effective July 1, 2016. His international assignment was at our company's request and on terms and conditions substantially similar to those for our other expatriate executives, and included (i) a housing allowance of $125,434; (ii) a goods and services differential of $66,768; (iii) a taxable dependent tuition assistance of $42,870; and (iv) other lesser amounts for an automobile allowance, a relocation allowance, transportation and shipping, a home leave allowance, and a utilities allowance. These benefits ceased on June 30, 2016. Mr. Gravanis received taxable relocation benefits pursuant to a localization package on terms and conditions substantially similar to other localizing executives, which included (i) travel and shipping costs of $45,791; (ii) a relocation allowance of $34,556; (iii) a taxable dependent tuition assistance of $31,020; and (iv) other lesser amounts, including a taxable monthly automobile allowance, and a utilities allowance. Amounts for Mr. Gravanis' all other compensation were converted from HKD and euros, as applicable, in each case using the exchange rates as of each month-end during 2016.

(7)
Ms. Bramman and Mr. Gravanis first became NEOs in 2015. As permitted by SEC rules, the table reflects their compensation only in the years in which they were NEOs.

(8)
Mr. Gravanis' compensation was converted from euros using the exchange rate as of our fiscal year-end (1.0628122).

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2016 GRANTS OF PLAN-BASED AWARDS

        The following table provides information regarding grants of plan-based incentive awards made to our NEOs during 2016.

									ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(#)
			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($)(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#)(2)
										EXERCISE OR BASE PRICE OF OPTION AWARDS ($)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
NAME	AWARD TYPE	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Mr. Butier	MSUs	02/25/16	—	—	—	25,644	30,169	60,338	—	—	$2,200,003
	PUs	02/25/16	—	—	—	17,580	35,160	70,320	—	—	$2,494,579
	Options	06/01/16	—	—	—	—	—	—	141,108	$73.96	$2,000,008
	AIP Award	—	$623,400	$1,246,800	$2,493,600	—	—	—	—	—	—
Mr. Scarborough	MSUs	02/25/16	—	—	—	15,299	17,999	35,998	—	—	$1,312,545
	PUs	02/25/16	—	—	—	10,488	20,976	41,952	—	—	$1,488,233
	AIP Award	—	$473,955	$947,909	$1,895,818	—	—	—	—	—	—
Ms. Bramman	MSUs	02/25/16	—	—	—	6,411	7,542	15,084	—	—	$549,990
	PUs	02/25/16	—	—	—	4,395	8,790	17,580	—	—	$623,645
	AIP Award	—	$215,635	$431,269	$862,538	—	—	—	—	—	—
Mr. Gravanis	MSUs	02/25/16	—	—	—	5,247	6,173	12,346	—	—	$450,155
	PUs	02/25/16	—	—	—	3,598	7,195	14,390	—	—	$475,695
	AIP Award	—	$203,263	$406,526	$813,052	—	—	—	—	—	—
Ms. Hill	MSUs	02/25/16	—	—	—	5,261	6,189	12,378	—	—	$451,321
	PUs	02/25/16	—	—	—	3,607	7,214	14,428	—	—	$511,829
	AIP Award	—	$154,965	$309,929	$619,858	—	—	—	—	—	—
Ms. Miller	MSUs	02/25/16	—	—	—	5,416	6,372	12,744	—	—	$464,662
	PUs	02/25/16	—	—	—	3,713	7,426	14,852	—	—	$526,870
	AIP Award	—	$159,523	$319,045	$638,090	—	—	—	—	—	—

(1)
Amounts represent threshold, target and maximum amounts under the 2016 AIP. Target awards were established by multiplying each NEO's base salary at the end of 2016 by the following target AIP opportunities: approximately 113% for Mr. Butier; approximately 108% for Mr. Scarborough; 75% for Mr. Gravanis and Ms. Bramman; and 60% for Mses. Hill and Miller. Payout levels range from 50% of the target amounts for threshold performance to 200% of the target amounts for maximum performance (reflecting an overall cap of 200% irrespective of company and individual performance). Amounts for (i) Mr. Butier reflect his fiscal year-end AIP opportunity of 125% and his previous AIP opportunity of 90% and (ii) Mr. Scarborough reflect his fiscal year-end AIP opportunity of 100% and his previous AIP opportunity of 125%, in each case prorated for the months of their service in their respective roles during the year.

(2)
Amounts for MSUs represent threshold, target and maximum payout opportunities, which are payable in shares of our common stock over one-, two-, three- and four-year performance periods provided that the absolute TSR performance objective is achieved as of the end of each period. The actual number of shares issued can range from 0% to 200% of the target number of shares at the time of grant, with a threshold payout opportunity of 85%. MSUs accrue dividend equivalents during the performance period, which are earned and paid only at vesting.

Amounts for PUs represent threshold, target and maximum payout opportunities granted under the 2016-2018 MTIP, which are payable in shares of our common stock at the end of a three-year performance period provided that the cumulative EVA and relative TSR performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target number of shares at the time of grant, with a threshold payout opportunity of 50%.

(3)
The grant date fair value of MSUs was determined using the Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award.

The grant date fair value for the performance condition component of PUs was determined based on the fair market value of our common stock on the date of grant, adjusted for foregone dividends. The grant date fair value for the market condition component of PUs was determined as of the date of grant using the Monte-Carlo simulation method described above.

The grant date fair value of stock options was estimated using the Black-Scholes option-pricing model on the date of grant.

For information regarding the assumptions we use for our stock-based compensation, see Note 12, "Long-Term Incentive Compensation," to the consolidated financial statements contained in our 2016 Annual Report.

Avery Dennison Corporation  | 2017 Proxy Statement  | 61

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information regarding NEO equity awards outstanding as of December 31, 2016, the end of our 2016 fiscal year.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS — EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS — UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Mr. Butier	02/28/08	20,580	(2)	—	$52.12	02/28/18	—		—	—		—
	09/02/08	15,000	(2)	—	$49.44	09/02/18	—		—	—		—
	02/26/10	13,971	(2)	—	$31.67	02/26/20	—		—	—		—
	06/01/10	28,000	(2)	—	$33.61	06/01/20	—		—	—		—
	02/28/13	—		—	—	—	—		—	6,301	(5)	$442,456
	02/27/14	—		—	—	—	—		—	31,140	(4)	$2,186,651
	02/27/14	—		—	—	—	—		—	14,267	(5)	$1,001,829
	02/26/15	—		—	—	—	—		—	46,696	(4)	$3,278,993
	02/26/15	—		—	—	—	—		—	36,408	(5)	$2,556,570
	03/02/15	—		—	—	—	3,809	(3)	$267,468	—		—
	02/25/16	—		—	—	—	—		—	43,950	(4)	$3,086,169
	02/25/16	—		—	—	—	—		—	55,730	(5)	$3,913,361
	06/01/16	—		141,108	$73.96	06/01/26	—		—	—		—

Total		77,551		141,108			3,809		$267,468	234,492		$16,466,029
Mr. Scarborough	12/13/10	67,689	(2)	—	$41.57	12/13/20	—		—	—		—
	02/24/11	250,000	(2)	—	$39.32	02/24/21	—		—	—		—
	02/23/12	183,273	(2)	—	$30.50	02/23/22	—		—	—		—
	02/28/13	—		—	—	—	—		—	25,996	(5)	$1,825,439
	02/27/14	—		—	—	—	—		—	99,526	(4)	$6,988,716
	02/27/14	—		—	—	—	—		—	45,599	(5)	$3,201,962
	02/26/15	—		—	—	—	—		—	94,508	(4)	$6,636,352
	02/26/15	—		—	—	—	—		—	73,686	(5)	$5,174,231
	02/25/16	—		—	—	—	—		—	26,220	(4)	$1,841,168
	02/25/16	—		—	—	—	—		—	33,249	(5)	$2,334,745

Total		500,962		—			—		—	398,784		$28,002,613
Ms. Bramman	06/01/15	—		—	—	—	4,328	(3)	$303,912	—		—
	06/01/15	—		—	—	—	—		—	16,068	(4)	$1,128,295
	06/01/15	—		—	—	—	—		—	9,144	(5)	$642,092
	02/25/16	—		—	—	—	—		—	10,943	(4)	$768,417
	02/25/16	—		—	—	—	—		—	13,933	(5)	$978,375

Total		—		—			4,328		$303,912	50,088		$3,517,179
Mr. Gravanis	02/28/13	—		—	—	—	—		—	2,939	(5)	$206,377
	02/27/14	—		—	—	—	—		—	12,005	(4)	$842,991
	02/27/14	—		—	—	—	—		—	5,828	(5)	$409,242
	02/26/15	—		—	—	—	—		—	12,922	(4)	$907,383
	02/26/15	—		—	—	—	—		—	10,077	(5)	$707,607
	06/01/15	—		—	—	—	9,129	(3)	$641,038	—		—
	02/25/16	—		—	—	—	—		—	11,692	(4)	$821,012
	02/25/16	—		—	—	—	—		—	11,404	(5)	$800,789

Total		—		—			9,129		$641,038	66,867		$4,695,401

Avery Dennison Corporation  | 2017 Proxy Statement  | 62

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS — EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS — UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Ms. Hill	02/28/13	—		—	—	—	—	—	4,822	(5)	$338,601
	02/27/14	—		—	—	—	—	—	21,290	(4)	$1,494,984
	02/27/14	—		—	—	—	—	—	9,755	(5)	$684,996
	02/26/15	—		—	—	—	—	—	21,908	(4)	$1,538,380
	02/26/15	—		—	—	—	—	—	17,081	(5)	$1,199,428
	02/25/16	—		—	—	—	—	—	9,018	(4)	$633,244
	02/25/16	—		—	—	—	—	—	11,433	(5)	$802,825

Total		—		—			—	—	95,307		$6,692,458
Ms. Miller	02/28/08	13,035	(2)	—	$52.12	02/28/18	—	—	—		—
	02/24/11	52,920	(2)	—	$39.32	02/24/21	—	—	—		—
	02/28/12	38,110	(2)	—	$30.50	02/23/22	—	—	—		—
	02/28/13	—		—	—	—	—	—	7,334	5)	$514,993
	02/27/14	—		—	—	—	—	—	18,264	(4)	$1,282,498
	02/27/14	—		—	—	—	—	—	8,369	(5)	$587,671
	02/26/15	—		—	—	—	—	—	19,080	(4)	$1,339,798
	02/26/15	—		—	—	—	—	—	14,878	(5)	$1,044,733
	02/25/16	—		—	—	—	—	—	9,283	(4)	$651,852
	02/25/16	—		—	—	—	—	—	11,770	(5)	$826,489

Total		104,065		—			—	—	88,978		$6,248,034

(1)
Market value calculated based on a stock price of $70.22, the closing price of our common stock on December 30, 2016, the last trading day of our 2016 fiscal year.

(2)
Stock options vest in equal installments on the first, second, third and fourth anniversaries of the grant date, except for the stock options granted to Mr. Butier on June 1, 2016, which vest 50% on each of the third and fourth anniversaries of the grant date, in each case subject to the NEO's continued service.

(3)
RSUs granted to (i) Mr. Butier on March 2, 2015 vest 50% on the grant date, 40% on December 1, 2016 and 10% on the third anniversary of the grant date; (ii) Ms. Bramman on June 1, 2015 vest in equal installments on the first, second and third anniversaries of the grant date; and (iii) Mr. Gravanis on June 1, 2015 vest in equal installments on the first, second, third and fourth anniversaries of the grant date, in each case subject to their continued service.

(4)
PUs are eligible for vesting at the end of a three-year performance period, subject to our achievement of the cumulative EVA and relative TSR performance objectives established for the award. Amounts are listed at (i) a 200% payout for the PUs granted under the 2014-2016 MTIP to our corporate NEOs (Messrs. Butier and Scarborough and Mses. Bramman, Hill and Miller) and a 189% payout for the PUs granted under 2014-2016 MTIP for our business group NEO (Mr. Gravanis), which were the payouts based on our actual performance during the period as determined by the Compensation Committee in February 2017; (ii) the maximum level of performance for the PUs granted under the 2015-2017 MTIP as our actual performance through December 31, 2016 would result in above-target payouts for all NEOs; (iii) the maximum level of performance for the performance condition component of the PUs granted under the 2016-2018 MTIP as our actual performance through December 31, 2016 would result in above-target payouts for all NEOs; and (iv) the threshold level of performance for the market condition component of the PUs granted under the 2016-2018 MTIP as our actual performance through December 31, 2016 would result in below-threshold payouts for all NEOs.

(5)
MSUs are eligible for vesting as of the end of the period over one-, two-, three- and four-year performance periods, subject to our achievement of the absolute TSR performance objective established for the award. Amounts are listed at 200%, 156%, 153% and 123% of target for the vesting tranches of the MSUs granted in 2013, 2014, 2015 and 2016, respectively (the payouts based on our actual performance for the respective performance periods as determined by the Compensation Committee in February 2017), and at the maximum level of performance for the remaining tranches of these grants (as our actual performance through December 31, 2016 would result in above-target payouts), in each case including dividend equivalents accrued as of December 31, 2016.

Avery Dennison Corporation  | 2017 Proxy Statement  | 63

2016 OPTION EXERCISES AND STOCK VESTED

        The following table provides information regarding the number of shares acquired and the value realized by our NEOs upon the exercise of stock options and the vesting of stock awards during 2016. Amounts under stock awards include the vesting of (i) the PUs granted in 2013 that paid out at 200% of target based on our relative TSR and cumulative EVA during the 2013-2015 performance period; (ii) the third tranche of MSUs granted in 2013 that paid out at 179% of target based on our 2013-2015 absolute TSR, including accrued dividend equivalents paid out at vesting; (iii) the second tranche of MSUs granted in 2014 that paid out at 125% of target based on our 2014-2015 absolute TSR, including accrued dividend equivalents paid out at vesting; (iv) the first tranche of MSUs granted in 2015 that paid out at 109% of target based on our 2015 absolute TSR, including accrued dividend equivalents paid out at vesting; and (v) RSUs granted in 2012 and 2015 that vested in 2016.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Mr. Butier	62,276	$2,149,085	63,461	$4,234,593
Mr. Scarborough	662,311	$19,752,697	178,997	$11,675,164
Ms. Bramman	—	—	3,927	$275,843
Mr. Gravanis	17,417	$364,888	23,824	$1,580,897
Ms. Hill	67,021	$1,695,972	34,483	$2,248,405
Ms. Miller	31,545	$473,843	30,057	$1,957,220

(1)
Amounts reflect the number of shares acquired on exercise multiplied by the difference between the fair market value of our common stock on the exercise date and the exercise price, and include the exercise of the following option awards:

NAME	GRANT DATE	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	EXERCISE PRICE ($)	FAIR MARKET VALUE ON EXERCISE DATE ($)	VALUE REALIZED ON EXERCISE ($)
Mr. Butier	12/07/06	15,070	$67.80	$73.93	$92,400	*
	02/23/12	47,206	$30.50	$74.07	$2,056,685
Mr. Scarborough	12/07/06	100,000	$67.80	$72.54	$474,510	*
	02/28/08	230,000	$52.12	$77.45	$5,827,546
	02/26/10	200,000	$31.67	$78.04	$9,274,945
	12/13/10	132,311	$41.57	$73.12	$4,175,696
Mr. Gravanis	12/07/06	12,317	$67.80	$77.85	$123,812	*
	02/23/12	5,100	$30.50	$77.77	$241,076
Ms. Hill	06/01/07	30,000	$65.38	$76.25	$326,214
	02/23/12	37,021	$30.50	$67.50	$1,369,758
Ms. Miller	12/07/06	9,545	$67.80	$69.03	$11,793	*
	02/28/08	22,000	$52.12	$73.12	$462,050
*
Options would have expired had they not been exercised before the ten-year anniversary of the grant date.

Avery Dennison Corporation  | 2017 Proxy Statement  | 64

(2)
Amounts reflect the number of shares acquired on vesting multiplied by the fair market value of our common stock on the vesting date, and include the vesting of the following stock awards. Number of shares acquired on vesting for MSUs includes the payout of accrued dividend equivalents.

NAME	AWARD TYPE	GRANT DATE	NUMBER OF UNITS SUBJECT TO VESTING (#)	PERFORMANCE MODIFIER (%)	NUMBER OF SHARES ACQUIRED ON VESTING (#)*	FAIR MARKET VALUE ON VESTING DATE ($)	VALUE REALIZED ON VESTING ($)
Mr. Butier	RSUs	02/23/12	2,931	—	2,931	$58.53	$171,552
	RSUs	03/02/15	15,232	—	15,232	$71.42	$1,087,869
	MSUs	02/28/13	3,082	179%	5,516	$65.68	$362,291
	MSUs	02/27/14	3,922	125%	4,902	$65.68	$321,963
	MSUs	02/26/15	6,442	109%	7,022	$65.68	$461,205
	PUs	02/28/13	13,929	200%	27,858	$65.68	$1,829,713
Mr. Scarborough	RSUs	02/23/12	11,379	—	11,379	$58.53	$666,013
	MSUs	02/28/13	12,718	179%	22,766	$65.68	$1,495,271
	MSUs	02/27/14	12,533	125%	15,666	$65.68	$1,028,943
	MSUs	02/26/15	13,037	109%	14,210	$65.68	$933,313
	PUs	02/28/13	57,488	200%	114,976	$65.68	$7,551,624
Ms. Bramman	RSUs	06/01/15	2,164	—	2,164	$73.96	$160,049
	MSUs	06/01/15	1,617	109%	1,763	$65.68	$115,794
Mr. Gravanis	RSUs	02/23/12	1,267	—	1,267	$58.53	$74,158
	RSUs	06/01/15	3,043	—	3,043	$73.96	$225,060
	MSUs	02/28/13	1,437	179%	2,572	$65.68	$168,929
	MSUs	02/27/14	1,602	125%	2,003	$65.68	$131,557
	MSUs	02/26/15	1,783	109%	1,943	$65.68	$127,616
	PUs	02/28/13	6,498	200%	12,996	$65.68	$853,577
Ms. Hill	RSUs	02/23/12	2,299	—	2,299	$58.53	$134,561
	MSUs	02/28/13	2,358	179%	4,221	$65.68	$277,235
	MSUs	02/27/14	2,682	125%	3,352	$65.68	$220,159
	MSUs	02/26/15	3,021	109%	3,293	$65.68	$216,284
	PUs	02/28/13	10,659	200%	21,318	$65.68	$1,400,166
Ms. Miller*	RSUs	02/23/12	2,367	—	2,367	$58.53	$138,541
	MSUs	02/27/14	2,300	125%	2,875	$65.68	$188,830
	MSUs	02/26/15	2,632	109%	2,869	$65.68	$188,436
	PUs	02/28/13	10,973	200%	21,946	$65.68	$1,441,413
*
Because she elected to defer the MSUs granted to her in 2013, including related dividend equivalents, under our Executive Variable Deferred Retirement Plan, the vesting of Ms. Miller's MSUs are reflected in the 2016 Nonqualified Deferred Compensation table.

Avery Dennison Corporation  | 2017 Proxy Statement  | 65

2016 PENSION BENEFITS

        The present values of accumulated pension benefits set forth in the table below have been calculated based on the assumptions we used to calculate our fiscal year-end pension benefit obligations for the audited financial statements contained in our 2016 Annual Report. Since the accrual of additional amounts under all of these plans has been frozen since December 31, 2010, the fluctuations in pension values from year to year are based primarily on changes in the assumptions used to determine the present value of participants' accumulated benefits and secondarily on the passage of time. For example, we are required to calculate the present value of future pension liabilities using a discount rate based on corporate bond yields, and as discount rates decrease (as they did during 2016), the present values of accumulated benefits can increase significantly. The present value of accumulated benefits for our NEOs under these plans is shown in the table below; Ms. Bramman and Mr. Gravanis have not been included in the table because they have no accrued benefits under any of our pension plans. No payments from any of our pension plans were made to any of our NEOs during 2016.

NAME		PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(1) ($)
Mr. Butier		Pension Plan	9.33	$243,648
		Benefit Restoration Plan	9.33	$228,813

	Total			$472,461
Mr. Scarborough		Pension Plan	26.83	$1,260,813
		Benefit Restoration Plan	16.08	$4,428,915
		Supplemental Executive Retirement Plan	8.67	$15,437,711

	Total			$21,127,439
Ms. Hill		Pension Plan	5.50	$151,719
		Benefit Restoration Plan	5.50	$208,948

	Total			$360,667
Ms. Miller		Pension Plan	21.00	$774,915
		Benefit Restoration Plan	21.00	$413,883

	Total			$1,188,798

(1)
Amounts reflect the lump-sum value of the applicable pension benefit accrued as of December 31, 2016. While the Benefit Restoration Plan and Supplemental Executive Retirement Plan allow for lump-sum payment, the Pension Plan requires that distributions take the form of a monthly annuity, except in special circumstances. For information regarding the assumptions we use to determine the present value of accumulated benefits for our pension plans, see Note 6, "Pension and Other Postretirement Benefits," to the consolidated financial statements contained in our 2016 Annual Report. Mr. Scarborough's actual service with our company was 33.78 years as of December 31, 2016.

PENSION PLAN

        We provide qualified retirement benefits for eligible U.S. employees under the Avery Dennison Pension Plan (the "Pension Plan"). All NEOs — except for Ms. Bramman, who joined our company after the Pension Plan was closed to new participants, and Mr. Gravanis, who is not employed in the U.S. — are eligible to receive benefits under the Pension Plan, including reduced benefits in the event of early retirement. The accrual of additional benefits under the Pension Plan was frozen as of December 31, 2010; as a result, no additional accruals were made under the Pension Plan during 2016.

        Compensation covered by the Pension Plan includes base salary and AIP awards, up to the applicable statutory limitations each plan year. Employees vest in the Pension Plan after five years of service, or at age 55 upon termination of employment. The annual pension benefit payable as of December 31, 2016 was limited to $210,000 under the Code.

        Benefits under the Pension Plan are based on pensionable earnings, length of service, when benefits commence and how they are paid. Benefits are calculated separately for each year of applicable service using a formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to our freezing the accrual of additional benefits was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the Pension Plan for an employee at normal retirement (generally age 65), which is not subject to reduction for Social Security payments.

        Eligible participants may elect to receive their benefits in one of several payment forms that are all payable in monthly installments. Benefits are generally paid in annuity form over the lifetime of the participant and/or a beneficiary. By default, single participants are eligible for a single life annuity, and they can choose from alternate payment forms that may include

Avery Dennison Corporation  | 2017 Proxy Statement  | 66

benefits payable to a beneficiary. By default, married participants are eligible for a joint and survivor annuity that is payable over the participant's lifetime, and, if survived by a spouse, over the spouse's lifetime. Married participants can choose alternate payment forms, with the consent of the spouse. The monthly benefit each eligible participant may receive is adjusted based on the plan's definition of actuarial equivalence.

        Benefits are generally payable without reduction after participants reach age 65; however, certain participants — including our participating NEOs — may be eligible to receive an unreduced benefit at age 62. Prior to age 62, a participant's benefits are reduced by 15% for commencement of benefits at age 61, and an additional 5% for each additional year early the participant elects to receive benefits, provided that no benefit may commence before a participant reaches age 55.

BENEFIT RESTORATION PLAN

        Our Benefit Restoration Plan (BRP) is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which their benefits otherwise payable under the Pension Plan would be reduced under the Code. All NEOs — except for Ms. Bramman, who joined our company after the BRP was closed to new participants, and Mr. Gravanis, who is not employed in the U.S. — are eligible to receive benefits under the BRP. The accrual of additional benefits under the BRP was frozen as of December 31, 2010; as a result, no additional accruals were made under the BRP during 2016.

        Because the BRP is designed to mirror the Pension Plan, the information concerning the compensation covered, benefit formula, early retirement provisions, and payment forms is similar to that of the Pension Plan except that (i) the BRP provides for payment in the form of a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and a designated beneficiary, and (ii) BRP benefits are generally payable upon the later of separation from service and age 55.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        Our Supplemental Executive Retirement Plan (SERP) provides designated key executives with additional retirement benefits to induce them to remain with our company and further our long-term growth. The SERP, a nonqualified plan, is an unfunded obligation of our company. The accrual of additional benefits under the SERP was frozen as of December 31, 2010; as a result, no additional accruals were made under the SERP during 2016.

        The vesting age for a designated participant is determined based on the target retention date for the executive. Benefits under the SERP would commence at the same time, and in the same form of payment, as the BRP, at a benefit level which — when added to the benefits to which a designated participant would be entitled from the Pension Plan and the BRP at the time of retirement, certain company contributions (plus interest) to the Employee Savings Plan, fixed amounts representative of his contributions to the deferred compensation plans and estimated Social Security benefits — would equal a specified percentage of the participant's average compensation as of December 31, 2010 (average of the highest 36 months of the last 60 months of base salary and annual bonuses earned or paid by December 31, 2010). No benefits would be provided under the SERP to a participant who voluntarily terminates employment before reaching the specified vesting age. Survivor and disability benefits are payable under the SERP under certain circumstances.

        Mr. Scarborough is the only NEO designated as a participant under the SERP. He vested at age 60 and the specified percentage of his average compensation is 62.5%. If Mr. Scarborough elects to retire and begins receiving benefits before reaching age 62, his benefit under the SERP would be reduced in the same manner as it would be under the Pension Plan.

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2016 NONQUALIFIED DEFERRED COMPENSATION(1)

        The following table provides information regarding NEO and company contributions to nonqualified deferred compensation plans in fiscal year 2016. Mr. Gravanis has not been included in the table because, as a non-U.S. employee, he is not eligible to participate in the only plan currently open for deferrals.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(2)	AGGREGATE EARNINGS IN LAST FY ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(4)
Mr. Butier	—	$63,997	$112,626	—	$1,112,575
Mr. Scarborough	—	$113,258	$589,599	—	$5,645,798
Ms. Bramman	$56,877	$18,797	$3,656	—	$127,090
Ms. Hill	—	$30,670	$3,426	—	$695,922
Ms. Miller	—	$25,813	$217,892	—	$2,378,075

(1)
Except for Mr. Scarborough, amounts reflect only the NEOs' participation in the Executive Variable Deferred Retirement Plan (EVDRP). Under the EVDRP, participants may choose from a group of funds ranging from money market and bond funds to index and other equity/mutual funds. The rate of return depends on the funds selected by the participant, who may make changes via an online database provided by the plan administrator. The funds available for investment under the EVDRP during 2016, and their respective rate of return for the year or such shorter portion of the year during which the fund was available, are set forth in the table below.

NAME OF FUND	2016 RATE OF RETURN	NAME OF FUND	2016 RATE OF RETURN
Advisor Managed Portfolio, Conservative Allocation	6.09%	M Large Cap Growth	(1.94)%
Advisor Managed Portfolio, Moderate Allocation	7.88%	American Century VP Mid Cap Value, Class 2	23.19%
Advisor Managed Portfolio, Moderate Growth Allocation	8.24%	Janus Aspen Series Enterprise, Service Shares	12.54%
Advisor Managed Portfolio, Growth Allocation	8.93%	AllianceBernstein NFJ Small Cap Value	30.10%
Advisor Managed Portfolio, Aggressive Allocation	9.77%	BlackRock Small Cap Index	21.13%
Avery Fixed Government Account EVDRP	3.47%	M Capital Appreciation	21.53%
Fidelity VIP Money Market Service Class	0.49%	Templeton Foreign VIP Class 2	7.59%
PIMCO Inflation Managed	5.53%	Invesco V.I. International Growth Series II Shares	(0.31)%
Western Asset Diversified Bond	5.45%	Oppenheimer Emerging Markets	6.88%
BlackRock VIF Basic Value, Class 3	18.18%	MFS VIT Utilities, Service Class	11.67%
BlackRock Equity Index	12.04%	Ivy Technology	(6.25)%
MFS Growth	2.61%	Van Eck VIP Global Hard Assets	44.27%

  Amounts for Mr. Scarborough also reflect his participation in the Capital Accumulation Plan (CAP) and the Executive Deferred Retirement Plan (EDRP). The CAP and EDRP have fixed rates of return; as a result, Mr. Scarborough cannot make any changes to impact his rates of return thereunder. The fixed rate of return for the CAP is designated by Pacific Life Insurance Company and subject to enhancement by our company in accordance with the terms of the CAP; the annual rate of return for 2016 was 4.41%. The fixed rate of return for the EDRP was 3.93% from January 3, 2016 to November 30, 2016 and 3.57% from December 1, 2016 to December 31, 2016.

(2)
Company contributions to the EVDRP are included in the "All Other Compensation" column of the 2016 Summary Compensation Table.

(3)
Above-market earnings of $5,668 credited to Mr. Scarborough's EDRP account are included under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the 2016 Summary Compensation Table. The other listed NEOs only participate in the EVDRP, which does not offer above-market interest rates.

(4)
Amounts reflect EVDRP vested account balances as of December 31, 2016, the last day of our 2016 fiscal year. Ms. Miller elected to defer the MSUs granted to her in 2013, including related dividend equivalents, under the EVDRP. The following amounts were reported under the "All Other Compensation" column of the 2016 Summary Compensation Table in previous proxy statements:

NAME	AGGREGATE COMPANY CONTRIBUTIONS PREVIOUSLY REPORTED ($)
Mr. Butier	$230,076
Mr. Scarborough	$867,168
Ms. Bramman	—
Ms. Hill	$80,566
Ms. Miller	$53,537

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EXECUTIVE VARIABLE DEFERRED RETIREMENT PLAN

        Our Executive Variable Deferred Retirement Plan (EVDRP) is our only active deferred compensation plan available to U.S. employees. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options. The EVDRP does not offer investment options that provide above-market interest rates.

        Eligible employees are able to defer U.S. taxes until their investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we do not have to expend cash to pay individuals who elect to defer receipt of these amounts. As a result, we can use this cash for other purposes until a deferred compensation account is paid to the participant after termination of employment.

        All deferred compensation amounts are unfunded obligations of our company and subject to the same risks as any of our general debts and obligations. As a result, these accounts mitigate risk-seeking behavior by management that could be detrimental to the long-term health of our company.

Employee Contributions

        Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP award. Of our NEOs, Ms. Bramman elected to defer 10% of her 2016 salary.

Company Contributions

        In early 2016, we made a contribution to the deferred compensation accounts of eligible employees of 6% of an eligible employee's annual 401(k) eligible earnings in excess of the Code compensation limit. Our contribution was added to the deferred compensation accounts of eligible employees who were employed at year-end 2015, which included all our participating NEOs, except for Ms. Bramman.

Withdrawals/Distributions

        Contributions to deferred compensation accounts are required to be distributed following an eligible employee's separation from service. Subject to Section 409A of the Code, eligible employees may elect to receive separation from service withdrawals in the form of a lump-sum payment or monthly installments over two to 20 years. Eligible employees may change the method in which payments are distributed provided that they do so at least 12 months before the date of distribution; however, any such change would result in the distribution occurring or beginning five years later than it otherwise would have. All of our NEOS are "key employees" under Section 409A of the Code. Distributions to key employees cannot be made until at least the seventh month after separation from service, except in the event of death.

CAPITAL ACCUMULATION PLAN

        The Capital Accumulation Plan (CAP) is a legacy deferred compensation plan that last received deferrals in 2005. Of our NEOs, only Mr. Scarborough is a participant in the CAP.

        The CAP has a fixed rate of return designated by Pacific Life Insurance Company (4.00% for 2016), subject to enhancement by our company in accordance with the terms of the CAP. The CAP's enhanced annual rate of return for 2016 was 4.41%.

EXECUTIVE DEFERRED RETIREMENT PLAN

        The Executive Deferred Retirement Plan (EDRP) is a legacy deferred compensation plan that last received deferrals in 2000. Of our NEOs, only Mr. Scarborough is a participant in the EDRP.

        The EDRP has a fixed rate of return determined by multiplying the rolling 10-year average of the September 10-year Treasury note rate by 1.25. The EDRP's annual rate of return was 3.93% from January 3, 2016 to November 30, 2016 and 3.57% from December 1, 2016 to December 31, 2016.

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PAYMENTS UPON TERMINATION AS OF DECEMBER 31, 2016

        The following table provides information regarding potential benefits that would have been payable to our NEOs in the event of termination on December 31, 2016, the last day of our 2016 fiscal year. Amounts paid or distributed upon actual termination may differ from amounts shown due to timing and any future changes to our benefit plans.

		TERMINATION SCENARIOS AS OF THE END OF FISCAL YEAR 2016

NAME	BENEFIT	DEATH	QUALIFYING DISABILITY	QUALIFYING RETIREMENT(2)	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION WITHIN 24 MOS. OF CHANGE OF CONTROL
Mr. Butier	Severance Payment	—	—	—	$5,906,041	$8,859,062
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	$267,468	$267,468	—	—	$267,468
	Unvested PUs(1)	$3,009,302	$3,009,302	—	—	$5,201,757
	Unvested MSUs(1)	$2,842,984	$2,842,984	—	—	$4,336,035
	Outplacement	—	—	—	$25,000	$25,000

Total		$6,119,754	$6,119,754	—	$5,931,041	$18,689,322

	Value of Forfeited Equity(1)	$(3,685,506)	$(3,685,506)	$(9,805,260)	$(9,805,260)	—
Mr. Scarborough	Severance Payment	—	—	—	—	—
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	—	—	—	—	—
	Unvested PUs(1)	$6,197,453	$6,197,453	$6,197,453	$6,197,453	$8,285,468
	Unvested MSUs(1)	$5,186,593	$5,186,593	$8,209,872	$8,209,872	$6,810,211
	Outplacement	—	—	—	—	—

Total		$11,384,046	$11,384,046	$14,407,325	$14,407,325	$15,095,679

	Value of Forfeited Equity(1)	$(3,711,633)	$(3,711,633)	$(688,354)	$(688,354)	—
Ms. Bramman	Severance Payment	—	—	—	$1,222,866	$2,445,733
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	$303,912	$303,912	—	—	$303,912
	Unvested PUs(1)	$581,843	$581,843	—	—	$1,181,381
	Unvested MSUs(1)	$533,422	$533,422	—	—	$889,584
	Outplacement	—	—	—	$25,000	$25,000

Total		$1,419,177	$1,419,177	—	$1,247,866	$4,845,610

	Value of Forfeited Equity(1)	$(955,701)	$(955,701)	$(2,374,878)	$(2,374,878)	—
Mr. Gravanis	Severance Payment	—	—	—	$1,229,850	$2,476,329
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	$641,038	$641,038	$641,038	$641,038	$641,038
	Unvested PUs(1)	$917,471	$917,471	$917,471	$917,471	$1,405,524
	Unvested MSUs(1)	$812,239	$812,239	$1,228,053	$1,228,053	$1,159,929
	Outplacement	—	—	—	—	$25,000

Total		$2,370,748	$2,370,748	$2,786,562	$4,016,412	$5,707,820

	Value of Forfeited Equity(1)	$(835,742)	$(835,742)	$(419,929)	$(419,929)	—
Ms. Hill	Severance Payment	—	—	—	$992,546	$1,985,092
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	—	—	—	—	—
	Unvested PUs(1)	$1,429,141	$1,429,141	—	—	$2,023,249
	Unvested MSUs(1)	$1,207,226	$1,207,226	—	—	$1,648,960
	Outplacement	—	—	—	$25,000	$25,000

Total		$2,636,367	$2,636,367	—	$1,017,546	$5,682,301

	Value of Forfeited Equity(1)	$(1,035,842)	$(1,035,842)	$(3,672,209)	$(3,672,209)	—
Ms. Miller	Severance Payment	—	—	—	$1,007,518	$2,015,035
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	—	—	—	—	—
	Unvested PUs(1)	$1,261,666	$1,261,666	$1,261,666	$1,261,666	$1,832,602
	Unvested MSUs(1)	$1,193,818	$1,193,818	$1,884,779	$1,884,779	$1,611,662
	Outplacement	—	—	—	$25,000	$25,000

Total		$2,455,484	$2,455,484	$3,146,445	$4,178,963	$5,484,299

	Value of Forfeited Equity(1)	$(988,779)	$(988,779)	$(297,818)	$(297,818)	—

(1)
Values for equity awards as of December 31, 2016 were determined as follows: (i) for stock options, the number of shares that would have been exercisable multiplied by the difference between the fair market value of our common stock on December 30, 2016, the last trading day of our 2016 fiscal

Avery Dennison Corporation  | 2017 Proxy Statement  | 70

  year, and the applicable exercise price; (ii) for RSUs, PUs and MSUs, the number of shares that would have been acquired or forfeited on vesting multiplied by the fair market value of our common stock on December 30, 2016.

(2)
Messrs. Scarborough and Gravanis and Ms. Miller qualified as retirement eligible at the end of fiscal year 2016 because they had reached the age of 55 and had over ten years of service with our company. As a result, in every termination scenario, all of their unvested equity awards would vest, with unvested PUs and MSUs vesting on a prorated basis after the end of their respective performance period based on our actual performance.

        In addition to the amounts shown in the table, our NEOs would be entitled to receive their accrued and vested benefits under any pension and deferred compensation plans in which they participate. These amounts would be determined and paid in accordance with the terms and conditions of the applicable plans, and are not included in the table. See 2016 Pension Benefits and 2016 Nonqualified Deferred Compensation for information on these benefits.

        None of our NEOs has an employment agreement; if an NEO is no longer performing at the expected level, he or she can be terminated for cause immediately without receiving a contractually-guaranteed payment. The other potential payments upon termination or a change of control are described below.

EXECUTIVE SEVERANCE PLAN

        Each of our NEOs, except for Mr. Scarborough, is a participant in the Severance Plan. Upon involuntary termination not for cause, they would be entitled to the following benefits:

        Benefits Not Subject to Gross up.    Benefits are subject to withholding for all applicable taxes and not grossed-up for taxes.

        Trigger for Benefits.    Involuntary termination, which excludes termination for cause; due to disability; due to death; due to voluntary resignation; or due to an executive declining simultaneous or continuing employment in a comparable position.

        Definition of Cause.    Cause is defined as commission of a crime or other act that could materially damage our reputation; theft, misappropriation, or embezzlement of company property; falsification of company records; substantial failure to comply with written policies and procedures; misconduct; or substantial failure to perform material job duties not cured within 30 days after written notice.

        Mr. Scarborough ceased being eligible to participate in the Severance Plan effective May 1, 2016 as a result of his new role as Executive Chairman. Given his localization to the Netherlands effective July 1, 2016, Mr. Gravanis' severance benefits would be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would receive the greater of the amount provided under the Severance Plan and the amount required by such laws and regulations.

KEY EXECUTIVE CHANGE OF CONTROL SEVERANCE PLAN

        Each of our NEOs, except for Mr. Scarborough, is also a participant in the COC Severance Plan, which is designed to retain certain key executives during a period in which a change of control transaction is being negotiated or a hostile takeover is being attempted. Participants are only entitled to benefits if they are terminated not for "cause" or terminate employment for "good reason" within 24 months of the change of control (a "double trigger"). In such circumstances, our NEOs would be entitled to the following benefits:

        Benefits Not Subject to Gross-up.    Benefits are subject to withholding for all applicable taxes and not grossed-up for excise or other taxes. However, if the payment would trigger an excise tax for a particular NEO, the NEO can elect to receive (i) his or her full benefits, with him or her responsible for paying any applicable excise taxes or (ii) reduced benefits to an amount sufficient to eliminate any excise tax liability.

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        Definition of Change of Control.    Change of control is defined as (i) replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or (ii) acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with our company, of (A) together with any of our company's stock previously held, more than 50% of the total fair market value or the total voting power of our company's stock; (B) 30% or more of the total voting power of our company's stock during any 12-month period; or (C) assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company's assets during any 12-month period.

        Definition of cause.    Cause is defined as it is under the Severance Plan.

        Definition of good reason.    Good reason is defined as material diminution in base compensation; material diminution in authority, duties, or responsibilities or supervisor's authority, duties, or responsibilities; material change in geographic job location; or any other action or inaction that constitutes a material breach by our company.

        Mr. Scarborough ceased being eligible to participate in the COC Severance Plan effective May 1, 2016 as a result of his new role as Executive Chairman. Given his localization to the Netherlands effective July 1, 2016, Mr. Gravanis' severance benefits would be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would receive the greater of the amount provided under the COC Severance Plan and the amount required by such laws and regulations.

EQUITY INCENTIVE PLAN

        Under our Amended and Restated Stock Option and Incentive Plan, unvested equity awards held by our NEOs on the date of termination would be treated as set forth in the following table. Ms. Miller and Messrs. Scarborough and Gravanis qualified as retirement eligible at the end of our 2016 fiscal year because they had reached the age of 55 and had over ten years of service with our company.

VESTING OF EQUITY AWARDS ON TERMINATION EVENTS

	PUs	MSUs	RSUs	Stock Options
Resignation/Involuntary Termination, whether For or Not for Cause	Cancelled	Cancelled	Cancelled	Cancelled
Death	Vest at time of event on a prorated basis based on target performance	Vest at time of event on a prorated basis based on target performance for each tranche	Vest	Cancelled
Qualifying Disability	Same as death	Same as death	Vest	Cancelled
Qualifying Retirement	Vest after the end of the performance period on a prorated basis based on actual performance	Vest after the end of the performance period on a prorated basis based on actual performance	Vest	Vest and exercisable by our CEO for the full term of the option and by our other NEOs for the lesser of five years and the full term of the option
Change of Control	Vest only in the event of termination without cause or for good reason within 24 months after change of control based on target performance	Vest only in the event of termination without cause or for good reason within 24 months of the change of control based on target performance	Vest only in the event of termination without cause or for good reason within 24 months after change of control	Vest only in the event of termination without cause or for good reason within 24 months after change of control if granted after April 26, 2012; vest on change of control if granted before April 26, 2012

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EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2016

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders
Amended and Restated Stock Option and Incentive Plan(1)	3,191,523	$41.39	8,782,915
Amended and Restated Director Equity Plan(2)	24,000	$36.38	—

Total	3,215,523	$41.29	8,782,915

(1)
The Amended and Restated Stock Option and Incentive Plan (the "Existing Plan") was last approved by stockholders in April 2012. We last issued awards under the Existing Plan in February 2017. Under the Existing Plan, shares issuable under outstanding equity awards granted prior to December 31, 2016 include (i) stock options, RSUs and DSUs for non-employee directors and (ii) stock options, RSUs, PUs and MSUs for officers and other eligible employees. Amounts in column (A) include 1,115,170 stock options; 117,649 RSUs; 144,883 DSUs; 1,053,851 MSUs (including accrued dividend equivalents and reflecting the unvested tranches of the MSUs granted in 2013, 2014, 2015 and 2016 at the maximum level of performance as our actual performance would result in above-target payouts and the tranches subject to vesting as of December 31, 2016 at 200%, 156%, 153% and 123%, respectively, reflecting the payout based on actual performance); 783,971 PUs (reflecting the maximum level of performance for the relative TSR component of 2014-2016 and 2015-2017 MTIPs as our actual performance would result in above-target payouts and the target level of performance for the relative TSR component of the 2016-2018 MTIP as our actual performance would result in below-target payouts, and a weighted-average of 176%, 190% and 167%, respectively, for the cumulative EVA component of the 2014-2016, 2015-2017 and 2016-2018 MTIPs, respectively). Prices in column (B) do not include RSUs, DSUs, MSUs, PUs or dividend equivalents.

(2)
Under the Amended and Restated Director Equity Plan, equity awards included stock options and stock units. We last issued awards under this plan in April 2009 and thereafter began issuing our non-employee directors awards under the Existing Plan. Amounts in column (A) include only stock options.

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ITEM 4 — APPROVAL OF 2017 INCENTIVE AWARD PLAN

        In February 2017, the Compensation Committee approved, and our Board ratified, the Avery Dennison Corporation 2017 Incentive Award Plan in the form attached to this proxy statement as Appendix B (the "Equity Plan"). The Equity Plan will be effective as of the date it was ratified by our Board, subject to the approval of our stockholders at the Annual Meeting.

        THE SUMMARY OF THE EQUITY PLAN CONTAINED IN THIS ITEM 4 IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TERMS AND CONDITIONS OF THE EQUITY PLAN, WHICH IS ATTACHED AS APPENDIX B OF THIS PROXY STATEMENT.

RECOMMENDATION OF BOARD OF DIRECTORS

        Your Board of Directors recommends that you vote FOR approval of the Equity Plan.    Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

OVERVIEW

PURPOSE OF EQUITY PLAN

        The principal purpose of the Equity Plan is to provide incentives to our employees, including the employees of our subsidiaries, and non-employee directors in the form of equity and other incentive awards to motivate them to generate superior returns for our stockholders and induce them to remain in our service. The material terms of the Equity Plan are described below.

INCREASE IN AUTHORIZED SHARES AND EFFECTS ON EXISTING PLAN

        The only plan under which we currently grant equity awards is the Amended and Restated Avery Dennison Corporation Stock Option and Incentive Plan (the "Existing Plan"). Under the Existing Plan, as of February 27, 2017, the record date for the Annual Meeting, there were (i) 111,202 shares subject to outstanding time-vesting restricted stock units (RSUs); (ii) 945,348 shares subject to outstanding performance-vesting performance units (PUs) and market-leveraged stock units (MSUs) assuming target payouts for their respective performance objectives; (iii) 705,056 shares subject to outstanding stock options (with a weighted-average exercise price of $42.70 and a weighted-average remaining contractual life of approximately five years); and (iv) 8,521,132 shares available for future awards, of which 1,089,490 may be granted in time- or performance-vesting awards and the remaining 7,431,642 of which are reserved under the terms and conditions of the Existing Plan for grant as stock options. If our stockholders approve this Item 4, no new awards will be granted under the Existing Plan. If, however, our stockholders do not approve this Item 4, the Equity Plan will not become effective and the Existing Plan will remain in effect and awards may be granted under that plan in accordance with its current terms and conditions.

        Replacing the Existing Plan with the Equity Plan on a go-forward basis was ratified by our Board to enable us to continue offering incentives to our employees and non-employee directors to ensure their interests remain aligned with the interests of our stockholders. Approval of the Equity Plan will result in 5,400,000 shares being the aggregate number of shares available for issuance under our only active equity plan given that the 8,521,132 shares remaining available for issuance under the Exiting Plan will not be used. Under the Equity Plan, each share subject to future awards other than (i) stock options, (ii) stock appreciation rights (SARs), and (iii) any other awards for which the awardee pays the intrinsic value existing as of the grant date (awards other than those described in subsections (i) through (iii), are referred to as "Full Value Awards") will be counted as 1.5 shares for purposes of the number of shares authorized for issuance. Full Value Awards include RSUs, PUs and MSUs.

        In approving and ratifying the Equity Plan, the Compensation Committee and our Board, respectively, reviewed and relied upon information provided by Willis Towers Watson, the Compensation Committee's independent compensation consultant, which included certain burn rate, dilution and overhang metrics and the costs of the Equity Plan, including the estimated stockholder value transfer cost. Specifically, the Compensation Committee and our Board considered the following:

  •
  In 2016, 2015 and 2014, we granted equity awards representing a total of 621,462, 622,230 and 570,565 shares, respectively.

  •
  Our three-year average burn rate, calculated by dividing (i) the total granted stock option and RSUs and total vested PUs and MSUs in 2014, 2015, and 2016 by (ii) the weighted average of the number of our shares outstanding during each of those years was 0.6% of fully-diluted common shares outstanding. Based on the information provided by Willis Towers Watson, our three-year average burn rate was between the 25th and 50th percentiles of the companies in the S&P 500 based on the most recent data available (which was for 2015).

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  •
  If we do not replace our Existing Plan, based on our historical usage rates of shares, we expect that we would exhaust the shares authorized under the Existing Plan by 2019 because we no longer regularly grant stock options and are limited by the number of full-value awards available for issuance under the Existing Plan. If this were to occur, we would lose an important compensation tool to attract, motivate and retain highly qualified talent using awards aligned with stockholder interests.

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  Based on our current award granting practices, we estimate that the shares authorized for issuance under the Equity Plan would be sufficient to grant awards for approximately three to five years, assuming we continue to grant awards consistent with our historical rates using our current award vehicles, as reflected in our three-year average burn rate; however, our equity grant practices could change in the future.

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  The total aggregate equity value of the additional shares authorized under the Equity Plan (above the shares remaining available for issuance under the Existing Plan), based on the closing price for shares of our common stock on February 27, 2017, and taking into account our fungible share pool, is $290,520,000. We believe that our stockholder value transfer cost, taking into account our fungible share pool, as a percentage of our market capitalization will be approximately 4%.

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  In 2016, 2015 and 2014, our year-end overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of each fiscal year plus the number of shares remaining available for issuance under our Existing Plan by (ii) the weighted average of the number of our shares outstanding during each of those years was 12.45%, 14.20%, and 17.05%, respectively. If the Equity Plan is approved, we expect our overhang rate at the end of 2017 to be approximately 8% (reflecting the shares authorized for issuance under the Equity Plan and excluding the shares previously authorized for issuance under the Existing Plan). Based on the information provided by Willis Towers Watson, this expected overhang rate would be between the 25th and 50th percentiles of the companies in the S&P 500 for 2016 based on the most recent data available (which was for 2015).

        In light of the factors described above, and the fact that continuing to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive talent markets in which we compete, our Board has determined that the size of the share reserve under the Equity Plan is reasonable and appropriate.

CONTINUING IMPLEMENTATION OF GOVERNANCE BEST PRACTICES

        The following terms and conditions were included in the Equity Plan based on the Compensation Committee's ongoing commitment to incorporating best practices into our executive compensation program, as well as the recommendations of management, Willis Towers Watson and our other advisors:

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  Conservative share counting, consistent with the Existing Plan and our current practice;

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  "Double trigger" requirement for the accelerated vesting of equity awards in the event of a change in control, consistent with the Existing Plan;

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  Minimum vesting period of at least one year (subject to certain limited exceptions);

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  Provision that all awards are subject to our clawback policy, consistent with the Existing Plan and the award agreements signed by awardees;

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  Prohibition on dividends and dividend equivalents being paid on unvested awards, consistent with our current practice; and

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  Prohibition on repricing options or SARs without stockholder approval, consistent with the Existing Plan.

TERMS AND CONDITIONS OF EQUITY PLAN

        The principal terms and conditions of the Equity Plan are summarized below.

AUTHORIZED SHARES

        The Equity Plan reserves 5,400,000 shares for issuance pursuant to a variety of awards, including stock options, SARs, restricted stock, RSUs, dividend equivalents, and other stock- or cash-based awards; provided, however, that the total number of shares available for issuance will be reduced by one and one-half (1.5) shares for each share delivered in settlement of a Full Value Award. The shares covered by the Equity Plan may be authorized but unissued shares, treasury shares or shares

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purchased in the open market. As of February 27, 2017, the closing price of a share of our common stock on the NYSE was $80.70.

SHARE COUNTING PROVISIONS

        To the extent that an award under the Equity Plan is (i) forfeited; (ii) expires (or is repurchased by our company at the same price paid by the awardee); (iii) is converted to shares of another person or entity in connection with a spin-off or other similar event; or (iv) is settled for cash (in whole or in part), any shares subject to the award (or, in the case of a Full Value Award, one and one-half (1.5) shares for each share subject to the award) will become available for future grants under the Equity Plan.

        The following shares may not be added back to the number of shares available for issuance under the Equity Plan: (i) shares tendered to pay the exercise price of a stock option; (ii) shares withheld for payment of taxes for an award; (iii) shares subject to SARs that are not issued in connection with stock settlement; and (iv) shares purchased on the open market with cash proceeds from the exercise of stock options. In addition, the following items will not be counted against the shares available for issuance under the Equity Plan: (A) the payment of dividend equivalents in cash in conjunction with any outstanding awards and (B) to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, outstanding awards of any entity acquired in any form of combination by our company or any of our subsidiaries, except as may be required by reason of Section 422 of the Code.

PLAN ADMINISTRATION AND GRANT MAKING PROCESS

        The Compensation Committee (or, with respect to awards granted to non-employee directors, our Board) is responsible for the general administration of the Equity Plan. The Equity Plan provides that, subject to certain limitations, our Board and the Compensation Committee may from time to time delegate authority to grant awards to a committee consisting of one or more members of our Board or the Compensation Committee or one or more of our officers. Subject to the terms and conditions of the Equity Plan, the applicable administrator has the authority to (i) select the individuals to whom awards will be made; (ii) determine the type of awards to be granted, the number of shares to be subject to awards and the terms and conditions of awards; (iii) determine when awards can be settled in cash, shares, other awards or whether to cancel, forfeit or surrender awards; (iv) prescribe the form award agreements; (v) accelerate vesting or lapse restrictions; and (vi) make any other determinations and to take any other actions necessary or advisable for the administration of the Equity Plan. The administrator is also be authorized to adopt, amend or rescind rules relating to the administration of the Equity Plan, excluding certain matters described below that will require the approval of our stockholders.

        Subject to certain limitations, awards (other than awards granted to non-employee directors) under the Equity Plan are currently expected to be made in accordance with the following procedures. The Compensation Committee will review and approve the total annual pool of RSUs, PUs and MSUs and approve the annual equity awards to our executive officers, including the size of the awards and related terms and conditions. The Compensation Committee intends to delegate authority to the CEO to grant annual and special equity awards to employees other than executive officers. Following approval by the Compensation Committee or the CEO, as appropriate, special equity awards are granted on the first business day of March, June, September and December. Special equity awards, which may be granted in connection with initial hire or promotion or for retention or special recognition purposes, may have different terms than our annual equity grants depending on the purpose of the grant but will comply with the terms and conditions of the Equity Plan. The practices are subject to change at any time in the administrator's discretion.

AWARD ELIGIBILITY

        The Equity Plan provides that awards may be granted to officers, employees and non-employee directors of our company and our subsidiaries, provided that only employees may be granted incentive stock options ("ISOs"), which are not currently part of our equity granting practices. The administrator determines which officers, employees and non-employee directors will be granted awards and no person is entitled to participate in the Equity Plan as a matter of right. Currently, we have approximately 38 officers, 29,661 non-officer employees and nine non-employee directors.

AWARD TYPES

        The Equity Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, dividend equivalents and other stock or cash awards, or any combination thereof. The terms and conditions of each award will be set forth in an agreement with the individual receiving the award, including the type, terms and conditions of the award, including exercise price, vesting schedule, and treatment of awards upon termination of employment, if applicable. Vesting provisions

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may require that certain conditions be met, such as continued employment or specified performance goals, before an awardee may receive the shares underlying an award or before such shares become freely tradeable and nonforfeitable.

        Awards may be made subject to our achievement of the level specified by the administrator for one or more of the following performance goals: net earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, (iv) amortization and (v) non-cash equity-based compensation expense), earnings per share, adjusted earnings per share, price per share of our common stock, gross sales, net sales, organic sales growth, return on sales, net income, net income after tax, adjusted net income, gross income, operating income, gross or net profit or operating margin, return on sales, cash flow or free cash flow, expenses, economic profit, unit volume, market share, return on equity, return on assets or return on net assets, working capital, change in working capital, return on capital (or invested capital) and the cost of capital, total stockholder return, productivity, operating efficiency, implementation or completion of critical projects, regulatory body approval for commercialization of product, customer satisfaction, through put (i.e., net sales less the sum of (x) direct material costs and (y) purchase price variances), dividends per share (or appreciation in and/or maintenance of dividends), and economic value added. The administrator may provide that one or more objectively determinable adjustments be made to these performance goals.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        Stock options are rights to purchase shares at a specified exercise price. Stock options will be either nonqualified stock options ("NQSOs") or ISOs. SARs are awards entitling the awardee to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the award from the fair market value on the date of exercise of the award by the number of shares with respect to which the award shall have been exercised. SARs may be settled in cash or shares, or a combination thereof, at the election of the administrator.

        The exercise price per share subject to each stock option and SAR may not be less than fair market value on the date of grant (other than certain substitute options and SARs granted in connection with a corporate transaction) or, in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, 110% of the fair market value of a share on the date of grant. Options and SARs may become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the awardee's continued employment or service and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. The Equity Plan provides that options and SARs may be granted for any term specified by the administrator that does not exceed ten years, or five years in the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock.

        Options generally must be exercised within six months following termination of service. However, the period of exercisability (i) following a qualifying retirement will be (A) the full term of the option for our CEO; (B) the lesser of 60 months or the full term of the option for options granted to any other officer or non-employee director; and (C) the lesser of 36 months or the full term of the option for all other optionees; (ii) following termination of service due to death is the lesser of 12 months or the full term of the option; and (iii) following termination of service due to disability is the lesser of 36 months or the full term of the option. In addition, unless otherwise specified by the administrator or as otherwise directed by an awardee in writing to our company, vested options and SARs with an exercise price per share that is at least $1.00 less than the fair market value of the underlying share will be automatically exercised on the last day of their respective term.

RESTRICTED STOCK

        Restricted stock consists of shares of our common stock that may not be sold, assigned, transferred or pledged until certain restrictions or other requirements have expired or been removed. Restricted stock may be granted to any eligible individual selected by the administrator and will be made subject to such restrictions as may be determined by the administrator. Restricted stock will generally be forfeited for no consideration or repurchased by our company at the original purchase price or such other amount as may be specified in the award agreement if the conditions or restrictions on vesting are not met. The Equity Plan provides that restricted stock generally may not be sold or otherwise transferred until restrictions are removed or expire. Awardees of restricted stock, unlike awardees of options, have voting rights and the right to receive dividends, if any, prior to the time when the restrictions lapse; however, in the sole discretion of the administrator, any dividends will not be released until the restricted stock vests and the restrictions are removed or expire. Except in connection with a spin-off or other similar event or as otherwise permitted by the Equity Plan, dividends that are paid prior to vesting of restricted stock are only paid to the holders of such restricted stock if the vesting conditions are satisfied and the restricted stock vests.

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RESTRICTED STOCK UNITS

        RSUs represent the right to receive, at a specified time or times, a number of shares of our common stock or a cash payment equal to the fair market value of a specified number of shares of our common stock. RSUs (including PUs and MSUs) may be awarded to any eligible individual selected by the administrator, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. The administrator may impose restrictions on an awardee's ability to sell, assign, transfer or pledge the shares underlying RSUs. At the time of grant, the administrator will specify the maturity date for each grant of RSUs, which will be no earlier than the vesting date of the award. On the maturity date, the shares underlying the RSUs or, in the sole discretion of the administrator, an equivalent amount of cash or a combination of cash and shares, will be transferred to the awardee. Unlike restricted stock, awardees of RSUs generally have no voting or dividend rights prior to the maturity date.

DIVIDEND EQUIVALENTS

        Dividend equivalents may be granted by the administrator, either alone or with another award, based on dividends declared on the shares, to be credited as of dividend payment dates during the period between the date the dividend equivalents are granted to an awardee and the date such dividend equivalents terminate or expire, as determined by the administrator. The Equity Plan provides that dividend equivalents may be settled in cash or shares and at such times as determined by the administrator. Dividend equivalents with respect to any award will only be paid to the awardee to the extent that the vesting conditions are satisfied and the award vests. No dividend equivalents will be payable with respect to options or SARs.

OTHER STOCK OR CASH AWARDS

        The administrator may also grant other stock or cash awards, including awards entitling an awardee to receive shares or cash to be delivered immediately or in the future, to any eligible individual, including, without limitation, cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards, incentive awards, deferred stock, deferred stock units, board and committee retainers and meeting-based fees. Subject to the terms of the Equity Plan, the administrator may determine the terms and conditions of each such award, including the term of the award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions. Other cash or stock awards may be paid in cash, shares, or a combination of cash and shares, as determined by the administrator, and may be available to settle other awards granted under the Equity Plan, as stand-alone payments, as part of a bonus, deferred bonus, deferred compensation or other arrangement and/or as payment in lieu of compensation to which an eligible individual is otherwise entitled. Except in connection with a spin-off or other similar event or as otherwise permitted by the Equity Plan, dividends that are paid prior to vesting of any other stock award will only be paid to the holders of the other stock award to the extent that the vesting conditions are satisfied and the other stock award vests.

ANNUAL AWARD LIMITS

        Awards under the Equity Plan are subject to the following annual limits:

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  The maximum number of shares with respect to any one form of award (other than stock options and SARs) that may be granted to any one person during any calendar year shall be 200,000 and the maximum number of shares that may be subject to one or more awards (other than stock options and SARs) granted to any one awardee during any calendar year is 400,000;

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  The maximum aggregate number of shares underlying one or more awards of stock options or SARs that may be granted to any one person during any calendar year is 600,000;

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  The maximum aggregate amount that may be paid in cash to any one person in any calendar year with respect to one or more awards payable in cash is $10,000,000; and

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  The sum of the grant date fair value of equity-based awards and the amount of any cash compensation granted to any non-employee director during any calendar year may not exceed $600,000.

MINIMUM VESTING PERIOD

        The administrator generally has authority to determine the terms and conditions of vesting of awards under the Equity Plan. However, awards granted under the Equity Plan may vest no earlier than one year from the date on which the award is granted and no award agreement can reduce or eliminate this requirement (provided that, awards that result in the issuance of

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an aggregate of up to 5% of the shares of common stock available under the Equity Plan (270,000 shares) may be granted without respect to and/or administered without regard to this minimum vesting provision). This minimum vesting period will not, however, preclude the administrator from taking action, in its sole discretion, to accelerate the vesting of any award in connection with or following an awardee's death, disability, termination of service or change in control.

EFFECTS OF CHANGE IN CONTROL

        In the event that the acquirer in a change in control does not agree to assume or substitute awards under the Equity Plan prior to the consummation of a change in control, the administrator may, prior to the consummation of such change in control, cause any or all of such awards to (i) terminate in exchange for cash, rights or property or (ii) become exercisable and all forfeiture restrictions on any or all of such awards to lapse.

        In the event an award continues in effect, is assumed or an equivalent award is substituted in connection with a change in control, and an awardee incurs a termination of service without cause upon or within twenty-four (24) months following the change in control, then (i) the awardee shall become fully vested in such continued, assumed or substituted award (for purposes of any performance-based awards, based on actual performance or, if actual performance cannot be determined at the time of the termination because the performance period has not ended or otherwise, target performance) and (ii) if the continued, assumed or substituted award is an option or SAR, then the continued, assumed or substituted option or SAR shall remain exercisable until its respective expiration date.

PROHIBITION ON REPRICING WITHOUT STOCKHOLDER APPROVAL

        We may not, without the approval of our stockholders, (i) authorize the amendment of any outstanding option or SAR to reduce its price per share or (ii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, except in connection with a corporate transaction involving our company, the terms of outstanding awards may not be amended without the approval of our stockholders to reduce the exercise price per share of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.

AWARDS SUBJECT TO CLAWBACK

        Under the Equity Plan, in the case of fraud or other intentional misconduct on the part of an awardee (or any other event or circumstance set forth in any clawback policy we adopt, including, without limitation, any clawback policy we adopt to comply with applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any related SEC rules or regulations (including without limitation, any NYSE listing rules or standards)) that necessitates a restatement of our company's or any subsidiary's financial results (including, without limitation, any accounting restatement due to the material noncompliance with any financial reporting requirement), the awardee will be required to reimburse us for any incentive compensation issued to the awardee under the Equity Plan in excess of the amount that would have been issued based on the restated financial results, as we determine pursuant to any applicable clawback policy or otherwise.

MISCELLANEOUS PROVISIONS

ADJUSTMENT UPON CERTAIN EVENTS

        In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the shares or the share price other than an equity restructuring, the administrator may make equitable adjustments, if any, to reflect the change with respect to (i) the aggregate number and kind of shares that may be issued under the Equity Plan; (ii) the maximum aggregate number of shares that may be granted to any one person during any calendar year; (iii) the number and kind of shares (or other securities and property) subject to outstanding awards; (iv) the terms and conditions of outstanding awards; (v) the grant or exercise price per share for any outstanding awards; and (vi) the number and kind of shares (or other securities or property) for which automatic grants may be made to new and continuing non-employee directors in accordance with any non-employee director equity compensation program.

        In addition, in the event of any event described above or any unusual or nonrecurring transactions or events affecting our company, or the financial statements of our company or any of our subsidiaries, or of changes in applicable law or applicable accounting standards, the administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, is authorized to provide for the termination, assumption or substitution of an award, to make adjustments in the shares and/or in

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the terms and conditions of the shares subject to an award, to provide for the early vesting of an award, to replace an award with other rights or property or to provide that an award cannot vest or become payable after such event.

        In connection with the occurrence of any equity restructuring that would require adjustments to the Equity Plan or any awards under the Equity Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make equitable adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, as well as certain other equitable adjustments as the administrator deems appropriate, in its sole discretion.

        In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares or the share price, the administrator, in its sole discretion and for administrative convenience, may prohibit awardees from exercising any option or SAR during a period of up to 30 days prior to the consummation of the transaction.

TRANSFERABILITY OF AWARDS

        Except by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the administrator or as otherwise provided by the administrator, no award granted under the Equity Plan may be assigned, transferred or otherwise disposed of by the awardee unless and until the award has been exercised or the shares underlying the award have been issued and all restrictions applicable to the shares have lapsed.

RIGHTS AS A STOCKHOLDER

        An awardee will not have any rights as a stockholder with respect to the shares covered by an award until the awardee becomes the owner of the shares.

NO RIGHTS AS EMPLOYEE

        Nothing in the Equity Plan or in any award agreement will give any awardee under the Equity Plan any right to continue as an employee or a director of our company or any of our subsidiaries or will interfere with or restrict the rights of any such entity to discharge any awardee at any time.

DATA PRIVACY

        The Equity Plan provides that, as a condition to receiving any award, each awardee explicitly consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, our company and subsidiaries, including any transfer of this data to a broker or other third party with whom our company or any of our subsidiaries or the awardee may elect to deposit any shares, to implement, administer and manage the awardee's participation in the Equity Plan. We may also make the data available to public authorities if and as required by locally applicable law.

TAX WITHHOLDING

        We may deduct or withhold, or require an awardee to remit to our company, an amount sufficient to satisfy applicable withholding tax obligations with respect to any taxable event concerning the awardee arising as a result of the Equity Plan or any award. The administrator may in its discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as an awardee may have elected, allow the awardee to satisfy these obligations by means of cash or check, shares, broker-assisted cashless exercise or any other form of legal consideration acceptable to the administrator. The administrator may allow the awardee to elect to have us withhold shares otherwise issuable under any award (or allow the surrender of shares). The number of shares that may be withheld (or surrendered) will be no greater than the number of shares having a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the awardee's applicable jurisdictions for federal, state, local and foreign income and payroll taxes.

AMENDMENT AND TERMINATION

        The Equity Plan may be amended, modified or terminated at any time and from time to time; provided that, no amendment, suspension or termination of the Equity Plan shall, without the consent of the awardee, materially and adversely

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affect any rights or obligations under any award theretofore granted or awarded, unless the award itself otherwise expressly so provides or such action is to comply with the requirements of any applicable clawback policy or Section 409A of the Code.

        Notwithstanding the foregoing, the Equity Plan requires us to obtain stockholder approval within twelve (12) months before or after doing any of the following (other than in connection with certain corporate events, as described above):

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  Increasing the maximum number of shares authorized for issuance under the Equity Plan;

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  Reducing the price per share of any outstanding option or SAR granted under the Equity Plan; or
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  Cancelling any option or SAR in exchange for cash or another award when the option or SAR exercise price per share exceeds the fair market value of a share.

        In addition, subject to applicable law and the above limitations, the administrator may amend, modify or terminate any outstanding award, including substituting another award of the same or a different type, changing the date of exercise or settlement, and converting an ISO to an NQSO. The awardee's consent to such an action will be required unless (i) the administrator determines that the action, taking into account any related action, would not materially and adversely affect the awardee, or (ii) the change is otherwise permitted under the Equity Plan.

EXPIRATION DATE

        The Equity Plan will expire on, and no award will be granted pursuant to the Equity Plan after, February 23, 2027. Any award outstanding on the expiration date of the Equity Plan will remain in force according to the terms of the Equity Plan and the applicable award agreement.

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion regarding federal tax consequences is intended for the general information of our stockholders, not Equity Plan awardees. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

SECTION 162(M) OF THE CODE

        Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, restricted stock unit settlement and nonqualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. The deduction limit in Section 162(m) of the Code does not apply to qualified "performance-based" compensation that is established by an independent compensation committee and conforms to certain restrictive conditions stated under the Code and related regulations. The Equity Plan has been structured with the intent that awards granted thereunder may meet the requirements for "performance-based" compensation and Section 162(m) of the Code. In particular, stock options and SARs satisfy the performance-based requirement only if the maximum number of shares that can be granted to any particular awardee within a specified period is limited under the plan, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Further, restricted stock, RSUs and other stock or cash awards under the Equity Plan may qualify as "performance-based" under Section 162(m) of the Code if they vest or become payable based solely upon attainment of pre-established goals based on the performance measures described in the Equity Plan.

        We have attempted to structure the Equity Plan in such a manner that the Compensation Committee can determine the terms and conditions of awards granted thereunder in order to determine whether the remuneration attributable to such awards will be subject to the $1 million limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue and, due to uncertainties in the application of the regulations under Section 162(m) of the Code, there is no guarantee that deductions claimed under Section 162(m) of the Code will not be challenged or disallowed by the IRS. Our efforts will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Equity Plan. Furthermore, although the Compensation Committee believes that deductibility of executive compensation is an important consideration, it reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of our company and stockholders.

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SECTION 409A OF THE CODE

        Certain awards under the Equity Plan may be considered "nonqualified deferred compensation" subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. These requirements generally provide that, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Code or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the then-current taxable year and all preceding taxable years, by or for any awardee with respect to whom the failure relates, are includible in the gross income of the awardee for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A of the Code, the amount will be subject to income tax at regular income tax rates plus a 20 percent penalty, as well as potential premium interest tax.

FEDERAL TAX TREATMENT OF AWARDS BY TYPE

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  Nonqualified Stock Options.  An awardee of nonqualified stock options does not realize taxable income upon being granted an option, nor are we entitled to any deduction at the time of grant. Upon the exercise of a nonqualified stock option, the optionee realizes ordinary income, and we are entitled to a deduction, in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date of exercise. An optionee's basis for the stock for the purpose of determining gain or loss on the subsequent disposition of the shares is the fair market value of the stock on the date of exercise.

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  Incentive Stock Options.  There is no taxable income to an awardee of ISOs either at the time of grant or upon exercise; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price is an "'item of tax preference"' for the optionee. Gain realized by an optionee upon the sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to us unless the optionee disposes of the shares within two years after the date of grant or within one year of the date the shares are transferred to the optionee. In that event, the difference between the option exercise price and the fair market value of the shares on the date of the exercise is taxed at ordinary income rates, and we are entitled to a deduction to the extent the employee must recognize ordinary income. An ISO that is exercised more than three months after retirement is taxed as a NQSO, with the optionee deemed to have received income upon the exercise taxable at ordinary income rates. We are entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

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  Stock Appreciation Rights.  An awardee of SARs realizes no taxable income at the time of grant. Upon exercise, the fair market value of the shares (or cash in lieu of shares) received is taxable as ordinary income. We are entitled to a deduction in the same amount that the awardee realizes as ordinary income.

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  Restricted Stock.  Unless an election is made under Section 83(b) of the Code, an awardee of restricted stock does not have taxable income upon grant of restricted stock and we are not entitled to a deduction upon issuance. However, when the restrictions lapse and the shares are no longer subject to forfeiture or, if applicable, repurchased by us, the recipient realizes ordinary income, and we are entitled to a deduction, in an amount equal to the fair market value of the shares at the date the restrictions lapse, less the purchase price thereof. If an election is made under Section 83(b), the awardee realizes ordinary income at the date of issuance equal to the difference between the fair market value of the shares on that date less the purchase price thereof and we are entitled to a deduction in the same amount.

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  Restricted Stock Units.  An awardee of RSUs (including MSUs and PUs) does not realize taxable income until he or she receives stock or cash pursuant to the award, at which time the awardee realizes ordinary income equal to the fair market value of the shares delivered or the amount of cash paid. At that time, we are allowed a deduction equal to the compensation taxable to the recipient, subject to certain Code restrictions.

  •
  Dividend Equivalents.  An awardee of dividend equivalents does not realize taxable income at the time of grant, and we are not entitled to a deduction at that time. When a dividend equivalent is paid — which, under our current practice and the Equity Plan, does not occur until vesting — the awardee recognizes ordinary income and we are entitled to a corresponding deduction.

  •
  Other Stock or Cash Award.  The tax consequences associated with any other stock and cash award granted under the Equity Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property received or to be received by the awardee under the award and the awardee's holding period and tax basis for the award or underlying common shares (if any). Other stock or cash awards

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    under the Equity Plan may include, without limitation, deferred stock, deferred stock units, board or committee retainers or meeting-based fees, the federal tax treatment of which is described below.

  •
  Deferred Stock.  An awardee of deferred stock generally does not have taxable income upon grant of deferred stock nor are we entitled to a deduction upon issuance. When the deferred stock vests and is issued to the awardee, the awardee realizes ordinary income and we are entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A of the Code to comply therewith may result in taxable income to the awardee upon the grant or vesting of the award, as well as interest and penalties.

  •
  Deferred Stock Units (DSUs).  An awardee of DSUs generally does not have taxable income upon grant of DSUs nor are we entitled to a deduction upon issuance. When the shares underlying the DSUs are issued to the awardee (or payment is made equal to the fair market value of such shares), the awardee generally realizes ordinary income and we are entitled to a deduction in an amount equal to the fair market value of the shares at the date of issuance (or the amount of payment). DSUs may be subject to Section 409A of the Code, and the failure of any award of DSUs to comply therewith may result in taxable income to the awardee upon the grant or vesting of the award, as well as interest and penalties.

  •
  Board and Committee Retainers and Meeting-based Fees.  An awardee of board and committee retainers or meeting-based fees generally realizes ordinary income and we are entitled to a deduction in an amount equal to the amount of such retainer or fees upon payment thereof.

ESTIMATE OF BENEFITS; NEW PLAN BENEFITS

        Awards under the Equity Plan are subject to the discretion of our Board and the Compensation Committee, and no determination has been made as to the type or amount of awards that will be granted in the future to specific individuals. Therefore, it is not possible to determine the future benefits that will be received by awardees, or the benefits that would have been received or allocated to any persons under the Equity Plan in fiscal year 2016 had it been in effect at that time. Our non-employee directors have, however, historically received annual equity grants under our director compensation program, currently receiving an annual grant of RSUs on May 1st of each year with a fair market value equal to approximately $140,000 on the grant date. The expected grants in fiscal year 2017 under this compensation program are included in the table below. The 2016 Summary Compensation Table, the 2016 Grants of Plan-Based Awards table and the Director Compensation Table in this proxy statement provide information regarding awards granted to our NEOs and non-employee directors during fiscal year 2016.

NAME AND POSITION	DOLLAR VALUE OF SHARES SUBJECT TO RSU AWARDS ($)		NUMBER OF SHARES SUBJECT TO RSU AWARDS (#)
Named Executive Officers
Mitchell R. Butier, President & Chief Executive Officer	—		—
Dean A. Scarborough, Executive Chairman; former Chief Executive Officer	$140,000	(1)		(2)
Anne L. Bramman, Senior Vice President & Chief Financial Officer	—		—
Georges Gravanis, President, Label and Graphic Materials	—		—
Anne Hill, Senior Vice President & Chief Human Resources Officer	—		—
Susan C. Miller, Senior Vice President, General Counsel & Secretary
All current executive officers, as a group	—		—
All current directors who are not executive officers, as a group	$1,260,000	(3)		(2)
All employees, including all current officers who are not executive officers, as a group	—		—

(1)
Represents the RSUs expected to be granted to Mr. Scarborough under the Equity Plan in fiscal year 2017, with a fair market value of approximately $140,000.
(2)
The number of shares subject to each RSU award will be calculated based on the fair market value of a share of common stock as of May 1, 2017, the expected grant date.
(3)
Represents the aggregate RSUs expected to be granted to currently eligible non-employee directors, as well as the RSUs expected to be granted to Mr. Scarborough, under the Equity Plan in fiscal year 2017, each with a fair market value of approximately $140,000. For further discussion regarding our current director compensation program (including equity grants made to non-employee directors during fiscal year 2016), see the section entitled Director Compensation.

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ITEM 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee — which is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting — has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2017, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits this appointment for stockholder ratification as a matter of good corporate governance. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the committee's discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the committee were to determine that doing so would be in the best interests of our company and stockholders.

        Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to answer questions from stockholders.

AUDIT COMMITTEE EVALUATION

        In determining whether to reappoint PwC, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided. In connection with the 2017 appointment, the Audit Committee considered, among other things:

  •
  Audit Quality — The quality of PwC's audit and non-audit work, based on its oversight of the firm's work product, as well as its discussions with management in executive session without PwC present and its discussions with PwC in executive session without management present;

  •
  Prior Performance — PwC's reports on its quality controls and its performance during our 2016 and prior-year audits;

  •
  Qualitative Review — The results of the global survey of members of management and the Audit Committee evaluating PwC's (i) expertise and resources, (ii) audit planning, (iii) communication and interaction, (iv) independence, objectivity and professional skepticism and (v) value for fees;

  •
  Self-Assessment — PwC's annual self-assessment of its accomplishments in connection with its audit, its satisfaction of the client service needs and expectations of the Audit Committee and management, and areas of continued focus and improvement opportunities;

  •
  Regulatory Reviews — External data on the firm's audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms;

  •
  Reasonableness of Fees — The appropriateness of PwC's fees for audit and non-audit services, on both an absolute basis and relative to comparable firms;

  •
  Independence — Written disclosures from the firm and the independence letter required by the PCAOB; and

  •
  Tenure — PwC's tenure as our independent auditor, including the benefits of having a long-tenured auditor and the controls in place to mitigate any potential independence risk.

        The Audit Committee determined that the appointment of PwC is in the best interest of our company and its stockholders. The Audit Committee has appointed, subject to stockholder ratification, PwC as our independent registered public accounting firm for fiscal year 2017 and recommends that stockholders ratify the appointment at the Annual Meeting.

RECOMMENDATION OF BOARD OF DIRECTORS

        Our Board of Directors recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2017. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

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AUDIT MATTERS

AUDITOR TENURE

        PwC has been our independent registered public accounting firm since 1998 and served in that capacity during fiscal year 2016. PwC is well qualified to act as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. Some governance stakeholders have suggested that long tenure poses a risk to auditor independence. The Audit Committee believes, however, that PwC's tenure confers significant benefits, including:

  •
  Higher Audit Quality — Having performed nearly 20 years of annual audits and quarterly reviews of our financial statements, PwC has deep institutional knowledge regarding our operations, businesses, and accounting policies and practices;

  •
  Economies of Scale — PwC has a global presence, with resources in virtually all of the countries in which we do business, enabling the firm to cost-effectively perform statutory audit work on our subsidiary accounts; and

  •
  Cost Efficiency — Having familiarity with our business allows PwC to ensure audit quality in the performance of its services on a more cost-competitive basis than other firms.

        In conducting its periodic review of whether to appoint a new independent registered public accounting firm, the Audit Committee considers the fact that onboarding a new firm would require a significant time commitment on the part of management, potentially distracting from the paramount focus on financial reporting and internal controls, without necessarily increasing audit quality.

        The Audit Committee has several controls in place to mitigate any potential independence risk, including the following:

  •
  Limits on Non-Audit Services — The Audit Committee assesses the impact providing non-audit services may have on PwC's independence each time it approves the firm's provision of such services, as well as during its annual assessment of the firm's independence;

  •
  Periodic Consideration of Auditor Rotation — The Audit Committee periodically considers whether to change the independent registered public accounting firm based on its assessment of PwC's audit quality, performance, compensation and independence;

  •
  Executive Sessions — The Audit Committee meets regularly both with PwC without management present and with management without PwC present; and

  •
  Lead Audit Partner Selection — The Audit Committee selects any new lead audit partner, in consultation with members of senior management and representatives of PwC.

        In order to regularly bring a fresh perspective to the engagement, a new lead audit partner is designated at least every five years, and a new partner was last designated for the 2014 audit. The then-serving Audit Committee Chair and two other members of the committee interviewed the partner prior to his designation, and the Audit Committee as a whole was directly responsible for making the selection, in consultation with members of senior management and representatives from PwC.

AUDITOR INDEPENDENCE

        PwC has advised us that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or our subsidiaries. As a result, PwC has confirmed to the Audit Committee that it is in compliance with all rules, standards and policies of the PCAOB and the regulations of the SEC governing auditor independence.

        The Audit Committee considers the impact providing non-audit services may have on PwC's independence each time it approves the firm's provision of such services, as well as during its annual assessment of the firm's independence. In February 2017, the Audit Committee reviewed the non-audit services approved by the Committee and provided by PwC in 2016, including the related fees, and determined that the firm's provision of these services did not impair PwC's independence.

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AUDITOR COMPENSATION

        In negotiating and approving PwC's fees and services, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our operations, businesses, accounting policies and practices, internal controls, and financial and information technology systems, as well as whether the services enhance our ability to manage or control risks and maintain audit quality. The Audit Committee monitors the services rendered and fees paid to PwC to ensure that the services are within the parameters approved by the Audit Committee.

COMMITTEE APPROVAL OF FEES

        The Audit Committee has adopted procedures for the pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and the fees paid to PwC in 2016 were pre-approved. The Audit Committee pre-approved 2016 audit fees in February of that year, received a mid-year update in August and assessed the final fees in connection with its review of the 2016 audited financial statements in February 2017. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and estimated fees for, audit services and non-audit services. Additional Audit Committee approval is required for non-audit services not included in the initial budget or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated interim pre-approval authority to its Chair for services not included in the audit plan; these services are reviewed with the entire Audit Committee at its next regular meeting.

AUDIT FEES

        For fiscal years 2016 and 2015, PwC provided the following services for our company — all of which were approved by the Audit Committee using the procedures described above — for which we paid the firm the following fees.

(in millions)	2016	2015
Audit Fees(1)	$7.0	$5.8
Audit-Related Fees(2)	0.8	0.3
Tax Fees:
Tax Compliance(3)	2.2	2.0
Tax Planning(4)	1.8	1.5
All Other Fees(5)	—	—

Total Fees	$11.8	$9.6

(1)
Includes fees for services performed to comply with the standards established by the PCAOB, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting; audits in connection with statutory filings; and for other services that only the principal independent registered public accounting firm reasonably can provide, such as procedures related to audits of our income tax provisions and related reserves, consents and review of our SEC filings.

(2)
Includes fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements, including assistance in financial due diligence related to acquisitions and divestitures; accounting consultations; consultations concerning financial accounting and reporting standards; general advice on implementation of SEC and Sarbanes-Oxley Act of 2002 requirements; and audit services not required by statute or regulation. This category also may include audits of pension and other employee benefit plans, as well as the review of financial or information technology systems and internal controls unrelated to the audit of the financial statements.

(3)
Includes fees associated with tax compliance such as preparation of tax returns, tax audits and transfer pricing.

(4)
Includes fees for domestic and international tax planning, and tax planning related to restructurings, acquisitions and divestitures.

(5)
Includes fees for services not captured in any of the above categories.

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AUDIT AND FINANCE COMMITTEE REPORT

COMPOSITION AND QUALIFICATIONS

        The Audit and Finance Committee (referred to in this report as the "Committee") of our Board of Directors is comprised of the directors named below, each of whom meets the enhanced independence and experience standards for audit committee members set forth in Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards. Our Board of Directors has determined all members to be financially literate and designated each of Messrs. Anderson, Barker and Siewert as an "audit committee financial expert" under applicable SEC regulations. Members of the Committee are prohibited from sitting on the audit committee of more than two other public companies, and all members are in compliance with this restriction.

PRIMARY RESPONSIBILITIES

        The Committee has a written charter adopted by our Board of Directors, which is available on our website at www.averydennison.com/auditcharter. The Committee annually reviews the charter and recommends changes to the Board for approval. The charter was last amended in February 2017.

        During fiscal year 2016, the Committee primarily performed the following activities on behalf of our Board of Directors:

  •
  reviewed and discussed with management and the independent registered public accounting firm our quarterly and annual financial results, earnings release documentation and the related reports filed with the SEC;

  •
  reviewed and discussed with management, the Vice President of Internal Audit and the independent registered public accounting firm our internal controls report and the independent registered public accounting firm's attestation thereof;

  •
  evaluated the qualifications, performance and independence of the independent registered public accounting firm and met with representatives of the firm to discuss the scope, budget, staffing and progress of the firm's audit;

  •
  supervised the Vice President of Internal Audit with respect to the scope, budget, staffing and progress of the internal audit and evaluated his personal performance, as well as the performance of the internal audit function; and

  •
  discussed with management our major financial risk exposures and the steps taken to monitor and control these exposures.

OVERSIGHT OF CONSOLIDATED FINANCIAL STATEMENTS

        Management is responsible for our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures. The Committee appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP (PwC) to provide audit, audit-related and tax compliance services, with limited tax planning and advisory services to the extent approved by the Committee. PwC was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (GAAP). The Committee's responsibility is to monitor and oversee our accounting and financial reporting processes, the audit of our consolidated financial statements and our internal control over financial reporting. The members of the Committee are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and the representations made by management and PwC.

        The Committee reviewed and discussed the consolidated financial statements and related footnotes for the year ended December 31, 2016 — including our company's critical accounting policies and management's significant estimates and judgments — with management and PwC, as well as PwC's report and unqualified opinion on the audit. Management represented to the Committee that our consolidated financial statements were prepared in accordance with GAAP. PwC presented the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB and currently in effect. The Committee received the written disclosures and the letters from PWC required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and Rule 3524, Audit Committee Pre-approval of Certain Tax Services, and has discussed with PwC its independence from our company and management.

        Based on the Committee's review and discussions with management and PwC, as well as the Committee's review of the representations of management and the audit report and unqualified opinion of PwC, the Committee recommended that our Board of Directors approve the inclusion of the audited consolidated financial statements for the year ended December 31, 2016 in our Annual Report on Form 10-K filed with the SEC.

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OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Committee's responsibility is to appoint the independent registered public accounting firm, and monitor and oversee the firm's qualifications, compensation, performance and independence. In this capacity, the Committee reviewed with PwC the overall scope of and fees for its audit, and monitored the progress of PwC's audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the firm's findings and required resources.

        PwC provided to the Committee the written disclosures and independence letter required by the PCAOB. The Committee discussed with PwC its independence from our company and management and concluded that PwC was independent during fiscal year 2016. The Committee has a policy requiring pre-approval of fees for audit, audit-related, tax and other services and has concluded for 2016 that PwC's provision of non-audit services to our company was compatible with maintaining its independence.

        Under its charter, the Committee is required to periodically consider whether it is appropriate to change the independent registered public accounting firm, and the Committee last had formal discussions with management and PwC regarding whether it may be appropriate to do so in 2015, with a view to ensuring that audit quality would continue to be paramount.

        The Committee has determined that the appointment of PwC as our independent registered public accounting firm for fiscal year 2017 is in the best interest of our company and its stockholders. The Committee has appointed, subject to stockholder ratification, PwC in such capacity and recommends that stockholders ratify the appointment at the Annual Meeting.

OVERSIGHT OF INTERNAL AUDIT

        The Committee's responsibility is to monitor and oversee our internal audit function, reviewing the significant issues reported to management and management's responses thereto. In this capacity, the Committee reviewed with the Vice President of Internal Audit the overall scope and budget for the internal audit, and the Committee regularly monitors internal audit's progress in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Vice President of Internal Audit's findings and required resources. The Committee directly supervises the Vice President of Internal Audit in the conduct of his operational responsibilities and evaluates his individual performance as well as that of his entire function.

EXECUTIVE SESSIONS

        The Committee regularly meets separately in executive session without management present with each of the Vice President of Internal Audit and PwC to review and discuss their evaluations of the overall quality of our accounting and financial reporting and internal control. The Committee also periodically meets, without PwC or the Vice President of Internal Audit present, with management, as well as occasionally with only our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and the General Counsel to discuss, among other things, significant risk exposures impacting our financial statements and accounting processes.

STOCKHOLDER FEEDBACK

        The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding our accounting, internal controls and auditing matters. See "Complaint Procedures for Accounting and Auditing Matters" in the Corporate Governance, Sustainability and Corporate Social Responsibility section of this proxy statement. The Committee welcomes feedback regarding its oversight of our audit and finance programs. Stockholders may communicate with the Committee by writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Patrick T. Siewert, Chair
Anthony K. Anderson
Peter K. Barker
Ken C. Hicks
Martha N. Sullivan

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SECURITY OWNERSHIP INFORMATION

STOCK OWNERSHIP GUIDELINES

2016 STOCK OWNERSHIP GUIDELINES

        To further align their interests with those of our stockholders, our stock ownership guidelines in effect at the end of fiscal year 2016 required that non-employee directors acquire and maintain a minimum equity interest in our company equal to the lesser of (i) $500,000 or (ii) 7,500 shares. These guidelines also required that our CEO and other NEOs (other than Mr. Scarborough) acquire and maintain a minimum equity interest in our company equal to the lesser of (A) five and three times their annual base salary, respectively, or (B) 95,000 and 27,000 shares of our common stock, respectively. If a director or NEO fails to comply with or make reasonable progress towards meeting his or her guideline level, he or she is required to retain all net shares acquired from the exercise of stock options or vesting of stock awards until such level is met.

        In 2016, the following shares/units and their related values were considered in measuring compliance with our stock ownership guidelines: (i) shares beneficially owned or deemed to be beneficially owned, directly or indirectly, under federal securities laws; (ii) shares or units held in qualified and non-qualified employee benefit plans; (iii) unvested RSUs subject only to time-based vesting; (iv) 50% of the embedded value of any vested, unexercised stock options; and (v) unvested MSUs at the target payout level. Unvested PUs were not considered in measuring compliance because they would be cancelled in the event the threshold level of performance is not achieved (which would result in no payout).

        The Governance Committee reviewed non-employee director stock ownership in February 2017, noting that all of our directors serving on December 31, 2106 had exceeded the minimum ownership level required by the guidelines and that all of our then-serving directors owned stock in our company. On average, the ownership level of these non-employee directors was approximately five and six times the 2016 share and dollar guideline, respectively, aligning their interests with those of our stockholders and incenting their focus on creating long-term stockholder value.

        The Compensation Committee reviewed NEO stock ownership in October 2016 and determined that all of our NEOs had exceeded their respective level required by the guidelines as of September 30, 2016 or were on track to meet the requirement by their applicable deadline for compliance.

COMPLIANCE WITH STOCK OWNERSHIP GUIDELINES AT YEAR END 2016

	SHARE GUIDELINE	SHARES AS OF 2016 FYE (#)	DOLLAR GUIDELINE	% OF DOLLAR GUIDELINE (%)	COMPLIANCE
NON-EMPLOYEE DIRECTORS*	7,500		$500,000
Bradley A. Alford		32,709		475%
Anthony K. Anderson		18,110		263%
Peter K. Barker		57,194		831%
Ken C. Hicks		39,023		567%
David E. I. Pyott		68,700		998%
Patrick T. Siewert		28,213		410%
Julia A. Stewart		53,532		778%
Martha N. Sullivan		16,961		246%
EXECUTIVE CHAIRMAN**	N/A
Dean A. Scarborough		—	N/A	—	N/A
PRESIDENT & CEO	95,000		5x Base Salary
Mitchell R. Butier		161,651	($5,500,000)	191%
OTHER NEOS	27,000		3X Base Salary
Anne L. Bramman		19,096	($1,725,075)	80%
Georges Gravanis		27,020	($1,626,102)	121%
Anne Hill		61,298	($1,549,644)	287%
Susan C. Miller		72,226	($1,595,226)	211%

*
Mr. Lopez does not appear in the table because he was not serving as a director at the end of fiscal year 2016.
**
Our stock ownership guidelines do not set a guideline for the role of Executive Chairman.
***
Although she had not achieved her minimum level of ownership, Ms. Bramman was deemed in compliance because she was on track to meet that level by her March 1, 2020 deadline for compliance.

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CHANGES TO STOCK OWNERSHIP GUIDELINES EFFECTIVE IN 2017

        In October and December 2016, the Compensation Committee evaluated the effectiveness and market consistency of our stock ownership guidelines to ensure that they effectively encourage our NEOs and other executives to maintain meaningful ownership of our common stock, while being (i) easy to understand; (ii) fair and reasonable with respect to the ownership achievement period and executives' ability to trade shares; (iii) supportive of our ability to attract and retain executives, while not undermining our equity compensation program as an important form of incentive pay; and (iv) viewed favorably by our stockholders.

        At the Committee's request, Willis Towers Watson reviewed market practices for stock ownership guidelines at companies with $3 billion to $10 billion in annual revenue, including the features of our guidelines relative thereto. Based on this data, Willis Towers Watson recommended the following changes to our guidelines to make them more consistent with market practices. Upon the advice of its independent compensation consultant, the Compensation Committee approved the following changes to the stock ownership guidelines for our NEOs and other executives, effective January 1, 2017:

  •
  Eliminated the share guidelines, maintaining only the salary-multiple guidelines, which effectively increased the minimum number of shares required to achieve compliance;

  •
  Increased the CEO's salary-multiple guideline from 5x to 6x his annual base salary;

  •
  No longer considered 50% of the embedded value of any vested, unexercised stock options and reduced the value of unvested MSUs counted for purposes of measuring compliance from 100% to 50%; and

  •
  Added a new requirement that NEOs and other executives hold 50% of their respective guideline in actual shares after achieving compliance with the guidelines.

        In February 2017, upon the advice of Willis Towers Watson, the Compensation Committee approved the following additional changes to our non-employee director stock ownership guidelines, effective as of the Annual Meeting: (i) eliminated the share guideline, maintaining only the dollar guideline, and (ii) discontinued considering stock option gains towards measuring guideline compliance, counting only shares owned, deferred stock units and unvested RSUs, consistent with the changes to our executive stock ownership guidelines.

INSIDER TRADING POLICY; PROHIBITION ON HEDGING AND PLEDGING

        Our insider trading policy prohibits our directors, officers and employees from (i) engaging in transactions in our company's stock while in the possession of material non-public information; (ii) engaging in transactions in the stock of other companies while in possession of material non-public information that they become aware of in performing their duties; and (iii) disclosing material non-public information to unauthorized persons outside our company. In addition, the policy restricts trading for directors and officers (including all NEOs) during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the release of earnings for the quarter.

        Our insider trading policy expressly prohibits our directors and executive officers from (i) purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of shares of our common stock held, directly or indirectly, by them or (ii) pledging any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account. To our knowledge, based solely on our review of their written representations, all of our directors or executive officers have complied with our insider trading policy.

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SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

        The following table shows the number of shares of our common stock beneficially owned by our (i) current directors; (ii) NEOs; (iii) current directors and executive officers as a group; and (iv) greater-than-five-percent stockholders, in each case as of the February 27, 2017 record date for the Annual Meeting. "Beneficial ownership" means only that the individual, group or entity, directly or indirectly, has or shares with others the power to vote (or direct the voting of) or the power to dispose of (or direct the disposition of) the shares; the individual, group or entity may or may not have any economic interest in the shares. The reporting of information in the table does not constitute an admission that the individual, group or entity is, for the purpose of Section 13 or 16 of the Exchange Act, the beneficial owner of the shares shown.

NAME OF BENEFICIAL OWNER	COMMON STOCK(1)	NUMBER OF SHARES SUBJECT TO DSUS, OPTIONS EXERCISABLE, AND RSUS VESTING WITHIN 60 DAYS(2)	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(3)

Directors
Dean A. Scarborough	231,868	250,962	482,830	*
Bradley A. Alford	9,834	30,833	40,667	*
Anthony K. Anderson	6,197	9,659	15,856	*
Peter K. Barker	22,458	45,545	68,003	*
Mitchell R. Butier	113,779	77,551	191,330	*
Ken C. Hicks	18,058	31,774	49,832	*
Andres A. Lopez	—	—	—	*
David E. I. Pyott	14,058	65,451	79,509	*
Patrick T. Siewert	19,013	—	19,013	*
Julia A. Stewart	10,698	53,643	64,341	*
Martha N. Sullivan	5,716	7,612	13,328	*
Non-Director NEOs
Anne L. Bramman	5,519	—	5,519	*
Georges Gravanis	22,571	—	22,571	*
Anne Hill	58,485	—	58,485	*
Susan C. Miller	45,340	—	45,340	*
All current directors and executive officers as a group (18 persons)	621,933	612,898	1,234,831	1.4%
Significant stockholders
The Vanguard Group(4)	9,231,320	—	9,231,320	10.4%
BlackRock, Inc.(5)	7,102,680	—	7,102,680	8.0%
State Street Corporation(6)	4,529,368	—	4,529,368	5.1%

(1)
Except as otherwise noted herein, each director, NEO and executive officer has sole voting and investment power with respect to the shares indicated and no shares have been pledged as security by any such person. Includes for the following beneficial owners the following amounts of shares held in various employee savings plans as of February 27, 2017: Mr. Scarborough — 42,374; Mr. Butier — 3,686; Ms. Hill — 2,701; Ms. Miller — 674; and all current directors and executive officers as a group — 54,271. For Mr. Scarborough, also includes 3,254 shares held in the CAP and 148 and 20 shares held by his wife and one of his children, respectively, as to which he disclaims beneficial ownership. For Ms. Miller, also includes 24,739 shares held in the EVDRP.

(2)
Numbers reported in this column are not entitled to vote at the Annual Meeting. Includes the following number of DSUs deferred through the DDECP by the following directors as of February 27, 2017, as to which they have no voting or investment power: Mr. Alford — 14,824; Mr. Anderson — 6,889; Mr. Barker — 25,536; Mr. Hicks — 11,765; Mr. Pyott — 45,442; Ms. Stewart — 33,634; and Ms. Sullivan — 6,788. DSUs are included as beneficially owned because, if any of these directors were to separate from our Board, their DDECP account would be valued as of the date of separation and the equivalent number of shares of our common stock would be issued to the individual.

(3)
Percent of class based on 88,791,450 shares of our common stock outstanding as of February 27, 2017. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

(4)
Number of shares beneficially owned based on information as of December 31, 2016 contained in Amendment No. 6 to Schedule 13G filed with the SEC on February 9, 2017. The Vanguard Group has sole voting power with respect to 137,707 shares; shared voting power with respect to 15,720 shares; sole dispositive power with respect to 9,077,503 shares; and shared dispositive power with respect to 153,817 shares. The Vanguard Group is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
Number of shares beneficially owned based on information as of December 31, 2016 contained in Amendment No. 8 to Schedule 13G filed with the SEC on January 19, 2017. BlackRock, Inc. has sole voting power with respect to 6,255,675 shares and sole dispositive power with respect to all shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of 55 East 52nd Street, New York, New York 10055.

(6)
Number of shares beneficially owned based on information as of December 31, 2016 contained in Schedule 13G filed with the SEC on February 9, 2017. State Street Corporation has shared voting power and shared dispositive power with respect to all shares. State Street Corporation is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors, and owners of greater than 10% our equity securities (collectively, our "Insiders") to timely file initial reports of ownership and reports of changes in ownership with the SEC. Due to the complexity of SEC reporting rules, we undertake to file these reports on behalf of our directors and executive officers and have instituted procedures to assist them with complying with their reporting obligations. Based solely on our review of our records, SEC filings and written representations from our directors and executive officers that no other reports were required to have been filed, we believe that all of our Insiders complied with the Section 16(a) filing requirements on a timely basis during 2016.

RELATED PERSON TRANSACTIONS

        Both our Code of Conduct and Conflict of Interest Policy (our "COI Policy") provide that conflicts of interest should be avoided. Under our Governance Guidelines, directors are expected to comply with the Code of Conduct and avoid any action, position or interest that conflicts with the interests of our company, or gives the appearance of a conflict. Our COI Policy proscribes any of our officers (including our executive officers) or employees, or any of their immediate family members, from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with our company without approval in writing from the Governance Committee. On an annual basis, all employees globally at the level of manager and above are required to complete a compliance certification in which they must (i) disclose, among other things, whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company and (ii) certify their compliance with our COI Policy and Code of Conduct. Non-supervisory professionals in our sales, marketing, customer service and purchasing functions complete this certification in even years, and non-supervisory professionals in our technology, finance, supply chain, technical services, environmental, health and safety, legal and risk functions do so in odd years. All disclosures are reviewed by our compliance department in consultation with the law department and senior management to determine whether the activity has the potential to significantly influence our business. The Governance Committee receives a report from our Chief Compliance Officer on the disclosures elicited during the annual certification process and, in the event that a disclosure potentially gives rise to a conflict of interest, determines whether a conflict of interest exists or whether there is a reasonable likelihood that the activity, transaction or situation would influence the individual's judgment or actions in performing his or her duties for our company. Under our COI Policy, any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing to our Senior Vice President, General Counsel and Secretary for any further necessary review by the Governance Committee.

        In addition, each of our directors and executive officers annually completes a questionnaire designed to solicit information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by the Senior Vice President, General Counsel and Secretary in connection with the annual assessment of director independence and review of related person transactions. Responses from executive officers are reviewed by the Office of the General Counsel with oversight by the Governance Committee in the event any transactions are identified.

        Senior management reviews internal financial records to identify transactions with security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than five percent of our common stock to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K. Findings are then discussed with the Governance Committee.

        During fiscal year 2016, we did not participate in any related person transactions requiring disclosure under Item 404 of Regulation S-K. To our knowledge, all related person transactions with any director, executive officer or greater-than-five-percent security holder were subject to review, approval or ratification under our policies and procedures, and there were no situations where the policies and procedures described above were not followed during fiscal year 2016.

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MEETING AND VOTING INFORMATION

        This proxy statement is being furnished to stockholders on behalf of our Board to solicit proxies for the Annual Meeting to be held on Thursday, April 27, 2017, at 1:30 p.m. Pacific Time at the Embassy Suites, 800 North Central Avenue, Glendale, California 91203 and at any adjournment or postponement thereof. The items of business to be acted upon at the meeting are set forth in the Notice of Annual Meeting of Stockholders appearing at the beginning of this proxy statement.

        All stockholders are urged to vote by telephone or on the internet by following the instructions on the Notice of Internet Availability of Proxy Materials (the "Notice"). If you have properly requested and received a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card and promptly returning it in the preaddressed, postage paid envelope provided. Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

DELIVERY OF ANNUAL REPORT

        Our 2016 Annual Report to Stockholders will be mailed or made available to all stockholders of record on or before March 14, 2017.

DELIVERY OF PROXY MATERIALS

        We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice to our stockholders of record. Brokers, banks and other nominees (collectively, "nominees") who hold shares on behalf of beneficial owners (also called "street name" holders) will send a similar notice. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the Notice.

        On or before March 14, 2017, we intend to make this proxy statement available on the Internet and mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who have previously requested paper copies on or about March 17, 2017. In addition, stockholders who properly request paper copies of these materials for the first time will be mailed them within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

HOUSEHOLDING

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and prevents duplicative information from being received at your household. Householding affects only the delivery of proxy materials; it has no impact on the delivery of dividend checks.

        For holders who share a single address, we are sending only one annual report and proxy statement to that address unless we have received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our annual report or proxy statement, or if you receive multiple copies of our annual report or proxy statement and wish to receive a single copy in the future, you may make such request by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 800.542.1061 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHARES ENTITLED TO VOTE

        Stockholders of record as of the close of business on February 27, 2017 are entitled to notice of, and to vote at, the Annual Meeting. Our only class of shares outstanding is common stock and there were 88,791,450 shares of our common stock outstanding on February 27, 2017. A list of stockholders entitled to vote will be available for inspection at the Annual Meeting, as well as starting 10 days before the Annual Meeting during regular business hours at our company headquarters. Each stockholder of record is entitled to one vote for each share of common stock held on the record date.

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VOTING YOUR SHARES

        You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares in street name, you may only vote in person at the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

        The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or reviewing a paper copy, as follows:

    •
    if you are viewing this proxy statement on the Internet, you may vote your shares by (i) submitting a proxy on the Internet by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below; and

    •
    if you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage paid envelope provided.

        We encourage you to vote by telephone or on the Internet since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and Internet voting facilities close at 11:59 p.m. Eastern Time on April 26, 2017.

SHARES HELD IN OUR DIRECT SHARE PURCHASE AND SALE PROGRAM

        If you are a participant in our Direct Share Purchase and Sale Program, your shares acquired through the program may be voted by following the procedures described above.

SHARES HELD IN OUR EMPLOYEE SAVINGS PLAN

        If you are a participant in our Employee Savings (401(k)) Plan, your votes will serve as voting instructions to Fidelity Management Trust Company, the trustee of the plan, on how to vote the shares you hold through the plan. Your voting instructions must be received by the trustee by 11:59 p.m. Eastern Time on April 24, 2017 for them to be followed.

        If the trustee does not receive your instructions in a timely manner, the trustee will vote your shares in the same proportion as the shares voted by participants in the plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as the shares voted by participants in the plan who timely furnish instructions.

REVOKING YOUR PROXY OR CHANGING YOUR VOTE

        A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is acted upon at the Annual Meeting by (i) submitting another proxy by telephone or on the Internet (only your last voting instructions will be counted); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iv) voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

        If your shares are held in street name, you may change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote. Shares held in our Employee Savings Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 24, 2017, nor can they be voted in person at the Annual Meeting.

CONFIDENTIALITY OF YOUR VOTE

        Except in contested proxy solicitations, when required by law or as expressly authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, will be shared with our company), your vote or voting instruction, irrespective of method of submission, is confidential and will not be disclosed to any other person other than the broker, trustee, agent or other person tabulating your vote. None of our directors, officers or employees will be able to learn how individual stockholders voted.

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QUORUM AND VOTES REQUIRED

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent agent appointed as inspector of election by our Board. The inspector of election will also determine whether or not a quorum is present. At the Annual Meeting, shares represented by proxies that reflect abstentions or "broker non-votes" (which are shares held by a nominee that are represented at the meeting, but with respect to which the nominee neither has non-discretionary authority to vote nor has been given actual authority to vote on a particular item) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. All of the items scheduled to be considered at the Annual Meeting are "non-routine" under the rules of the NYSE, except for Item 5, ratification of the appointment of our independent registered public accounting firm. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors; Item 2, approval, on an advisory basis, of our executive compensation; Item 3, advisory vote to determine the frequency of the advisory vote to approve executive compensation; and Item 4, approval of our 2017 Incentive Award Plan. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

        The vote required to approve each of the Items, as well as the impact of abstentions and broker non-votes, is summarized in the chart below.

	ITEM	VOTE REQUIRED	IMPACT OF ABSTENTIONS	IMPACT OF BROKER NON-VOTES
1.	Election of directors	Majority of votes cast	Not counted as votes cast; no impact on outcome	Not counted as votes cast; no impact on outcome
2.	Advisory vote to approve executive compensation	Majority of shares represented and entitled to vote	Negative impact on outcome	Not counted as represented and entitled to vote; no impact on outcome
3.	Advisory vote to determine the frequency of the advisory vote to approve executive compensation	Majority of shares represented and entitled to vote*	No impact on outcome	Not counted as represented and entitled to vote; no impact on outcome
4.	Approval of the 2017 Incentive Award Plan	Majority of shares represented and entitled to vote	Negative impact on outcome	Not counted as represented and entitled to vote; no impact on outcome
5.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2017	Majority of shares represented and entitled to vote	Negative impact on outcome	Not applicable
*
We will consider the frequency receiving the highest number of votes to be the selection of our stockholders.

VOTING ON ADDITIONAL BUSINESS

        As of the date of this proxy statement, we know of no other business to be presented for consideration at the meeting. However, if any other business properly comes before the meeting, votes will be cast on any such other business in accordance with the best judgment of the persons acting pursuant to the proxies.

VOTE RESULTS

        We intend to announce preliminary voting results at the conclusion of the Annual Meeting. We expect to report final voting results in a Current Report on Form 8-K filed with the SEC on or before May 3, 2017.

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PROXY SOLICITATION

        We will bear all costs related to this solicitation of proxies. We have retained D. F. King & Co., Inc. to assist in soliciting proxies for a fee of $12,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Some of our employees may solicit proxies in person, by telephone or by email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by electing to access proxy materials electronically.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

        Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email message that will provide a link to these documents on the Internet. By opting to access proxy materials via the Internet, you will be able to access them more quickly, save us the cost of printing and mailing them to you, reduce the amount of mail you receive from us, and help us preserve environmental resources.

        You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll.icsdelivery.com/avy. If you vote on the Internet, simply follow the prompts on the voting website to link to the electronic enrollment website.

TIME AND LOCATION OF ANNUAL MEETING

        The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 27, 2017 at the Embassy Suites, 800 North Central Avenue, Glendale, California 91203.

ANNUAL MEETING PROCEDURES

ADMISSION

        If you attend the Annual Meeting, you will be asked to present photo identification. If you are a stockholder of record, you may bring the top half of your proxy card or your Notice to serve as your admission ticket. If you hold your shares in street name, you will be required to present proof of ownership to be admitted into the meeting. Acceptable documentation includes your Notice, a recent brokerage statement or a letter from your nominee evidencing your beneficial ownership of shares of our common stock as of February 27, 2017. If you would like to secure admission in advance, you may send a written request with proof of ownership to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        Stockholders will be admitted into the Annual Meeting beginning at 1:00 p.m. Pacific Time and seating will be on a first-come basis. For safety and security reasons, cameras, recording equipment, computers, or large bags or other packages will not be permitted into the meeting.

CONDUCT PROCEDURES

        Our Executive Chairman will conduct the Annual Meeting in an orderly and timely manner in accordance with our Bylaws and Delaware law. To assist him in fulfilling his responsibilities, we have established rules for stockholders wishing to address the meeting, which will be available at the meeting. Only stockholders as of the record date or their properly-appointed proxies may address the meeting, and they may do so only after recognized by our Executive Chairman, who may limit the length of discussion on any particular matter.

        As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations department by email to investorcom@averydennison.com or by mail to Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Contacting Our Board in the Our Board of Directors section of this proxy statement.

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SUBMISSION OF STOCKHOLDER ITEMS FOR 2018 ANNUAL MEETING

        For potential consideration at the 2018 Annual Meeting, stockholder items must be received at our principal executive offices on or before November 10, 2017. Our Bylaws generally provide that stockholders wishing to nominate persons for election to our Board or bring any other business before the stockholders at an annual meeting must notify our Corporate Secretary in writing 90 to 120 days prior to the first anniversary of the preceding year's annual meeting (with respect to the 2018 Annual Meeting, no earlier than December 28, 2017 and no later than January 27, 2018).

        The notice must include, among other things, the following information:

    •
    as to each person whom the stockholder proposes to nominate for election or re-election as a director:

    •
    all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Exchange Act;

    •
    the person's written consent to be named in our proxy statement as a nominee and to serve as a director if elected; and

    •
    a description of any material relationships between the stockholder (and its associates and affiliates) and the nominee (and its associates and affiliates), as more particularly set forth in our Bylaws;

    •
    as to any other item of business the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting the business at the meeting and any material interest the stockholder has in the business being proposed; and

    •
    the stockholder's name and address, and class and number of shares owned beneficially and as of record, as well as information relating to the stockholder's security ownership in our company, as described in greater detail in Article II, Section 14 of our Bylaws, a copy of which is available on our website at www.averydennison.com/bylaws.

        We will not permit stockholder items that do not fully comply with the notice requirements contained in our Bylaws to be brought before the 2018 Annual Meeting.

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APPENDIX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP

        We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

        Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains and losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

        We use the following non-GAAP financial measures in this proxy statement:

    •
    Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. We believe that organic sales change assists investors in evaluating the sales growth from the ongoing activities of our businesses and provides greater ability to evaluate our results from period to period.

    •
    Adjusted earnings per share (EPS) refers to reported income from continuing operations per common share, assuming dilution, tax-effected at the full year tax rate, and adjusted for tax-effected restructuring charges and other items. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors.

    •
    Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations. We believe that free cash flow assists investors by indicating the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

    •
    Return on total capital (ROTC) refers to income from continuing operations excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. We believe that return on total capital assists investors in understanding our ability to generate returns from our capital.

    •
    Adjusted EBIT refers to earnings before interest expense and taxes, excluding restructuring costs and other items. We believe that adjusted EBIT assists investors in understanding our core operating trends and comparing our results with those of our competitors. We also use adjusted EBIT to calculate economic value added (EVA).

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ORGANIC SALES CHANGE

($ in millions)	2013	2014	2015	2016	3-YR CAGR(1)

Net sales	$6,140.0	$6,330.3	$5,966.9	$6,086.5
Reported sales change		3.1%	(5.7)%	2.0%
Foreign currency translation		1.1%	8.6%	2.6%
Extra week impact		~(1.2)%	~1.2%
Acquisitions/divestiture			0.6%	(0.7)%

Organic sales change (non-GAAP)(2)		3.1%	4.6%	3.9%	3.9%
(1)
Compound Annual Growth Rate
(2)
Totals may not sum due to rounding and other factors.

ADJUSTED EARNINGS PER SHARE (EPS)

	2013	2014	2015	2016	3-YR CAGR(1)	2016 Growth

As reported net income per common share from continuing operations, assuming dilution	$2.41	$2.58	$2.95	$3.54
Adjustments(2)	$0.03	$0.04	—	—

Previously reported net income per common share from continuing operations, assuming dilution	$2.44	$2.62	$2.95	$3.54		20.0%
Non-GAAP adjustments per common share, net of tax:
Restructuring charges and other items	$0.24	$0.49	$0.49	$0.48

Adjusted net income per common share from continuing operations, assuming dilution (non-GAAP)	$2.68	$3.11	$3.44	$4.02	14.5%	16.9%
(1)
Compound Annual Growth Rate
(2)
GAAP adjustments reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts.

FREE CASH FLOW

($ in millions)	2015	2016

Net cash provided by operating activities	$473.7	$585.3
Purchases of property, plant and equipment	(135.8)	(176.9)
Purchases of software and other deferred charges	(15.7)	(29.7)
Proceeds from sales of property, plant and equipment	7.6	8.5
Purchases of investments, net	(0.5)	(0.1)
Plus: free cash outflow from discontinued operations	0.1	—

Free cash flow from continuing operations (non-GAAP)	$329.4	$387.1

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RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2015	2016

As reported net income from continuing operations		$320.7
Interest expense, net of tax benefit		40.3
Effective tax rate		32.8%
Income from continuing operations, excluding expense and tax benefit of debt and capital lease financing (non-GAAP)		$361.0
Total debt	$1,058.9	$1,292.5
Shareholders' equity	$965.7	$925.5

Return on Total Capital (ROTC) (non-GAAP)		17.0%

ADJUSTED EARNINGS BEFORE INTEREST AND TAXES (EBIT)

($ in millions)	2013	2014	2015	2016

As reported income from continuing operations before taxes	$366.0	$360.8	$408.9	$477.1
Adjustments(1)	(2.9)	3.6	(1.0)

Previously reported income from continuing operations before taxes Adjustments:	$363.1	$364.4	$407.9
Non-cash restructuring costs	9.6	10.7	6.4	4.1
Other items(2)	(3.7)	2.1	8.8	45.3
Interest expense(1)	59.0	63.3	60.5	59.9

Adjusted operating income before interest expense, taxes, non-cash restructuring costs and other items (non-GAAP)	$428.0	$440.5	$483.6	$586.4
(1)
GAAP adjustments reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts.
(2)
Includes loss from settlement of pension obligations, transaction costs and net gains on sales of assets.

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APPENDIX B — 2017 INCENTIVE AWARD PLAN

AVERY DENNISON CORPORATION
2017 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

        The purpose of the Avery Dennison Corporation 2017 Incentive Award Plan (as it may be amended or restated from time to time, the "Plan") is to promote the success and enhance the value of Avery Dennison Corporation (the "Company") by linking the individual interests of the Non-Employee Directors and Employees to those of Company stockholders and by providing those individuals with an additional incentive to perform well and generate superior returns for Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Non-Employee Directors and Employees upon whose judgment, interest, and special effort the successful conduct of the Company's operations is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever used in the Plan, the following words have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun includes the plural where the context so indicates.

        2.1    "Administrator" means the entity that administers the Plan as provided in Article 12. With reference to the duties of the Committee or the Board under the Plan that have been delegated to one or more persons pursuant to Section 12.6, or which the Board has assumed, the term "Administrator" refers to those person(s) or the Board, as applicable, unless the Committee or the Board has revoked the delegation or the Board has terminated the assumption of such duties.

        2.2    "Applicable Accounting Standards" mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws.

        2.3    "Applicable Law" means any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

        2.4    "Automatic Exercise Date" means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for the Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the grant date of the Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

        2.5    "Award" means an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

        2.6    "Award Agreement" means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic media that contains the terms and conditions of an Award as the Administrator determines consistent with the Plan.

        2.7    "Award Limit" means, with respect to Awards payable in Shares or in cash, the respective limit set forth in Section 3.2.

        2.8    "Awardee" means a person who has been granted an Award.

        2.9    "Board" means the Board of Directors of the Company.

        2.10    "Cause" means, with respect to any Awardee's Termination of Service, unless otherwise provided by the Administrator, (a) "Cause" as defined in any written agreement between the Awardee and the Company or any Subsidiary (including, without limitation, any Award Agreement), or (b) if there is no such agreement or if it does not define Cause: (i) conviction of the Awardee for committing a felony under U.S. federal or applicable foreign law or the law of the state or

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other jurisdiction in which such action occurred, (ii) willful and deliberate failure on the part of the Awardee to perform his or her duties to the Company and its Subsidiaries in any material respect, or (iii) prior to a Change in Control, such other serious events as determined by the Administrator. Prior to a Change in Control, the Administrator shall, unless otherwise provided in a written agreement with a particular Awardee, have the discretion to determine on a reasonable basis whether "Cause" exists, and its determination will be final.

        2.11    "Change in Control" means "a change in the ownership or effective control," or in "the ownership of a substantial portion of the assets of" the Company, within the meaning of Section 409A, and includes any of the following events as interpreted under Section 409A:

          (a)    the date on which a majority of members of the Board is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

          (b)   the acquisition, by any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), or by a corporation owned by a group of persons that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with the Company, of:

          (i)  ownership of stock of the Company, that, together with any stock previously held by such person or group, constitutes more than fifty percent (50%) of either (A) the total fair market value or (B) the total voting power of the stock of the Company;

         (ii)  ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company, during the twelve-month period ending on the date of such acquisition; or

        (iii)  assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company during the twelve-month period ending on the date of such acquisition; provided, however, that any transfer of assets to a related person as defined under Section 409A shall not constitute a Change in Control;

provided, further, that the following events shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; or (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries.

        Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a) or (b) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5).

        The Board shall have full and final authority to, in its sole discretion, conclusively determine whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

        2.12    "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

        2.13    "Committee" means the Compensation and Executive Personnel Committee of the Board (or any successor thereto) or another committee or subcommittee of the Board or the Compensation and Executive Personnel Committee of the Board (as selected by the Board) described in Article 12.

        2.14    "Common Stock" means the common stock of the Company, par value $1.00 per share.

        2.15    "Company" has the meaning set forth in Article 1.

        2.16    "Covered Employee" means any Employee who is, or could become, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.17    "Director" means a member of the Board, as constituted from time to time.

        2.18    "Director Limit" has the meaning set forth in Section 4.6(b).

        2.19    "Disability" means, with respect to any Awardee, unless otherwise provided by the Administrator, (a) "Disability" as defined in any written agreement between the Awardee and the Company or any Subsidiary (including, without limitation,

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any Award Agreement), or (b) if there is no such agreement that defines "Disability," permanent and total disability as defined in Section 22(e)(3) of the Code.

        2.20    "Disaffiliation" means, with respect to any Subsidiary, the Subsidiary's ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, spin-off or sale by the Company of the majority of the Subsidiary's stock).

        2.21    "Dividend Equivalent" means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

        2.22    "DRO" means a "domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        2.23    "Effective Date" means the date the Plan is adopted by the Board, subject to approval of the Plan by the Company's stockholders.

        2.24    "Eligible Individual" means any person who is an Employee or a Non-Employee Director, as determined by the Administrator.

        2.25    "Employee" means any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

        2.26    "Equity Restructuring" means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

        2.27    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        2.28    "Expiration Date" has the meaning set forth in Section 13.1(c).

        2.29    "Fair Market Value" means, as of any given date, the value of a Share determined as follows:

          (a)    if Common Stock is traded on an established securities exchange, the mean between the highest and lowest selling price of a Share during normal business hours on the principal exchange on which Shares are then trading, if any, on such date, or if Shares were not traded on such date, then the mean between the highest and lowest sales on the nearest trading date before such date;

          (b)   if Common Stock is not traded on an established securities exchange, but is regularly quoted by a recognized securities dealer, the mean between the closing representative bid and asked prices for the Common Stock during normal business hours on such date, or if there are no bid and asked prices for the Common Stock on such date, the mean between the closing representative bid and asked prices for the Common Stock during normal business hours on the nearest date before such date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)    if Common Stock is neither traded on an established securities exchange nor regularly quoted by a recognized securities dealer, the fair market value of a Share as established by the Administrator acting in good faith.

        2.30    "Full Value Award" means any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Awardee pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

        2.31    "Greater Than 10% Stockholder" means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

        2.32    "Incentive Stock Option" means an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

        2.33    "Non-Employee Director" means a Director of the Company who is not also an Employee.

        2.34    "Non-Employee Director Equity Compensation Program" has the meaning set forth in Section 4.6.

        2.35    "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

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        2.36    "Option" means a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall only be Non-Qualified Stock Options.

        2.37    "Option Term" has the meaning set forth in Section 6.4.

        2.38    "Organizational Documents" mean, collectively, (a) the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee's charter or other similar organizational documentation relating to the creation and governance of the Committee, each as may be amended from time to time.

        2.39    "Other Stock or Cash Based Award" means a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, retainers, committee fees, and meeting-based fees.

        2.40    "Performance-Based Compensation" means any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.41    "Performance Criteria" mean the criteria (and adjustments) that the Administrator selects for an Award in establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a)    The Performance Criteria used to establish Performance Goals shall be limited to the following: net earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, (iv) amortization and (v) non-cash equity-based compensation expense), earnings per share, adjusted earnings per share, price per share of Common Stock, gross sales, net sales, organic sales growth, return on sales, net income, net income after tax, adjusted net income, gross income, operating income, gross or net profit or operating margin, return on sales, cash flow or free cash flow, expenses, economic profit, unit volume, market share, return on equity, return on assets or return on net assets, working capital, change in working capital, return on capital (or invested capital) and the cost of capital, total stockholder return, productivity, operating efficiency, implementation or completion of critical projects, regulatory body approval for commercialization of product, customer satisfaction, Through Put (i.e., net sales less the sum of (x) direct material costs and (y) purchase price variances), dividends per share (or appreciation in and/or maintenance of dividends), and economic value added.

          (b)   The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Those adjustments may include, without limitation, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing and debt activities and transactions; (iii) expenses for restructuring, integration or productivity initiatives; (iv) other non-operating items; (v) items related or attributable to acquisitions or the business operations of any entity acquired by the Company or any Subsidiary during the Performance Period; (vi) items related to the sale or disposal of a business or segment of a business; (vii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (viii) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (ix) any other items of significant income or expense which are determined to be appropriate adjustments; (x) items relating to unusual or infrequent corporate transactions, events or developments; (xi) items related to amortization of acquired intangible assets; (xii) items that are outside the scope of the Company's core, ongoing business activities; (xiii) items related to acquired in-process research and development; (xiv) items relating to major licensing or partnership arrangements; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; (xvii) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xviii) items relating to foreign exchange or currency transactions and/or fluctuations; or (xix) items relating to any other unusual or nonrecurring events (including, without limitation, a force majeure) or changes in tax law or other Applicable Law or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        2.42    "Performance Goals" mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

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        2.43    "Performance Period" means one or more periods of time, that may vary and overlap, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured to determine an Awardee's right to, vesting of, and/or payment of an Award.

        2.44    "Plan" has the meaning set forth in Article 1.

        2.45    "Program" means any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which the type of Award may be granted under the Plan.

        2.46    "Restricted Stock" means Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.47    "Restricted Stock Unit" means the right to receive Shares awarded under Article 9. For the avoidance of doubt, Restricted Stock Units include, without limitation, rights to receive Shares based on attainment of Performance Goals or other performance goals (including, without limitation, performance, market-leveraged and similar units).

        2.48    "Retirement" means (a) with respect to an Employee, unless otherwise determined by the Administrator, a Termination of Service with the Company or a Subsidiary by reason of voluntary retirement on or after age 55 with 10 or more years of service; provided that, in no event shall a Termination of Service with the Company or a Subsidiary be deemed a Retirement if the Termination of Service results from (or is in connection with) the Disaffiliation of a Subsidiary by which the Employee is employed or provides services (including, without limitation, as a result of a public offering, spin-off or sale), and (b) with respect to a Non-Employee Director, Termination of Service by reason of voluntary retirement at or after age 72.

        2.49    "Section 409A" means Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the Effective Date.

        2.50    "Securities Act" means the Securities Act of 1933, as amended from time to time.

        2.51    "Shares" mean shares of Common Stock.

        2.52    "Stock Appreciation Right" means an Award entitling the Awardee (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Award from the Fair Market Value on the date of exercise of the Award by the number of Shares with respect to which the Award shall have been exercised, subject to any limitations the Administrator may impose.

        2.53    "SAR Term" has the meaning set forth in Section 6.4.

        2.54    "Subsidiary" means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in the chain.

        2.55    "Substitute Award" means an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term "Substitute Award" include an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.56    "Term Expiration Date" has the meaning set forth in Section 6.4.

        2.57    "Termination of Service" means:

          (a)    As to a Non-Employee Director, the time when an Awardee ceases to be a Director for any reason, including, without limitation, a termination due to resignation, failure to be elected, death, Disability, or Retirement, but excluding terminations where the Non-Employee Director simultaneously commences employment or commences or remains in alternative service with the Company or any Subsidiary.

          (b)   As to an Employee, the time when the employee-employer relationship between an Awardee and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination due to resignation, discharge (with or without Cause), death, Disability, or Retirement or upon a Disaffiliation of a Subsidiary with which the Employee has an employee-employer relationship; but excluding terminations where the Awardee simultaneously commences alternative employment or other service with the Company or any Subsidiary.

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        The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, the leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, an Awardee's employee-employer relationship shall be deemed to be terminated in the event of Disaffiliation of the Subsidiary employing the Awardee.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)    Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is 5,400,000; provided, however, that the aggregate number of Shares available for issuance under the Plan shall be reduced by one and one-half (1.5) Shares for each Share delivered in settlement of any Full Value Award. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

          (b)   If any Shares subject to an Award that is not a Full Value Award are forfeited or expire, are converted to shares of another person or entity in connection with a spin-off or other similar event, or the Award is settled for cash (in whole or in part), the Shares subject to the Award shall, to the extent of such forfeiture, expiration, conversion or cash settlement, again be available for future grants of Awards under the Plan. To the extent that any Shares subject to a Full Value Award are forfeited or expire (or are repurchased by the Company under Section 8.4 at the same price paid by the Awardee), are converted to shares of another person or entity in connection with a spin-off or other similar event, or the Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by one and one-half (1.5) Shares for each Share subject to such Full Value Award that is forfeited or expired (or repurchased), converted or settled in cash. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by an Awardee or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Awardee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of the pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using the available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to the acquisition or combination.

        3.2    Limitation on Number of Shares and Cash Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, (a) the maximum aggregate number of Shares with respect to any one form of Award (other than Options and Stock Appreciation Rights) that may be granted to any one person during any calendar year shall be 200,000, (b) the maximum aggregate number of Shares with respect to one or more Awards (other than Options and Stock Appreciation Rights) that may be granted to any one person during any calendar year shall be 400,000, (c) the maximum

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aggregate number of Shares underlying one or more awards of Options or Stock Appreciation Rights that may be granted to any one person during any calendar year shall be 600,000 and (d) the maximum aggregate amount that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $10,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards that are canceled shall continue to count against the Award Limit.

        3.3    Award Vesting Limitations.    Notwithstanding any other provision of the Plan to the contrary, but subject to Section 13.2 and the last sentence of this Section 3.3, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate such minimum vesting requirement; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) as of the Effective Date may be granted to any one or more Eligible Individuals without respect to and/or administered without regard for this minimum vesting provision. Nothing in this Section 3.3 precludes the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following an Awardee's death, Disability, Termination of Service or the consummation of a Change in Control.

ARTICLE 4.

GRANTING OF AWARDS

        4.1    Participation.    The Administrator may, from time to time, grant Eligible Individuals an Award and shall determine the nature and amount of each Award, which shall be consistent with the requirements of the Plan or any applicable Program. Except for any Non-Employee Director's right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Program as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Awardees or any other persons uniformly. Participation by each Awardee in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person participate in the Plan.

        4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement setting forth the terms, conditions and limitations for the Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        4.4    At-Will Service.    Nothing in the Plan or in any Program or Award Agreement confers upon any Awardee any right to continue in the employ of, or as a Director for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Awardee at any time for any reason whatsoever, with or without Cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Awardee and the Company or any Subsidiary.

        4.5    Foreign Awardees.    Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees or Non-Employee Directors, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, has the power and authority to: (a) determine which Subsidiaries are covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent necessary or advisable; provided, however, that no subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems

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advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

        4.6    Non-Employee Director Awards.

          (a)    Non-Employee Director Equity Compensation Program.    The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors be granted pursuant to a written nondiscretionary formula established by the Administrator (the "Non-Employee Director Equity Compensation Program"), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Program, if any, will set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards (or the formula for calculation of the number), the conditions on which the Awards shall be granted, become exercisable and/or payable and expire, and/or such other terms and conditions as the Administrator determines in its sole discretion. The Non-Employee Director Equity Compensation Program may be modified by the Administrator from time to time in its sole discretion.

          (b)    Director Limit.    Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Program, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director during any calendar year shall not exceed $600,000 (the "Director Limit").

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

        5.1    Purpose.    The Administrator may, in its sole discretion, (a) determine whether an Award is intended to qualify as Performance-Based Compensation and (b) at any time after any such determination, alter such intent for any reason. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may (i) grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals or any other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation and (ii) subject any Awards intended to qualify as Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent the Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

        5.2    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Awards that are intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or any earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of the Awards, as applicable, which may be earned for the Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of the Awards, as applicable, to be earned by each Covered Employee for the Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for the Performance Period. In determining the amount earned under these Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to decrease or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) in no event shall the Administrator have the right to increase the amount payable.

        5.3    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code (but subject to Section 13.2), as to an Award that is intended to qualify as Performance-Based Compensation, in order for the Awardee to be eligible to receive payment pursuant to such Award, (a) the Awardee must be employed by the Company or a Subsidiary throughout the Performance Period and (b) the Performance Goals for the Performance Period must be achieved. For the avoidance of doubt,

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(i) the Administrator may, in its sole discretion, determine at any time that an Award is not intended to qualify as Performance-Based Compensation and this Section 5.3 will not apply to such Award, and (ii) nothing in this Section 5.3 shall limit any vesting pursuant to Section 13.2(d).

        5.4    Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award that is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations or requirements set forth in Section 162(m) of the Code, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to the requirements.

ARTICLE 6.

AWARD OF OPTIONS AND STOCK APPRECIATION RIGHTS

        6.1    Award of Options and Stock Appreciation Rights to Eligible Individuals.    The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

        6.2    Qualification of Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company's present or future "parent corporations" or "subsidiary corporations" as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless the Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Awardee during any calendar year under the Plan and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to an Awardee, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

        6.3    Option and Stock Appreciation Right Exercise Price.    The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, the price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to the Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

        6.4    Option and SAR Term.    The term of each Option (the "Option Term") and the term of each Stock Appreciation Right (the "SAR Term") shall be set by the Administrator in its sole discretion; provided, however, that neither the Option Term nor the SAR Term shall be more than (a) ten (10) years from the date the Award is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder (such date for the applicable Option or Stock Appreciation Right, the "Term Expiration Date"). Except as limited by the requirements of Section 409A or Section 422 of the Code or the first sentence of this Section 6.4 and without limiting the Company's rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right in connection with any Termination of Service of the Awardee or otherwise, and may amend, subject to Sections 11.7 and 13.1, any other term or condition of the Option or Stock Appreciation Right relating to the Termination of Service of the Awardee or otherwise.

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        6.5    Option and SAR Vesting.    The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Awardee shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Sections 3.3 and 7.2. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at an Awardee's Termination of Service shall thereafter become exercisable, and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at an Awardee's Termination of Service shall automatically expire on the date of the Termination of Service.

        6.6    Substitution of Stock Appreciation Rights; Early Exercise of Options.    The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for the Option at any time prior to or upon exercise of such Option; provided that the Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which the substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Awardee may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the exercised Option. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

        7.1    Exercise and Payment.    An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right may not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

        7.2    Exercise of Options and Stock Appreciation Rights after Termination of Service.    Unless otherwise determined by the Administrator or set forth in an Award Agreement:

          (a)    Termination by Death.    If an Awardee has a Termination of Service by reason of the Awardee's death, any Option or Stock Appreciation Right held by the Awardee may thereafter be exercised by the Awardee's beneficiaries, to the extent exercisable, or on such accelerated basis as the Administrator may determine, for a period ending on the earlier of (i) twelve (12) months (or such other period as the Administrator may specify in the applicable Award Agreement) from the date of death and (ii) the Term Expiration Date thereof.

          (b)    Termination by Reason of Disability.    If an Awardee has a Termination of Service by reason of the Awardee's Disability, any Option or Stock Appreciation Right held by the Awardee may thereafter be exercised by the Awardee, to the extent it was exercisable immediately before the Termination of Service, or on such accelerated basis as the Administrator may determine, for a period ending on the earlier of (i) 36 months (or such shorter period as the Administrator may specify in the applicable Award Agreement) from the date of the Termination of Service and (ii) the Term Expiration Date thereof; provided, however, that if the Awardee dies within the period, any unexercised Option or Stock Appreciation Right held by the Awardee shall, notwithstanding the expiration of the period, continue to be exercisable by the Awardee's beneficiaries to the extent it was exercisable at the time of death for a period ending on the earlier of (A) 12 months from the date of such death and (B) the Term Expiration Date thereof.

          (c)    Termination by Reason of Retirement.    Subject to Section 6.5, if an Awardee that is an Employee or Non-Employee Director has a Termination of Service by reason of such Awardee's Retirement, any Option or Stock Appreciation Right held by the Awardee may thereafter be exercised by the Awardee, to the extent it was exercisable at the time of the Retirement, or on such accelerated basis as the Administrator may determine, as follows: (i) if the Awardee was, at Retirement, a Level 1 executive, for the period ending on the Term Expiration Date of the Option or Stock Appreciation Right; (ii) if the Awardee was, at Retirement, a Non-Employee Director or a Level 2 through Level 4 executive, for the period ending on the earlier of (A) sixty (60) months from the Retirement or (B) the Term Expiration Date of the Option or Stock Appreciation Right; and (iii) in all other cases, for a period ending on the earlier of (A) 36 months from the Retirement or (B) the Term Expiration Date of the Option or Stock Appreciation Right. The applicable level of any Awardee shall be determined by the Administrator in its sole discretion.

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          (d)    Other Termination.    (i) If an Awardee incurs a Termination of Service for Cause, all Options and Stock Appreciation Rights held by the Awardee shall terminate; and (ii) if an Awardee incurs a Termination of Service for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Awardee, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, may be exercised for a period ending on the earlier of (A) six months from the date of such Termination of Service or (B) the Term Expiration Date of the Option or Stock Appreciation Right; provided, however, that, notwithstanding the foregoing, if the Awardee dies within the period, any unexercised Option or Stock Appreciation Right held by the Awardee shall continue to be exercisable by the Awardee's beneficiaries to the extent to which it was exercisable at the time of death for a period ending on the earlier of (x) 12 months from the date of such death or (y) the Term Expiration Date of such Option or Stock Appreciation Right.

        7.3    Manner of Exercise.    Except as set forth in Section 7.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock plan administrator of the Company or such other person or entity designated by the Administrator, as applicable:

          (a)    A written, telephonic or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged telephonically or electronically by the Awardee or other person entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

          (b)   Such representations and documents as the Administrator or stock plan administrator, in their sole discretion, deems necessary or advisable to comply with Applicable Law;

          (c)    In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 11.3 by any person or persons other than the Awardee, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator or stock plan administrator; and

          (d)   Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.

        7.4    Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights.     Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Awardee in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is at least $1.00 less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Awardee or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 11.1(b) or 11.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 7.4 shall not apply to an Option or Stock Appreciation Right if the Awardee of the Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than an amount $0.99 less the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7.4.

        7.5    Notification Regarding Disposition.    The Awardee shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option occurring within (a) two years from the date of grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code), or (b) one year after the date of transfer of the Shares to the Awardee. The notice shall specify the date of the disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Awardee in the disposition or other transfer.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

        8.1    Award of Restricted Stock.    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award, of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, the purchase price shall be no less

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than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

        8.2    Rights as Stockholders.    Subject to Section 8.4, upon issuance of Restricted Stock, the Awardee shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent the dividends and other distributions have a record date that is on or after the date on which the Awardee becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any dividends and distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3. Without limiting the foregoing, except in connection with a spin-off or other similar event or as otherwise permitted in Section 13.2, dividends that are paid prior to vesting of shares of Restricted Stock shall only be paid to the applicable Awardee to the extent that the vesting conditions are subsequently satisfied and the shares of Restricted Stock vest.

        8.3    Restrictions.    All shares of Restricted Stock (including any shares received by Awardees thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Sections 3.3 and 5.3. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement, subject to Sections 3.3 and 5.3.

        8.4    Repurchase or Forfeiture of Restricted Stock.    Except as otherwise determined by the Administrator, if no price was paid by the Awardee for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Awardee's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of the Termination of Service. If a price was paid by the Awardee for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Awardee the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Awardee for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Sections 3.3 and 5.3, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Awardee's death, Retirement or Disability or any other specified Termination of Service or any other event, the Awardee's rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

        8.5    Section 83(b) Election.    If an Awardee makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Awardee would otherwise be taxable under Section 83(a) of the Code, the Awardee shall deliver a copy of the election to the Company promptly after filing with the Internal Revenue Service, along with proof of timely filing.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

        9.1    Award of Restricted Stock Units.    The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

        9.2    Term.    Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

        9.3    Purchase Price.    The Administrator shall specify the purchase price, if any, to be paid by the Awardee to the Company with respect to any Restricted Stock Unit award; provided, however, that the value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

        9.4    Vesting of Restricted Stock Units.    At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Awardee's service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Sections 3.3 and 5.3.

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        9.5    Maturity and Payment.    At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Awardee (if permitted by the applicable Award Agreement and in compliance with Section 409A); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to a Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(e), transfer to the Awardee one or more unrestricted, fully transferable Shares for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

        9.6    Payment upon Termination of Service.    An Award of Restricted Stock Units shall only become vested while the Awardee is an Employee or a Non-Employee Director, as applicable; provided, however, that the Administrator, in its sole discretion (but subject to Sections 3.3 and 5.3), may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Awardee's death, Retirement or Disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

        10.1    Other Stock or Cash Based Awards.    The Administrator is authorized to (a) grant Other Stock or Cash Based Awards, including awards entitling an Awardee to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual and (b) determine whether such Other Stock or Cash Based Awards shall be Performance-Based Compensation. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Sections 3.3 and 5.3. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled. Except in connection with a spin-off or other similar event or as otherwise permitted under Section 13.2, dividends that are paid prior to vesting of any Other Stock or Cash Based Award shall only be paid to the applicable Awardee to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.

        10.2    Dividend Equivalents.    Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to an Awardee and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, except as otherwise permitted under Section 13.2, Dividend Equivalents with respect to any Award shall only be paid out to the Awardee to the extent that the vesting conditions are satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

        11.1    Payment.    The Administrator shall determine the method or methods by which payments by any Awardee with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for any minimum period of time as may be established by the Administrator having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written, telephonic or electronic notice that the Awardee has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of the proceeds is then made to the Company upon settlement of the sale, (d) other form of legal consideration acceptable to the Administrator in its sole

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discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Awardee who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        11.2    Tax Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require an Awardee to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Awardee's FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning an Awardee arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as an Awardee may have elected, allow an Awardee to satisfy such obligations by any means described in Section 11.1, including, without limitation, by allowing the Awardee to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares so withheld or surrendered shall be no greater than the number of Shares which have a fair market value on the date of withholding or surrender equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the Awardee's applicable jurisdiction for applicable federal, state, local and foreign income and payroll taxes. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code and other Applicable Law, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

        11.3    Transferability of Awards.

          (a)    Except as otherwise provided in Sections 11.3(b):

          (i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until the Award has been exercised or the Shares underlying the Award have been issued and all restrictions applicable to the Shares have lapsed;

         (ii)  No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Awardee or the Awardee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Award has been exercised, or the Shares underlying the Award have been issued, and all restrictions applicable to the Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

        (iii)  During the lifetime of the Awardee, only the Awardee may exercise any exercisable portion of an Award granted to the Awardee under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Awardee, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Awardee's personal representative or by any person empowered to do so under the deceased Awardee's will or under the then-applicable laws of descent and distribution.

          (b)   Notwithstanding Section 11.3(a), an Awardee may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Awardee and to receive any distribution with respect to any Award upon the Awardee's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Awardee and any additional restrictions deemed necessary or appropriate by the Administrator. If the Awardee is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Awardee's spouse or domestic partner, as applicable, as the Awardee's beneficiary with respect to more than 50% of the Awardee's interest in the Award shall not be effective without the prior written or electronic consent of the Awardee's spouse or domestic partner. If no beneficiary has been designated or survives the Awardee, payment shall be made to the person entitled thereto pursuant to the Awardee's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by an Awardee at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Awardee's death.

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        11.4    Conditions to Issuance of Shares.

          (a)    The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Awardees. Notwithstanding anything herein to the contrary, the Company shall not be required to make any book entries evidencing Shares pursuant to the exercise of any Award unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that an Awardee make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

          (b)   All Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may modify any book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

          (c)    The Administrator shall have the right to require any Awardee to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and fractional Shares shall be eliminated by (i) rounding down, (ii) issuing the fractional Shares, only when added with other fractional Shares, they constitute whole Shares, or (iii) such other manner as permitted by Applicable Law.

          (e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Awardee certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        11.5    Forfeiture and Clawback Provisions.    In the case of fraud or other intentional misconduct on the part of an Awardee (or any other event or circumstance set forth in any clawback policy implemented by the Company or any Subsidiary, including, without limitation, any clawback policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder (including, without limitation, any listing rules or standards resulting therefrom)) that necessitates a restatement of the Company's or any Subsidiary's financial results (including, without limitation, any accounting restatement due to the material noncompliance with any financial reporting requirement), the Awardee will be required to reimburse the Company or a Subsidiary for any incentive compensation issued to the Awardee under the Plan in excess of the amount that would have been issued based on the restated financial results, as determined by the Company or any Subsidiary pursuant to any applicable clawback policy or otherwise.

        11.6    Prohibition on Repricing.    Subject to Section 13.2, the Administrator shall not, without the approval of the Company's stockholders, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended without the approval of the Company's stockholders to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights.

        11.7    Amendment of Awards.    Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Awardee's consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Awardee, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).

        11.8    Data Privacy.    As a condition of receipt of any Award, each Awardee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the

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Awardee's participation in the Plan. The Company and its Subsidiaries may hold certain personal information about an Awardee, including, but not limited to, the Awardee's name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the "Data"). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary to implement, administer and manage an Awardee's participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Awardee's country, or elsewhere, and the Awardee's country may have different data privacy laws and protections than the recipients' country. Through acceptance of an Award, each Awardee authorizes those recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Awardee's participation in the Plan, including any transfer of the Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Awardee may elect to deposit any Shares. The Data related to an Awardee will be held only as long as is necessary to implement, administer, and manage the Awardee's participation in the Plan. An Awardee may, at any time, view the Data held by the Company with respect to the Awardee, request additional information about the storage and processing of the Data with respect to the Awardee, recommend any necessary corrections to the Data with respect to the Awardee or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Awardee's ability to participate in the Plan and, in the Administrator's discretion, the Awardee may forfeit any outstanding Awards if the Awardee refuses or withdraws the consent described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Awardees may contact their local human resources representative.

ARTICLE 12.

ADMINISTRATION

        12.1    Administrator.    The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule and an "outside director" for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term "Administrator" as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

        12.2    Duties and Powers of Administrator.    It shall be the duty of the Administrator to administer the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Awardee that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Awardee is obtained or such amendment is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10). In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

        12.3    Action by the Administrator.    Unless otherwise established by the Board, set forth in any Organizational Documents or required by Applicable Law, a majority of the members of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any

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officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Administrator to assist with administering of the Plan.

        12.4    Authority of Administrator.    Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

          (a)    Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

          (c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and clawback and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Awardee;

          (g)    Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

          (j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

          (k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award pursuant to any terms and conditions it selects, subject to Sections 3.3, 5.3 and 13.2.

        12.5    Decisions Binding.    The Administrator's interpretation of, and all decisions and determinations with respect to, the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement are final, binding and conclusive on all persons.

        12.6    Delegation of Authority.    The Board or Committee may from time to time delegate to a committee of one or more members of the Board or the Committee or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law (including, without limitation, Section 162(m) of the Code). Any delegation shall be subject to the restrictions and limits that the Board or Committee specifies at the time of the delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

        13.1    Amendment, Suspension or Termination of the Plan.

          (a)    Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board; provided that, except as provided in Section 11.7 and

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  Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Awardee, materially and adversely affect any rights or obligations under any Award previously granted or awarded, unless the Award itself expressly provides otherwise.

          (b)   Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company's stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares that may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6.

          (c)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders (such anniversary, the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

        13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares that may be issued under the Plan, adjustments of the Award Limit and adjustments of the manner in which Shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to the Non-Employee Director Equity Compensation Program as described in Section 4.6, if any. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

          (b)   In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

          (i)  To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Awardee's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Awardee's rights, then such Award may be terminated by the Company without payment);

         (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

        (iii)  To make adjustments in the number and type of Shares of the Company's stock (or other securities or property) subject to such Award, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

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        (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

         (v)  To replace such Award with other rights or property selected by the Administrator; and/or

        (vi)  To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

          (i)  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Awardee and the Company); and/or

         (ii)  The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect the Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which Shares subject to Full Value Awards will be counted).

          (d)   In the event an Award continues in effect or is assumed or an equivalent Award substituted in connection with a Change in Control, and an Awardee incurs a Termination of Service without Cause upon or within twenty-four (24) months following the Change in Control, then (i) the Awardee shall be fully vested in such continued, assumed or substituted Award (for purposes of any performance-based awards, based on actual performance or, if actual performance cannot be determined at the time of the Termination of Service because the performance period has not ended or otherwise, target performance) and (ii) if such continued, assumed or substituted Award is an Option or Stock Appreciation Right, then such continued, assumed or substituted Option or Stock Appreciation Right shall remain exercisable until its respective Term Expiration Date.

          (e)    In the event that the successor corporation in a Change in Control does not agree to assume or substitute for an Award (or any portion thereof) in the relevant transaction agreement or otherwise, the Administrator may, prior to the consummation of such Change in Control, cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 13.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable prior to the consummation of such Change in Control and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Awardee that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of that period.

          (f)    For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

          (g)    The Administrator, in its sole discretion, may include such further provisions and limitations on any Award pursuant to the related Award Agreement or otherwise, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (h)   Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards that are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Awards to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A.

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          (i)     The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (j)     In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock, including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

        13.3    Approval of Plan by Stockholders.    The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the Board adopts Plan.

        13.4    No Stockholders Rights.    Except as otherwise provided herein or in an applicable Program or Award Agreement, an Awardee shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Awardee becomes the record owner of such Shares.

        13.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by an Awardee may be permitted through the use of such an automated system.

        13.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees or Directors, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        13.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including, but not limited to, state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

        13.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than the titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

        13.9    Governing Law.    The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

        13.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and

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such Award or other amount is payable on account of an Awardee's Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent the Termination of Service qualifies as a "separation from service" as defined in Section 409A, and (b) if such Award or amount is payable to a "specified employee" as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Awardee's Termination of Service, or (ii) the date of the Awardee's death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without an Awardee's consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Awardee or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, "nonqualified deferred compensation" subject to the imposition of taxes, penalties and/or interest under Section 409A.

        13.11    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to an Awardee pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Awardee any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        13.12    Indemnification.    To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        13.13    Relationship to Other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        13.14    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

Avery Dennison Corporation  | 2017 Proxy Statement  | B-21

AVERY DENNISON CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16720-P85630	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AVERY DENNISON CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1.	Election of Directors		For	Against	Abstain	The Board of Directors recommends you vote FOR proposal 2.			For	Against	Abstain

	1a.	Bradley Alford	☐	☐	☐	2.	Approval, on an advisory basis, of our executive compensation.		☐	☐	☐

	1b.	Anthony Anderson	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on proposal 3.	1 Year		2 Years	3 Years	Abstain

	1c.	Peter Barker	☐	☐	☐	3.	Approval, on an advisory basis, of the frequency of the advisory vote to approve executive compensation. ☐		☐	☐	☐

	1d.	Mitchell Butier	☐	☐	☐
						The Board of Directors recommends you vote FOR proposals 4 and 5.			For	Against	Abstain
	1e.	Ken Hicks	☐	☐	☐
						4.	Approval of the 2017 Incentive Award Plan.		☐	☐	☐
	1f.	Andres Lopez	☐	☐	☐
						5.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017.		☐	☐	☐
	1g.	David Pyott	☐	☐	☐

	1h.	Dean Scarborough	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1i.	Patrick Siewert	☐	☐	☐

	1j.	Julia Stewart	☐	☐	☐

	1k.	Martha Sullivan	☐	☐	☐		For address change/comments, mark here.				☐
(see reverse for instructions)

							Please indicate if you plan to attend this meeting		☐	☐

									Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E16721-P85630

AVERY DENNISON CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan Miller and Vikas Arora, or each of them, with full power of substitution, proxies for the undersigned to act and vote at the 2017 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters set forth on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company’s Direct Share Purchase and Sale Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company’s Employee Savings Plan.

IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES, FOR PROPOSALS 2, 4 AND 5, AND FOR 1 YEAR FOR PROPOSAL 3.

Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Fidelity Management Trust Company, as Trustee of the Avery Dennison Corporation Employee Savings Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 24, 2017, and telephone and Internet votes must be completed by 11:59 p.m. on the same day.

Your voting instructions are confidential and may not be revealed to anyone, except as required by law.

Address change/comments:

(If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side